Exhibit 10.1

Execution Version

NINTH AMENDMENT TO CREDIT AGREEMENT

THIS NINTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 30, 2022 (this “Agreement”), by and among the undersigned Lenders and Issuing Banks, ENVIVA INC., a Delaware corporation (f/k/a Enviva Partners, LP) (the “Administrative Borrower”), ENVIVA, LP, a Delaware limited partnership (the “Subsidiary Borrower” and, together with the Administrative Borrower, the “Borrowers”), each of the other Guarantors, and BARCLAYS BANK PLC (“Barclays”), as Administrative Agent, Collateral Agent and Swing Line Lender.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of April 9, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to giving effect to this Agreement, the “Existing Credit Agreement”), by and among the Borrowers, the Lenders and Issuing Banks party thereto from time to time, Barclays, as Administrative Agent and as Collateral Agent, and the other Persons party thereto;

WHEREAS, each of the parties hereto has agreed to amend the Existing Credit Agreement in the manner set forth in Section 2 hereof, subject to the terms and conditions set forth herein; and

WHEREAS, each Loan Party party hereto expects to realize substantial direct and indirect benefits as a result of this Agreement becoming effective and agrees to reaffirm its obligations pursuant to the Amended Credit Agreement (as defined below), the Security Documents and the other Loan Documents to which it is a party.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.            Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 of the Amended Credit Agreement also apply to this Agreement, mutatis mutandis, as if fully set forth herein.

2.            Amendments to the Loan Documents. Each of the parties hereto agrees that, on and as of the Ninth Amendment Effective Date and subject to the terms and conditions set forth in this Agreement,

(a)	the Existing Credit Agreement shall be amended to (x) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and (y) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the pages attached as Exhibit A hereto (the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”);

(b)	Exhibit C-1 (Form of Borrowing Request) to the Existing Credit Agreement shall be amended and restated in the form of Exhibit B attached hereto; and

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(c)	Exhibit E (Form of Interest Election Notice) to the Existing Credit Agreement shall be amended and restated in the form of Exhibit C attached hereto.

3.            Representations and Warranties. By its execution of this Agreement, each Loan Party hereby represents and warrants that, as of the date hereof:

(a)	such Loan Party (i) has the organizational power and authority to execute, deliver and carry out the terms of this Agreement, (ii) has taken all necessary organizational action to authorize the execution, delivery and performance of this Agreement and (iii) has duly executed and delivered this Agreement;

(b)	this Agreement and the Amended Credit Agreement constitute legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)	the representations and warranties of each Loan Party set forth in Article III of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations were true and correct in all material respects (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such earlier date; and

(d)	immediately before and after giving effect to this Agreement and the transactions contemplated under this Agreement, no Default or Event of Default has occurred and is continuing.

4.            Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the first date on which all such conditions are satisfied, the “Ninth Amendment Effective Date”):

(a)	Execution of this Agreement. The Administrative Agent shall have received duly executed counterparts of this Agreement from the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, the Swing Line Lender, the Borrowers and each other Loan Party.

(b)	Payment of Fees and Expenses. The Borrowers shall have paid (or caused to be paid), to the extent invoiced at least three (3) Business Days prior to the Ninth Amendment Effective Date, all costs, fees and expenses of Barclays (including, without limitation, legal fees and expenses) and the Lenders required to be paid by the Borrowers.

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(c)	Representations and Warranties. The representations and warranties set forth in Section 3 hereof shall be true and correct in all material respects (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Ninth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations shall be true and correct in all material respects (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such earlier date.

(d)	No Default or Event of Default. As of the Ninth Amendment Effective Date, immediately before and after giving effect to this Agreement and the transactions contemplated by this Agreement, no Default or Event of Default shall have occurred and be continuing.

(e)	Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Financial Officer, substantially in the form delivered previously pursuant to the Existing Credit Agreement, certifying that the Administrative Borrower and its Subsidiaries are, on a consolidated basis after giving effect to this Agreement, Solvent.

(f)	Closing Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit R to the Existing Credit Agreement signed by a Responsible Officer of the Administrative Borrower as to the matters set forth in clauses (c), and (d) of this Section 4.

(g)	Secretary’s Certificate.The Administrative Agent shall have received, with respect to the Borrowers and each other Loan Party, (i) a certificate of the Secretary or Assistant Secretary of each Loan Party (substantially in the form delivered previously pursuant to the Existing Credit Agreement), dated as of the Ninth Amendment Effective Date, and certifying (A) either (x) that attached thereto are the Organizational Documents of such Loan Party, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or jurisdiction of its incorporation, formation or organization, where applicable, or (y) that the Organizational Documents of such Loan Party have not changed since the Fifth Amendment Effective Date (or such later date that such Loan Party become a Loan Party, as applicable), and in either case of the foregoing clauses (x) and (y), that such Organizational Documents are true and complete as of the Ninth Amendment Effective Date, (B) attached thereto is a certificate as to the good standing of such Loan Party in such jurisdiction, (C) either (x) that attached thereto is a true and complete copy of the limited liability company agreement, limited partnership agreement or bylaws, as applicable, in each case, as in effect on the Ninth Amendment Effective Date or (y) that the limited liability company agreement, limited partnership agreement or bylaws, as applicable, have not changed since the Fifth Amendment Effective Date (or such later date that such Loan Party became a Loan Party, as applicable), (D) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) authorizing the execution, delivery and performance of this Agreement and, as to the Borrowers, the borrowings from time to time under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (E) that the certificate or articles of incorporation, formation or organization, as applicable, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (B) above and (F) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (or that the incumbency and specimen signatures delivered to the Administrative Agent on the Fifth Amendment Effective Date (or such later date that such Loan Party became a Loan Party, as applicable) have not changed since the Fifth Amendment Effective Date); and (ii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (i) above.

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(h)	Flood Insurance Requirements. The Collateral Agent shall have received, at least 5 (five) Business Days prior to the Ninth Amendment Effective Date, with respect to each Mortgaged Property specified on Schedule I annexed to this Agreement, (i) a standard flood hazard determination form for such Mortgaged Property and (ii) if any such Mortgaged Property is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), evidence of flood insurance required by Section 5.02(c) of the Amended Credit Agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Lenders; provided that, for purposes of the foregoing, by delivering its duly executed signature page hereto, each Lender shall be deemed to have acknowledged that the evidence of insurance delivered pursuant to the foregoing is in form and substance reasonably satisfactory to it.

(i)	Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Issuing Banks and the Lenders, the favorable written opinion of Vinson & Elkins LLP, counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, dated the Ninth Amendment Effective Date and addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders.

(j)	Accrued Interest. Substantially concurrently with the Ninth Amendment Effective Date, the Borrowers shall pay to each Lender immediately prior to the Ninth Amendment Effective Date, all accrued and unpaid interest on the applicable Loans held by such Lender to, but not including, the Ninth Amendment Effective Date.

(k)	Interest Election Notice. The Administrative Borrower shall have delivered to the Administrative Agent either (i) an Interest Election Notice not later than 1:00 p.m., New York City time, three (3) Business Days prior to the Ninth Amendment Effective Date, pursuant to which all Eurodollar Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement as of the Ninth Amendment Effective Date (immediately prior to giving effect to this Agreement) will convert to Term SOFR Loans with the interest period(s) as specified therein or (ii) an Interest Election Notice not later than 1:00 p.m., New York City time, one (1) Business Day prior to the Ninth Amendment Effective Date, pursuant to which all Eurodollar Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement as of the Ninth Amendment Effective Date (immediately prior to giving effect to this Agreement) will convert to ABR Loans.

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5.            Reaffirmations.

(a)	Each Loan Party, subject to the terms and limits contained in the Amended Credit Agreement and in the Security Documents, reaffirms its guaranty of the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to the Amended Credit Agreement) pursuant to the Guarantee and Collateral Agreement and other Security Documents. Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Agreement and consents to the amendment of the Existing Credit Agreement effected pursuant to this Agreement. Each Loan Party hereby confirms that each Loan Document to which it is a party or is otherwise bound will continue to be in full force and effect as amended by this Agreement and that its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Agreement.

(b)	Each Loan Party hereby (i) confirms that each Loan Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with the Loan Documents the payment and performance of the Obligations, (ii) confirms its respective grant to the Collateral Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Loan Party’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to the Amended Credit Agreement), subject to the terms contained in the applicable Loan Documents and (iii) confirms its other pledges, other grants of security interests and other obligations, as applicable, under and subject to the terms of each Loan Document to which it is a party.

6.            Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 9.08 of the Amended Credit Agreement.

7.            Entire Agreement. This Agreement, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

8.            Effect of the Amendment. On and after the Ninth Amendment Effective Date, (i) each reference to the “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Amended Credit Agreement, (ii) the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, mean the Amended Credit Agreement and (iii) this Agreement shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. Except as expressly provided in this Agreement, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents. Each of the parties hereto acknowledges and agrees that the terms of this Agreement do not constitute a novation but, rather, an amendment of the terms of the Existing Credit Agreement.

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9.            GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.          Miscellaneous. The provisions of Sections 9.11 and 9.15 of the Amended Credit Agreement are incorporated by reference herein and made a part hereof.

11.          Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

12.          Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “.pdf”) shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute the Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

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13.            Post-Closing Obligations. Each Loan Party covenants, warrants and agrees to execute and deliver the documents and to complete the tasks set forth on Schedule II hereto, in each case, within ninety (90) days of the Ninth Amendment Effective Date (or such longer period of time reasonably acceptable to the Collateral Agent).

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

BARCLAYS BANK PLC, as a Revolving Credit Lender, the Administrative Agent, the Collateral Agent, the Swing Line Lender and an Issuing Bank

By:	/s/ Kevin Crealese
Name:	Kevin Crealese
Title:	Managing Director

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Bank of Montreal, Chicago Branch, as a Revolving Credit Lender and an Issuing Bank

By:	/s/ Darren Thomas
Name:	Darren Thomas
Title:	Director

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

CITIBANK, N.A., as a Revolving Credit Lender and an Issuing Bank

By:	/s/ Agha Murtaza
Name:	Agha Murtaza
Title:	Director / Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GOLDMAN SACHS BANK USA, as a Revolving Credit Lender and an Issuing Bank

By:	/s/ Andrew B. Vernon
Name:	Andrew B. Vernon
Title:	Authorized Signatory

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

HSBC, Bank USA, National Association, as a Revolving Credit Lender

By:	/s/ Chris Burns
Name:	Chris Burns
Title:	Regional Head, Credit Management

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

JPMORGAN CHASE BANK, N.A., as a Revolving Credit Lender

By:	/s/ Devin Roccisano
Name:	Devin Roccisano
Title:	Executive Director

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Royal Bank of Canada, as a Revolving Credit Lender

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorised Signatory

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

AMERICAN AGCREDIT, PCA, as a Revolving Credit Lender

By:	/s/ Daniel K. Hansen
Name:	Daniel K. Hansen
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

AgFirst Farm Credit Bank, as a Revolving Credit Lender

By:	/s/ J. Michael Mancini, Jr
Name:	J. Michael Mancini, Jr
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

GreenStone Farm Credit Services, ACA, as a Revolving Credit Lender

By:	/s/ Shane Prichard
Name:	Shane Prichard
Title:	Vice President of Capital Markets Lending

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Northwest Farm Credit Services, PCA, as a Revolving Credit Lender

By:	/s/ Kaylee Leep
Name:	Kaylee Leep
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Farm Credit East, ACA, as a Revolving Credit Lender

By:	/s/ Kerri B. Sears
Name:	Kerri B. Sears
Title:	Vice President

[Signature Page to Ninth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

Truist Bank, as a Revolving Credit Lender

By:	/s/ Bryan Kunitake
Name:	Bryan Kunitake
Title:	Director

[Signature Page to Ninth Amendment to Credit Agreement]

BORROWERS:

ENVIVA INC.

By:	/s/ Shai S. Even
	Name:	Shai S. Even
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA, LP
By: ENVIVA GP, LLC, as its sole general partner

By:	/s/ Shai S. Even
	Name:	Shai S. Even
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement]

GUARANTORS:

ENVIVA GP, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PARTNERS FINANCE CORP.

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA ENERGY SERVICES, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS WAYCROSS, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS GREENWOOD, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement]

ENVIVA PELLETS LUCEDALE, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PORT OF PASCAGOULA, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA DEVELOPMENT FINANCE COMPANY, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA HOLDINGS GP, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA HOLDINGS, LP

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA AIRCRAFT HOLDINGS CORP.

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement]

ENVIVA JV DEVELOPMENT COMPANY, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA MANAGEMENT COMPANY, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS CHILDERSBURG, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS GULF STATES, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA SHIPPING HOLDINGS, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS BOND, LLC

By:	/s/ Shai S. Even
Name:	Shai S. Even
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Ninth Amendment to Credit Agreement]

SCHEDULE I

MORTGAGED PROPERTIES

Name of Debtor/Grantor	Address/City/State/Zip Code	Filing Office
Enviva Pellets, LLC	205 Martin Luther King Blvd. Amory, MS 38821-3038	Monroe County Chancery Clerk

Enviva Pellets, LLC	874 Lebanon Church Road Garysburg, NC 27831	Northampton Register of Deeds

Enviva Pellets, LLC

1213 Victory Blvd.
Portsmouth, VA 23702-0000
1000 Giant Cement Drive (a/k/a 1000 Enviva Way),

Portsmouth, VA 23702
Chesapeake City
(straddles both Chesapeake and Portsmouth County)
Tax Parcels: 0180000000011 (Parcel 1); 04490040 (Parcel 2)

City of Chesapeake Circuit Court Clerk; City of Portsmouth Circuit Court Clerk

Enviva Pellets, LLC	142 NC Highway 561 E Ahoskie, NC 27910-8831	Hertford County Register of Deeds

Enviva Pellets, LLC	2500 Green Circle Pkwy Cottondale, FL 32431-7450	Jackson County Clerk of Court

Enviva Pellets, LLC	26570 Rose Valley Rd Franklin, VA 23851-5127	Southampton County Clerk of the Circuit Court

Enviva Pellets, LLC	1891 Burnett Blvd Wilmington, NC 28401	New Hanover County Register of Deeds

Enviva Pellets, LLC	11461-11499 Faison Hwy Faison, NC 28341-5909	Sampson County Register of Deeds

Enviva Pellets Greenwood, LLC	200 Enviva Way, Greenwood, SC 29646	Greenwood County Clerk

Enviva Pellets Lucedale, LLC	150 GM Luce Rd, Lucedale, MS 39452	George County Chancery Clerk

Schedule I

SCHEDULE II

MORTGAGE MODIFICATION REQUIREMENTS

The Collateral Agent shall have received from the applicable Loan Parties, with respect to each Mortgaged Property specified on Schedule I annexed to this Agreement, the following documents and instruments:

(i)	a Mortgage Modification, duly authorized and executed, in proper form for recording in the recording office of each jurisdiction where such Mortgaged Property that is currently encumbered by a Mortgage is situated, in favor of the Collateral Agent, for the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to continue to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to the Collateral Agent, which Mortgage Modification and other instruments shall be effective to maintain a first priority Lien on such Mortgaged Property, as the case may be, subject to no Liens other than Permitted Encumbrances and shall be prior and superior in right to any other Person other than with respect to Permitted Priority Encumbrances, in each case, applicable to such Mortgaged Property;

(ii)	title searches of a recent date, documenting that, since the respective effective dates of the most recently obtained modification and date-down endorsements to the Mortgage Policies, there have been no additional defects (including, but not limited to, mechanics’ and materialmen’s Liens) or encumbrances imposed on or otherwise encumbering the respective Mortgaged Properties, other than Permitted Encumbrances;

(iii)	all such other items as shall be necessary in the reasonable opinion of counsel to the Administrative Agent to continue to create a valid and perfected first priority mortgage Lien on such Mortgaged Property, subject only to Permitted Encumbrances; and

(iv)	opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and validity of the Mortgages as modified by the Mortgage Modifications and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent.

Schedule II

Exhibit A

Amended Credit Agreement

[see attached]

Exhibit A

~~Conformed Copy~~Execution Version

Exhibit A

AMENDED AND RESTATED CREDIT AGREEMENT

(as amended through that certain ~~Eighth~~Ninth Amendment to Credit Agreement, dated as of ~~December 17~~June 30, ~~2021~~2022)
dated as of

October 18, 2018

among

ENVIVA INC. (f/k/a ENVIVA PARTNERS, LP),
as Administrative Borrower,

ENVIVA, LP,
as Subsidiary Borrower,

THE LENDERS PARTY HERETO

and

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

___________________________________________

Barclays BANK PLC,

 AgFirst Farm Credit Bank, American AgCredit, PCA, BANK OF MONTREAL, CITIBANK, N.A., Goldman Sachs Bank USA, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A. ~~and~~, RBC CAPITAL MARKETS and TRUIST SECURITIES, INC.,
as Joint Bookrunners and Joint Lead Arrangers

and

AGFIRST FARM CREDIT BANK and AMERICAN AGCREDIT, PCA,

 as Co-Syndication Agents

and

BARCLAYS BANK PLC,

 BANK OF MONTREAL, CITIBANK, N.A., GOLDMAN SACHS BANK USA, HSBC BANK USA, N.A., JPMORGAN CHASE BANK, N.A. ~~and~~, RBC CAPITAL MARKETS and TRUIST BANK,

 as Co-Documentation Agents

TABLE OF CONTENTS

Page

Article I Definitions		2

Section 1.01	Defined Terms	2
Section 1.02	Terms Generally	~~55~~59
Section 1.03	Classification of Loans and Borrowings	~~56~~60
Section 1.04	Covenant Compliance	~~56~~60
Section 1.05	Divisions	~~56~~60
Section 1.06	Borrower Representative	~~56~~60
Section 1.07	~~Interest Rate; LIBOR Notification~~Rates.	~~56~~61

Article II The Credits		~~57~~62

Section 2.01	Commitments	~~57~~62
Section 2.02	Loans	~~57~~62
Section 2.03	Borrowing Procedure	~~59~~64
Section 2.04	Evidence of Debt; Repayment of Loans	~~60~~64
Section 2.05	Fees	~~60~~65
Section 2.06	Interest on Loans	~~62~~66
Section 2.07	Default Interest	~~62~~66
Section 2.08	Alternate Rate of Interest	~~62~~66
Section 2.09	Termination and Reduction of Commitments	~~64~~68
Section 2.10	Conversion and Continuation of Borrowings	~~65~~69
Section 2.11	Repayment of Term Borrowings	~~66~~70
Section 2.12	Voluntary Prepayment	~~67~~70
Section 2.13	Mandatory Prepayments	~~67~~71
Section 2.14	Reserve Requirements; Change in Circumstances	~~69~~73
Section 2.15	Change in Legality	~~70~~74
Section 2.16	Breakage	~~71~~75
Section 2.17	Pro Rata Treatment	~~71~~75
Section 2.18	Sharing	~~72~~76
Section 2.19	Payments	~~72~~76
Section 2.20	Taxes	~~74~~78
Section 2.21	Assignment of Commitments Under Certain Circumstances; Duty to Mitigate	~~77~~81
Section 2.22	Defaulting Lender	~~78~~82
Section 2.23	Swing Line Loans	~~81~~85
Section 2.24	Letters of Credit	~~82~~87
Section 2.25	Incremental Facilities	~~87~~91
Section 2.26	Extension Amendments	~~89~~94
Section 2.27	Refinancing Amendments	~~92~~96
Section 2.28	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~93~~98
Section 2.29	Benchmark Replacement Setting	98

i

Page

Article III Representations and Warranties		~~94~~99

Section 3.01	Organization; Powers	~~94~~99
Section 3.02	Authorization	~~94~~100
Section 3.03	Enforceability	~~94~~100
Section 3.04	Governmental Approvals; No Conflicts	~~94~~100
Section 3.05	Financial Statements	~~95~~100
Section 3.06	No Material Adverse Effect	~~95~~101
Section 3.07	Title to Properties; Possession Under Leases	~~95~~101
Section 3.08	Subsidiaries	~~95~~101
Section 3.09	Litigation; Compliance with Laws	~~95~~101
Section 3.10	No Default	~~96~~101
Section 3.11	Federal Reserve Regulations	~~96~~101
Section 3.12	Investment Company Act	~~96~~102
Section 3.13	Use of Proceeds	~~96~~102
Section 3.14	Taxes	~~96~~102
Section 3.15	No Material Misstatements	~~96~~102
Section 3.16	Employee Benefit Plans	~~97~~102
Section 3.17	Environmental Matters	~~97~~102
Section 3.18	Insurance	~~98~~103
Section 3.19	Security Documents	~~98~~104
Section 3.20	Real Property	~~99~~105
Section 3.21	Solvency	~~99~~105
Section 3.22	Reserved	~~99~~105
Section 3.23	Anti-Terrorism Laws	~~99~~105
Section 3.24	Labor Matters	~~100~~106
Section 3.25	Intellectual Property; Licenses, Etc.	~~100~~106
Section 3.26	Anti-Corruption Laws	~~101~~106

Article IV Conditions of Lending		~~101~~106

Section 4.01	All Credit Events	~~101~~106
Section 4.02	First Credit Event	~~101~~107

Article V Affirmative Covenants		~~104~~110

Section 5.01	Existence; Compliance with Laws; Businesses and Properties	~~105~~110
Section 5.02	Insurance	~~105~~111
Section 5.03	Taxes	~~106~~111
Section 5.04	Financial Statements, Reports, etc.	~~106~~112
Section 5.05	Litigation and Other Notices	~~108~~113
Section 5.06	Information Regarding Collateral	~~108~~113
Section 5.07	Maintaining Records; Access to Properties and Inspections; Ratings	~~108~~114
Section 5.08	Use of Proceeds	~~108~~114
Section 5.09	[Reserved]	~~109~~114
Section 5.10	Employee Benefits	~~109~~114
Section 5.11	Compliance with Environmental Laws	~~109~~114
Section 5.12	Preparation of Environmental Reports	~~109~~115
Section 5.13	Further Assurances; Additional Guarantees and Collateral	~~110~~115
Section 5.14	Unrestricted Subsidiaries	~~111~~117
Section 5.15	Certain Post-Closing Obligations	~~112~~117

ii

Page

Article VI Negative Covenants		~~112~~117

Section 6.01	Indebtedness	~~112~~117
Section 6.02	Liens	~~114~~120
Section 6.03	Sale and Lease-Back Transactions	~~117~~122
Section 6.04	Investments, Loans and Advances	~~117~~123
Section 6.05	Mergers, Consolidations and Sales of Assets	~~120~~126
Section 6.06	Restricted Payments; Restrictive Agreements	~~122~~128
Section 6.07	Transactions with Affiliates	~~124~~130
Section 6.08	Business of the Administrative Borrower and Restricted Subsidiaries	~~125~~130
Section 6.09	Amendment to Other Indebtedness; Organizational Documents; Assignment of Drax Contract; Payment of Other Indebtedness	~~125~~130
Section 6.10	Maximum Total Leverage Ratio	~~125~~131
Section 6.11	Fiscal Year	~~125~~131
Section 6.12	Hedging	~~125~~131
Section 6.13	Interest Coverage Ratio	~~126~~131

Article VII Events of Default		~~126~~131

Article VIII The Administrative Agent and the Collateral Agent; Etc.		~~129~~134

Article IX Miscellaneous		~~134~~139

Section 9.01	Notices; Electronic Communications	~~134~~139
Section 9.02	Survival of Agreement	~~136~~142
Section 9.03	Binding Effect	~~136~~142
Section 9.04	Successors and Assigns	~~137~~142
Section 9.05	Expenses; Indemnity	~~145~~150
Section 9.06	Right of Setoff	~~146~~152
Section 9.07	Applicable Law	~~146~~152
Section 9.08	Waivers; Amendments	~~147~~152
Section 9.09	Interest Rate Limitation	~~149~~154
Section 9.10	Entire Agreement	~~149~~154
Section 9.11	WAIVER OF JURY TRIAL	~~149~~155
Section 9.12	Severability	~~149~~155
Section 9.13	Counterparts	~~149~~155
Section 9.14	Headings	~~150~~155
Section 9.15	Jurisdiction; Consent to Service of Process	~~150~~156
Section 9.16	Confidentiality	~~150~~156
Section 9.17	Lender Action	~~151~~157
Section 9.18	USA PATRIOT Act Notice	~~151~~157
Section 9.19	No Fiduciary Duty	~~152~~157
Section 9.20	Affiliate Activities	~~152~~158
Section 9.21	Joint and Several Liability; Postponement of Subrogation	~~153~~158
Section 9.22	Acknowledgement Regarding Any Supported QFCs	~~154~~160
Section 9.23	Certain ERISA Matters.	~~155~~160

iii

SCHEDULES

Schedule 1.01(a) Schedule 1.01(b)	- -	Mortgaged Properties Mortgage Modification Requirements
Schedule 2.01	-	[Reserved]
Schedule 2.02	-	Issuing Banks
Schedule 3.01	-	Jurisdictions of Borrowers and Restricted Subsidiaries
Schedule 3.08	-	Subsidiaries
Schedule 3.09	-	Litigation
Schedule 3.17	-	Environmental Matters
Schedule 3.18	-	Insurance
Schedule 3.19(a)	-	UCC Filing Offices
Schedule 3.20(a)	-	Material Owned Real Property
Schedule 3.20(b)	-	Material Leased Real Property
Schedule 5.15	-	Post-Closing Obligations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04(a)	-	Existing Investments
Schedule 6.07	-	Certain Transactions with Affiliates

EXHIBITS

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Affiliated Lender Assignment and Acceptance
Exhibit C-1	-	Form of Borrowing Request
Exhibit C-2	-	Form of Swing Line Borrowing Request
Exhibit D-1	-	Form of Revolving Loan Note
Exhibit D-2	-	Form of Term Loan Note
Exhibit E	-	Form of Interest Election Notice
Exhibit F	-	Form of L/C Extension Notice
Exhibit G	-	Form of Prepayment Notice
Exhibit H	-	Form of Affiliate Subordination Agreement
Exhibit I	-	Form of Guarantee and Collateral Agreement
Exhibit J	-	Form of Compliance Certificate
Exhibit K-1	-	Form of U.S. Tax Compliance Certificate
Exhibit K-2	-	Form of U.S. Tax Compliance Certificate
Exhibit K-3	-	Form of U.S. Tax Compliance Certificate
Exhibit K-4	-	Form of U.S. Tax Compliance Certificate
Exhibit L	-	Form of Perfection Certificate
Exhibit M	-	Form of Mortgage

Exhibit N Exhibit O Exhibit P Exhibit Q Exhibit R	- - - - -	Form of Solvency Certificate Form of Junior Lien Intercreditor Agreement Form of Pari Passu Intercreditor Agreement Form of Secretary’s Certificate Form of Closing Certificate

iv

AMENDED AND RESTATED CREDIT AGREEMENT dated as of October 18, 2018, among ENVIVA ~~PARTNERS, LP, a limited partnership formed under the laws of~~INC. (f/k/a Enviva Partners, LP), a Delaware corporation (the “Administrative Borrower”), from and after the Fifth Amendment Effective Date, ENVIVA, LP, a limited partnership formed under the laws of Delaware (as the “Subsidiary Borrower”, and together with the Administrative Borrower, the “Borrowers” and each individually, a “Borrower”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I), the Issuing Banks, BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, including any successor thereto in such capacity, the “Administrative Agent”) and Barclays, as collateral agent (in such capacity, including any successor thereto in such capacity, the “Collateral Agent”) for the Lenders.

On the Original Closing Date, (i) the Administrative Borrower requested the Lenders to extend credit in the form of (a) term loans on the Original Closing Date in an aggregate principal amount of $174,500,000, and (b) Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding (when taken together with the face amount of Letters of Credit and Swing Line Loans then outstanding) not in excess of $25,000,000 and (ii) the Administrative Borrower, the Administrative Agent and Collateral Agent and certain lenders and issuing banks entered into that certain Credit Agreement, dated as of April 9, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Fourth Amendment Date, the “Original Credit Agreement”; the Original Credit Agreement, as amended and restated pursuant to the Fourth Amendment, the “Fourth Amended Credit Agreement”).

On the Fourth Amendment Effective Date, subject to the terms and conditions of the Fourth Amendment and in accordance with the Original Credit Agreement, the parties to the Fourth Amendment amended and restated the Original Credit Agreement in the form of the Fourth Amended Credit Agreement.

On the Fourth Amendment Effective Date, the Administrative Borrower requested that the Lenders extend credit to the Administrative Borrower in the form of Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding (when taken together with the face amount of Letters of Credit and Swing Line Loans then outstanding) not in excess of $350,000,000.

On the Fifth Amendment Effective Date, subject to the terms and conditions of the Fifth Amendment, and in accordance with the Fourth Amended Credit Agreement, the parties to the Fifth Amendment amended the Fourth Amended Credit Agreement to (i) add Enviva, LP as the Subsidiary Borrower and (ii) effect certain other changes thereto (the Fourth Amended Credit Agreement, as amended pursuant to the Fifth Amendment, the “Existing Credit Agreement”).

On the Sixth Amendment Effective Date, subject to the terms and conditions of the Sixth Amendment, and in accordance with the Existing Credit Agreement, the parties to the Sixth Amendment have agreed to amend the Existing Credit Agreement to read as set forth herein and it has been agreed by such parties that all references to the “Credit Agreement” in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

As of the Sixth Amendment Effective Date, the Borrowers have requested that certain Lenders extend credit in the form of Revolving Loans at any time and from time to time prior to the Revolving Credit Maturity Date in an aggregate principal amount at any time outstanding (when taken together with the face amount of Letters of Credit and Swing Line Loans then outstanding) not in excess of $525,000,000. The proceeds of the Loans and Letters of Credit may be used on or after the Sixth Amendment Effective Date (i) to refinance existing Indebtedness of the Borrowers outstanding under the Existing Credit Agreement immediately prior to giving effect to the Sixth Amendment, (ii) to pay fees and expenses incurred in connection with the Sixth Amendment and the transactions contemplated thereby, (iii) to provide for ongoing working capital requirements of the Borrowers and their Subsidiaries and (iv) for general corporate purposes, including distributions, of the Borrowers and their Subsidiaries. The proceeds of the Incremental Loans are to be used for ongoing working capital requirements of the Borrowers and their Subsidiaries and other general corporate purposes.

1

Each Borrower and each other Loan Party has secured all of the Obligations under the Loan Documents by granting to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon substantially all of the property of the Borrowers and the other Loan Parties, subject to the limitations described herein and in the Security Documents.

The Lenders are willing to extend such credit to the Borrowers, and the Issuing Banks are willing to issue Letters of Credit for the account of the Borrowers, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

Article I

Definitions

Section 1.01      Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All Swing Line Loans shall be ABR Loans and shall bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entity” shall have the meaning assigned to such term in Section 6.04(h).

“Acquisition Consideration” shall mean, with respect to any Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~, the aggregate fair market value of cash and non-cash consideration for such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~. The “Acquisition Consideration” for any Permitted ~~Acquisition or Permitted Drop-Down~~ Acquisition expressly includes Indebtedness assumed by the Administrative Borrower or its Restricted Subsidiaries in such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ (including any Indebtedness incurred pursuant to Section 6.01(g)) and the good faith estimate by the Administrative Borrower of the maximum amount of any deferred purchase price obligations (including contingent consideration payments) incurred in connection with such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~.

“Additional Incremental Lender” shall have the meaning assigned to such term in Section 2.25(b).

“Additional Refinancing Lender” shall have the meaning assigned to such term in Section 2.27(a).

“Administrative Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

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“Administrative Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Subordination Agreement” shall mean an Affiliate Subordination Agreement in the form of Exhibit H pursuant to which intercompany obligations and advances owed by any Loan Party are subordinated to the Obligations.

“Affiliated Lender Assignment and Acceptance” shall mean an assignment and acceptance entered into by an Affiliated Lender that is an Eligible Assignee and a Lender or, if the Affiliated Lender is the assignor, an Eligible Assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Affiliated Lenders” shall mean, at any time, any Lender that is Enviva Holdings, LP, Riverstone Holdings LLC or any Affiliate of Riverstone Holdings LLC or Enviva Holdings, LP (other than the Administrative Borrower and its Subsidiaries) at such time.

“Agents” shall have the meaning assigned to such term in Article VIII.

“Aggregate Revolving Credit Exposure” shall mean the aggregate amount of the Lenders’ Revolving Credit Exposures.

“Agreement” shall mean this Amended and Restated Credit Agreement, dated as of October 18, 2018, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, including pursuant to the Fifth Amendment ~~and~~, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth Amendment.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) the Administrative Borrower or a Restricted Subsidiary thereof would be required to pay if such Hedging Agreement were terminated on such date.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) ~~the Reserve Adjusted Eurodollar Rate as of such date for a one-month Interest Period plus 1.00%; provided that, for the avoidance of doubt, the Reserve Adjusted Eurodollar Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration as an authorized vendor for the purpose of displaying such rates)~~Term SOFR published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month (taking into account any “floor” under the definition of “Term SOFR”) plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the ~~Reserve Adjusted Eurodollar Rate~~Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the ~~Reserve Adjusted Eurodollar Rate~~Term SOFR, as the case may be. Notwithstanding the foregoing, on any date of determination the Alternate Base Rate shall be no less than 0.00%.

3

“Anti-Terrorism Laws” shall mean any laws applicable to the Administrative Borrower or any Subsidiary relating to sanctions, terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act and the laws administered by OFAC (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“Applicable Margin” shall mean the Revolving Loan Applicable Margin. Furthermore, the Applicable Margin in respect of any Incremental Loans, Extended Loans or Credit Agreement Refinancing Indebtedness shall be the applicable percentages per annum set forth in applicable Incremental Term Loan Assumption Agreement, the applicable Extension Request or the applicable Refinancing Amendment, respectively.

“Applicable Period” shall mean, in respect of any date (including any Date of Determination), the period of four fiscal quarters ending on or (if such date is not a Date of Determination) most recently ended prior to such date; provided that when used in the definition of “Financial Covenant Compliance” or in the definition of “Interest Coverage Ratio”, if the context so requires, the “Applicable Period” shall refer to the four fiscal quarters most recently ended prior to such date for which financial statements have been (or are required to have been) delivered pursuant to Sections 4.02(i), 5.04(i) or 5.04(ii).

~~“Applicable Wood Pellet Production Facilities” shall mean (i) for purposes of the determination of Projected Contracted Capacity pursuant to Section 6.04(j)(iii)(A), all Wood Pellet Production Facilities of the Administrative Borrower and the Restricted Subsidiaries which have achieved Commercial Operation at the time of such determination or (ii) for purposes of the determination of Projected Contracted Capacity pursuant to Section 6.04(j)(iii)(B), the Wood Pellet Production Facility comprising the relevant Permitted Drop-Down Acquisition.~~

“Approved Fund” shall mean any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” shall mean each of (i) AgFirst Farm Credit Bank, (ii) American AgCredit, PCA, (iii) Bank of Montreal, (iv) Barclays, (v) Citibank, N.A., (vi) Goldman Sachs Bank USA, (vii) HSBC Bank USA, N.A., (viii) JPMorgan Chase Bank, N.A., (ix) RBC Capital Markets and (x) Truist Securities, Inc., in their capacity as joint lead arrangers and joint bookrunners for the Credit Facilities provided on the ~~Sixth~~Ninth Amendment Effective Date.

“Asset Sale” shall mean (a) the sale, transfer or other disposition (by way of merger or otherwise) by the Administrative Borrower or any Restricted Subsidiary, including the issuance by any Restricted Subsidiary, to any Person other than the Administrative Borrower or any Wholly Owned Restricted Subsidiary of any Equity Interests of a Restricted Subsidiary (other than directors’ qualifying shares) and (b) the sale, transfer or other disposition (by way of merger or otherwise) by the Administrative Borrower or any Restricted Subsidiary to any Person other than the Administrative Borrower or any Wholly Owned Restricted Subsidiary of any other assets of the Administrative Borrower or any Restricted Subsidiary (in each case other than (i) any Disposition permitted under clauses (i) through (xiii) and clauses (xv) and (xvii) of Section 6.05(b) and (ii) any sale, transfer or other disposition or series of related sales, transfers or other dispositions having a fair market value not in excess of $1,000,000). For the avoidance of doubt, issuances of Equity Interests by the Administrative Borrower are not Asset Sales.

4

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (but not an assignment and acceptance entered into by the Administrative Borrower or any of the Administrative Borrower’s Affiliates or Subsidiaries), and accepted by the Administrative Agent, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Available Amount” shall mean, as of any date, (i) the sum, without duplication, of (w) $10,000,000, (x) the net cash proceeds received after the Original Closing Date and on or prior to such date of any sale of Equity Interests by, or capital contribution to, the Administrative Borrower (which, in the case of any such sale of Equity Interests, are not Disqualified Stock or Specified Equity Contributions or proceeds of the initial public offering of the Administrative Borrower), (y) the non-cash proceeds received after the Fourth Amendment Effective Date and on or prior to such date of any sale of Equity Interests by, or capital contribution to, the Administrative Borrower (which, in the case of any such sale of Equity Interests, are not Disqualified Stock or Specified Equity Contributions) valued at the fair market value of such non-cash proceeds at the time of such sale or capital contribution and (z) any return of or on capital or repayment of principal received in cash by the Administrative Borrower in respect of investments made pursuant to Section 6.04(n), less (ii) the sum of (w) any Available Amount used to make investments pursuant to Section 6.04(n), (x) any Available Amount used to make Restricted Payments pursuant to Section 6.06(a)(ix) and (y) any Available Amount used to make distributions or payments pursuant to Section 6.09(b)(y); provided that, for purposes of determining the Available Amount that is available for a contemplated transaction, this clause (ii) shall be determined prior to giving effect to any intended usage of the Available Amount for such transaction; and provided further, that any utilization of the Available Amount shall be deemed to first reduce the amounts accrued pursuant to clauses (i)(w), (i)(y), and (i)(z) above (to the extent such amounts are permitted to be utilized hereby for the applicable utilization at such time) and shall only reduce the amount accrued pursuant to clause (i)(x) above to the extent the amounts accrued pursuant to clauses (i)(w), (i)(y) and (i)(z) have been reduced to zero or are not permitted to be utilized for the applicable transaction at such time.

“Available Cash” shall mean, as at any date of determination:

(a) the sum of all cash and cash equivalents of the Administrative Borrower and its Subsidiaries on hand on such date of determination (including any borrowings made on or prior to such date of determination), less

(b) the amount of any cash reserves established by the ~~General Partner or, following the Corporate Conversion, the~~ board of directors of the Administrative Borrower (i) to provide for the proper conduct of the business of the Administrative Borrower and of its Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such date of determination, (ii) to comply with applicable Law or (iii) to provide funds for Restricted Payments in respect of future periods.

Notwithstanding the foregoing, at any time, “Available Cash” shall not exceed the amount permitted to be distributed to the holders of Equity Interests of the Administrative Borrower under the ~~LP Agreement~~Bylaws (or any successor agreement thereto) at such time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to ~~clause (iv) of~~ Section ~~2.08~~2.29(~~c~~d).

5

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Secrecy Act” shall mean the Bank Secrecy Act of 1970 (Titles I and II of Pub. L. No. 91-508 (signed into law October 26, 1970 and as modified, amended, supplemented or restated from time to time)).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Barclays” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Base Rate Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.

“Benchmark” shall mean, initially, ~~USD LIBOR~~Term SOFR; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~has occurred with respect to ~~USD LIBOR~~Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to ~~clause (i) of~~ Section ~~2.08(c)~~2.29.

“Benchmark Replacement” shall mean, ~~for any Available Tenor~~with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

~~(1)      the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

(~~2~~a)     with respect to Term SOFR Loans, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; or

(~~3~~b)    the sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Administrative      Agent and the Administrative Borrower ~~as the replacement for the then-current Benchmark for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

6

provided that, ~~in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If~~if the Benchmark Replacement ~~as determined pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

(a) ~~(1)      for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement”, the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)            the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)            the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2)            for purposes of clause (3) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Administrative Borrower for the applicable Corresponding Tenor giving due consideration to (i)~~ any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~;~~.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

~~“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate” the definition of “Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~

7

“Benchmark Replacement Date” shall mean the ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark:

(~~1~~a)      in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or~~

~~(3)            in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(~~1~~a)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(~~2~~b)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c)      a public statement or publication of information by ~~the regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer representative~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section ~~2.08(c)~~2.29 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section ~~2.08(c)~~2.29.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the Original Closing Date. The terms “Beneficially Owns” and “Beneficially Owned” shall have corresponding meanings.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Blocked Person” shall have the meaning assigned to such term in Section 3.23(b).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.01.

“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of ~~Eurodollar~~Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1 or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning assigned to such term in Section 2.16.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a ~~Eurodollar~~Term SOFR Loan, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in Dollar deposits in the London interbank market~~that is not a U.S. Government Securities Business Day.

“Bylaws” shall mean the Bylaws of Enviva Inc. adopted December 31, 2021, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent an Event of Default under paragraph (n) of Article VII has not occurred as a result of such amendment, restatement, amendment and restatement, supplement or other modification.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the “principal” amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Management Agreement” shall mean any agreement entered into from time to time by the Administrative Borrower or any of the Administrative Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services, (b) on the Original Closing Date or (c) at any time after it has provided any Cash Management Services, is a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” shall mean obligations owed by the Administrative Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

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“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.

“Casualty Event Receipt” shall mean cash received by or paid to or for the account of the Administrative Borrower or any of the Restricted Subsidiaries constituting proceeds of casualty insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof), in each case, to the extent such proceeds or awards exceed $1,000,000 for any event or series of related events, net of (i) any taxes paid or payable as a result of the receipt of such cash (or reasonably and in good faith reserved for the payment of any such taxes after taking into account all available credits and deductions), (ii) reasonable out-of-pocket transaction costs and expenses incurred in connection with obtaining such cash and (iii) the principal amount, premium or penalty, if any, and interest, breakage costs or other amounts of any Indebtedness (other than Indebtedness under the Loan Documents and Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt that is secured by all or a portion of the Collateral) that is secured by the property subject to such casualty or condemnation and is required to be repaid in connection therewith; provided, however, that “Casualty Event Receipt” shall not include cash received to the extent (x) the Administrative Borrower delivers to the Administrative Agent a certificate of a Responsible Officer on or prior to the date that is five (5) Business Days after receipt of such cash setting forth the Administrative Borrower’s intent to (or to cause its Restricted Subsidiaries to) repair, restore or replace such property or otherwise to reinvest such proceeds in productive assets of a kind then used or usable in the business of the Administrative Borrower and the Restricted Subsidiaries within 360 days of receipt of such proceeds and in each case such proceeds are used for such reinvestment within such 360 day period (or, if committed to be so used within such period, are so reinvested within a further 180 days thereafter) and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds (provided that to the extent not so used at the end of such period, such proceeds shall at such time be deemed to be a Casualty Event Receipt).

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

“CERCLIS” shall mean the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“Change in Control” shall mean the occurrence of any of the following:

~~(a) prior to the Corporate Conversion, a majority of the seats (other than vacant seats) on the board of directors or managers of the General Partner (or if the General Partner does not have a board of directors or managers, of the entity controlling the General Partner that has a board of directors or managers) shall at any time be occupied by Persons who were neither (i) appointed or nominated by a Riverstone Entity or the Administrative Borrower nor (ii) appointed or nominated by a majority of the directors or managers of the General Partner (or if the General Partner does not have a board of directors or managers, of the entity controlling the General Partner that has a board of directors or managers) so appointed or nominated;~~

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~~(b) prior to the Corporate Conversion, the Riverstone Entities or the Administrative Borrower shall fail to Beneficially Own, directly or indirectly, equity interests representing more than 50% of (i) the aggregate ordinary voting power represented by the issued and outstanding equity interests of the General Partner or (ii) the economic interests represented by the issued and outstanding equity interests of the General Partner;~~

(a)            ~~(c) following the occurrence of the Partnership Consolidation,~~ any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Riverstone Entities becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of thirty-five percent (35%) or more of the equity interests of the Administrative Borrower entitled to vote for members of the board of directors or equivalent governing body of the Administrative Borrower on a fully-diluted basis;

~~(d) prior to the Corporate Conversion, the General Partner shall cease to be the sole general partner of the Administrative Borrower or shall fail to directly Beneficially Own (free and clear of all Liens other than Permitted Equity Liens) 100% of the general partner interests in the Administrative Borrower;~~

(b)            ~~(e)~~ the Administrative Borrower shall cease to Beneficially Own, directly or indirectly, equity interests representing 100% of both (i) the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Subsidiary Borrower and (ii) the economic interests represented by the issued and outstanding equity interests of the Subsidiary Borrower; or

(c)            ~~(f)~~ a “Change in Control” or similar event shall occur and be continuing under any Material Indebtedness of the Administrative Borrower or any Restricted Subsidiary.

“Change in Law” shall mean the occurrence of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Term Loans, Extended Revolving Loans, Extended Term Loans, Refinancing Revolving Loans, Refinancing Term Loans or Swing Line Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Extended Commitment, Refinancing Revolving Loan Commitment, Refinancing Term Commitment, Swing Line Commitment, L/C Commitment or Incremental Loan Commitment.

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“Closing Date Contribution” shall mean (i) the contribution by Enviva Holdings, LP of a 100% limited partner interest in the Administrative Borrower and a 100% limited liability company interest in the ~~General Partner~~general partner of Enviva Partners, LP (currently known as Enviva Inc.) to Enviva MLP Holdco, LLC, (ii) the contribution by Enviva MLP Holdco, LLC of a partnership interest in Enviva, LP with a 99.999% sharing ratio and a 100% limited liability company interest in Enviva GP, LLC to the Administrative Borrower, (iii) the contribution by Enviva Cottondale Acquisition I, LLC of all outstanding Equity Interests in Enviva Cottondale Acquisition II, LLC to the Administrative Borrower and (iv) the contribution by Enviva MLP Holdco, LLC of a limited partner interest in the Administrative Borrower to Enviva Cottondale Acquisition I, LLC.

“Closing Date Distribution” shall mean one or more distributions of cash and accounts receivable made on (or within two Business Days after) the Original Closing Date by the Administrative Borrower to Enviva MLP Holdco, LLC in an aggregate amount not to exceed $26,500,000.

“Co-Documentation Agents” shall mean each of (i) Bank of Montreal, (ii) Barclays, (iii) Citibank, N.A., (iv) Goldman Sachs Bank USA, (v) HSBC Bank USA, N.A., (vi) JPMorgan Chase Bank, N.A., (vii) RBC Capital Markets, and (viii) Truist Bank in their capacities as Co-Documentation Agents.

“Co-Syndication Agents” shall mean each of (i) AgFirst Farm Credit Bank and (ii) American AgCredit, PCA in their capacity as Co-Syndication Agents.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (unless as herein specifically provided otherwise).

“Collateral” shall mean all the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Commencement Date” shall mean, in respect of any Material Project, the earlier of (x) the date the construction of such Material Project commences or (y) the date of the first material cash expenditures in connection with the acquisition of any Real Property to facilitate the construction of such Material Project.

“Commercial L/C Issuing Bank” means (i) Bank of Montreal, Chicago Branch and (ii) any other Issuing Bank which has notified the Administrative Agent and the Administrative Borrower in writing that it intends to issue commercial Letters of Credit under this Agreement.

“Commercial Operation” shall be deemed achieved for any Material Project ~~or any Facility that is the subject of a Permitted Drop-Down Acquisition~~ at such time as the substantial completion of construction (other than punch list items) thereof and the initial placement thereof into service have occurred.

“Commercial Operation Date” shall mean, with respect to any Material Project ~~or any Facility that is the subject of a Permitted Drop-Down Acquisition~~, the date on which such Material Project ~~or Facility~~ has achieved Commercial Operation.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Credit Commitment, Extended Commitment, Refinancing Revolving Loan Commitment, Refinancing Term Commitment, Swing Line Commitment, L/C Commitment or Incremental Loan Commitment.

“Communications” shall have the meaning assigned to such term in Section 9.01.

“Compliance Certificate” shall have the meaning assigned to such term in Section 5.04(a)(iii).

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~~“Conflicts Committee” shall have the meaning ascribed thereto in the LP Agreement.~~

“Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, as of any date, (including any Date of Determination) for the Applicable Period related thereto, an amount equal to Consolidated Net Income in respect of such Applicable Period plus

(x)            the sum of the following, without duplication, and in the cases of clauses (a) and (b), to the extent deducted in calculating such Consolidated Net Income:

(a)            (i) provision for all Taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), net of any applicable credits, (ii) Consolidated Interest Expense and (iii) depreciation, amortization and all other non-cash charges or non-cash losses, plus

(b)            any costs or expenses pursuant to any equity-related benefit plan, or any stock subscription or shareholder agreement, to the extent funded with cash proceeds contributed to the capital of the Administrative Borrower as common equity, plus

(c)            for any Permitted Acquisition (other than any Permitted Acquisition of a Material Project commenced at an Unrestricted Subsidiary and in respect of which adjustments are made pursuant to clause (d) below) or any restructurings of the Administrative Borrower and its Restricted Subsidiaries consummated on or prior to the date of determination, the amount of restructuring charges, cost savings (including, without limitation, cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings), and synergies (in the case of revenue synergies, consisting of anticipated increased revenue as a result of the Permitted Acquisition due to (i) anticipated increased production at an acquired Facility that has unutilized capacity and (ii) changes to contract pricing, in each case on account of existing off-take contracts with respect to volumes under not being supplied by other Facilities prior to such Permitted Acquisition) projected by the Administrative Borrower in good faith to be reasonably expected to be realized within ~~12~~24 months of the closing of such Permitted Acquisition or consummation of such restructuring (calculated on a pro forma basis as though such restructuring charges, cost savings and synergies had been realized on the first day of the Applicable Period for which Consolidated EBITDA is being determined and as if such restructuring charges, cost savings and synergies were realized during the entirety of such Applicable Period), net of the amount of actual benefits realized during such Applicable Period from such actions; provided, that such restructuring charges, cost savings and synergies are reasonably identifiable and factually supportable and (y) at the time of any such calculation pursuant to this clause (c)(iii), the Administrative Borrower shall deliver to the Administrative Agent a certificate signed by a Financial Officer (which may be the Compliance Certificate) certifying that such adjustments are reasonably identifiable and factually supportable and including reasonably detailed calculations in respect of the matters referred to in this clause (c)(iii), as well as the relevant factual support in respect thereof; provided that the aggregate amount of adjustments pursuant to this clause (c) for any Applicable Period, including any restructuring charges, cost savings and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, shall not exceed ~~15~~25% of pro forma Consolidated EBITDA (calculated without giving effect to this clause (c)), plus

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(d)            for any Material Projects commenced by the Administrative Borrower or any Restricted Subsidiary (or commenced by an Unrestricted Subsidiary and subsequently becoming owned by the Administrative Borrower or a Restricted Subsidiary) with a Commencement Date occurring on or prior to the date of determination, Consolidated EBITDA Adjustments for such Material Project for such Applicable Period provided that the aggregate amount of adjustments for Material Projects under construction on the relevant Date of Determination pursuant to this clause (d) for any Applicable Period, ~~including any restructuring charges, cost savings and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended,~~  shall not exceed ~~25~~35% of pro forma Consolidated EBITDA (calculated without giving effect to this clause (d)), plus

(e)            ~~for any Permitted Drop-Down Acquisition of a Facility by the Administrative Borrower or any Restricted Subsidiary on or prior to the date of determination, Consolidated EBITDA Adjustments for such Permitted Drop-Down Acquisition for such Applicable Period~~[reserved], plus

(f)            for any Material Investment by the Administrative Borrower or any Restricted Subsidiary on or prior to the date of determination, Consolidated EBITDA Adjustments for such Material Investment made by the Administrative Borrower for such Applicable Period, plus

(g)            loss of income which is covered by business interruption or similar insurance or is otherwise subject to indemnity by a third party to the extent the proceeds of the same are actually received by the Administrative Borrower or its Subsidiaries during the Applicable Period or which proceeds are reasonably expected to be received by the Administrative Borrower or its Subsidiaries during the four fiscal quarters immediately subsequent to such Applicable Period (with a deduction in the applicable future period for any amount so excluded to the extent not so received by the Administrative Borrower or its Subsidiaries within the immediately subsequent four-fiscal quarters), ~~plus~~

~~(h) any amounts paid in respect of any Seller Retained Interest for such Applicable Period,~~

minus

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(y)            the following to the extent included in calculating such Consolidated Net Income, without duplication:

(a)            without duplication of the netting provided in clause (x)(a)(i) above, Federal, state, local and foreign income tax credits of the Administrative Borrower and its Subsidiaries for such period;

(b)            all cash payments made during such period on account of reserves, restructuring charges, and other non-cash charges added to Consolidated Net Income pursuant to clause (x)(a)(iii) above; and

(c)            other income of the Administrative Borrower and the Restricted Subsidiaries increasing Consolidated Net Income which does not represent a cash item in such period.

Notwithstanding the foregoing, for purposes of calculating the Total First Lien Leverage Ratio, the Total Leverage Ratio and the Interest Coverage Ratio for any period (A) the Consolidated EBITDA (x) of any Acquired Entity or other Person that becomes a Restricted Subsidiary or (y) that is attributable to any asset, in each case, that was acquired by the Administrative Borrower or any Restricted Subsidiary pursuant to a Permitted Acquisition for Acquisition Consideration greater than $15,000,000 during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and (B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of for consideration greater than $15,000,000 by the Administrative Borrower or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

“Consolidated EBITDA Adjustments” shall mean, (a) with respect to any Material Project commenced by the Administrative Borrower or any Restricted Subsidiary~~,~~ (or commenced by an Unrestricted Subsidiary and subsequently becoming owned by the Administrative Borrower or a Restricted Subsidiary), for each Applicable Period ending prior to the Commercial Operation Date thereof (and excluding the Applicable Period ending with the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then current completion percentage of such Material Project as of the date of determination, reasonably determined by the Administrative Borrower in good faith, and to the extent engineering, procurement and construction contracts are entered into, by reference to scheduled completion specified in the engineering, procurement and construction contracts in connection with such Material Project) of the Projected Consolidated EBITDA attributable to such Material Project, net of actual Consolidated EBITDA attributable to or generated by such Material Project, which may, at the Administrative Borrower’s option, be added to actual Consolidated EBITDA for the Applicable Period commencing with the fiscal quarter in which the Commencement Date in respect of such Material Project occurs and for each Applicable Period thereafter until the Commercial Operation Date of such Material Project (excluding the Applicable Period ending with the fiscal quarter in which such Commercial Operation Date occurs); provided that if the actual Commercial Operation Date does not occur by the Scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for Applicable Periods ending after the Scheduled Commercial Operation Date to (but excluding) the Applicable Period ending with the fiscal quarter in which such Commercial Operation Date occurs, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then estimated delay (estimated on the date of determination), whichever is longer): (i) 90 days or less, 0%; (ii) longer than 90 days, but not more than 180 days, 25%; (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75% and (v) longer than 365 days, 100%, (b) in connection with any Material Project, (x) beginning with the Applicable Period ending with the fiscal quarter in which the Commercial Operation Date of such Material Project occurs and for the Applicable Periods ending with the three immediately succeeding full fiscal quarters, an amount equal to the Projected Amount, which shall be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA attributable to such Material Project for the fiscal quarter in which such Commercial Operation Date occurs)~~,~~ plus (~~c~~y) ~~in connection with any Permitted Drop-Down Acquisition, beginning with the~~for any Applicable Period ~~ending with~~which includes one of the first four fiscal quarters following the fiscal quarter in which ~~such Permitted Drop-Down Acquisition is consummated and for the Applicable Periods ending with the three immediately succeeding full fiscal quarters, an amount equal to the~~the Commercial Operation Date of such Material Project occurs, the excess of the Quarterly Projected Amount ~~in respect of such Permitted Drop-Down Acquisition, which shall be added to actual Consolidated EBITDA for~~for each such fiscal ~~quarters (but net of any~~quarter over actual Consolidated EBITDA attributable to such ~~Permitted Drop-Down Acquisition for the~~Material Project for such fiscal quarter ~~in which such Permitted Drop-Down Acquisition is consummated or any prior period)~~, and (~~d~~c) in connection with any Material Investment, beginning with the Applicable Period ending with the fiscal quarter in which the Administrative Borrower or any of its Restricted Subsidiaries first receives dividends or distributions (other than on account of expense reimbursements or similar items) on account of such Material Investment ~~is made~~ and for the Applicable Periods ending with the two immediately succeeding full fiscal quarters, an amount equal to (i) for the Applicable Period ending with the full fiscal quarter in which such Material Investment is made, the amount of all dividends or distributions received on account of such Material Investment which are attributable to such fiscal quarter multiplied by 3, (ii) for the Applicable Period ending with the full fiscal quarter immediately succeeding the fiscal quarter in which such Material Investment is made, the amount of all dividends or distributions received on account of such Material Investment which are attributable to such fiscal quarter and the preceding fiscal quarter and (iii) for the Applicable Period ending with the second full fiscal quarter succeeding the fiscal quarter in which such Material Investment is made, the amount of all dividends or distributions received on account of such Material Investment which are attributable to such fiscal quarter and the two preceding fiscal quarters divided by 3.

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Notwithstanding the foregoing, no such Consolidated EBITDA Adjustment shall be allowed unless (a) in the case of any Material Project, at least 20 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to (x) the date for which a Compliance Certificate is due for the applicable fiscal quarter for which the Administrative Borrower desires to commence inclusion of such Consolidated EBITDA Adjustment with respect to a Material Project or (y) any applicable date on which Financial Covenant Compliance is being tested, the Administrative Borrower shall have delivered to the Administrative Agent notice of such Material Project and the Scheduled Commercial Operation Date with respect thereto, together with written pro forma projections of Consolidated EBITDA attributable to such Material Project for the first full Applicable Period following the Scheduled Commercial Operation Date with respect to such Material Project and (b) in the case of any Material Project ~~and, if applicable, any Permitted Drop-Down Acquisition~~, prior to (x) the date for which a Compliance Certificate is due (or Financial Covenant Compliance is being tested), for the initial fiscal quarter for which the Administrative Borrower desires to commence inclusion of such Consolidated EBITDA Adjustment with respect to a Material Project or ~~a Permitted Drop-Down Acquisition or~~ (y) any applicable date on which Financial Covenant Compliance is being tested, the Administrative Borrower shall have provided a certificate showing the calculation of such Projected Consolidated EBITDA together with all assumptions used in such calculations, and the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and the Administrative Agent shall have received ~~(1) in the case of any Permitted Drop-Down Acquisition (other than a Drop-Down Acquisition of a Port Facility), copies of any Qualifying Off-Take Contracts with respect thereto certified by a Responsible Officer of the Administrative Borrower and (2)~~ such other information and documentation as the Administrative Agent may reasonably request with respect to such Material Project ~~or such Permitted Drop-Down Acquisition~~, all in form and substance reasonably satisfactory to the Administrative Agent.

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“Consolidated Interest Expense” shall mean, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) of the Administrative Borrower and the Restricted Subsidiaries for such period, net of interest income of the Administrative Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (b) any interest accrued during such period in respect of Indebtedness of the Administrative Borrower or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Administrative Borrower or any Restricted Subsidiary with respect to interest rate Hedging Agreements. For purposes of determining the Interest Coverage Ratio: (x) Consolidated Interest Expense shall not include (i) amortization of original issue discount to the extent accrued but not paid, (ii) interest that is capitalized or paid in kind and (iii) the cost of the issuance of Indebtedness; and (y) Consolidated Interest Expense shall be calculated as if all Indebtedness incurred or permanently repaid (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) from the first day of the Applicable Period through and including the date of such determination shall be deemed to have been incurred or repaid at the beginning of such period.

“Consolidated Net Income” shall mean, as of any date (including any Date of Determination) for the Applicable Period related thereto, the net income (or loss) of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that Consolidated Net Income shall exclude (a) extraordinary, unusual and non-recurring gains, losses, charges or expenses for such Applicable Period, (b) the net income of any Restricted Subsidiary that is not a Loan Party during such Applicable Period to the extent that (i) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted on such date by operation of the terms of its Organizational Documents or any agreement, instrument or law applicable to such Restricted Subsidiary (other than, in the case of Project Finance Subsidiaries and Project Finance Holding Companies, any customary “restricted payment” covenants or account “waterfall” mechanics under permitted Project Finance Indebtedness), except that the Administrative Borrower’s equity in any net loss of any such Restricted Subsidiary for such Applicable Period shall be included in determining Consolidated Net Income and (ii) such income was not actually distributed by such Restricted Subsidiary prior to the delivery of the applicable Compliance Certificate for such Applicable Period (as long as, in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to a Loan Party as described in the foregoing clause (i) of this proviso), (c) any income (or loss) for such Applicable Period of any Person if such Person is not a Restricted Subsidiary, except that the aggregate amount of cash actually distributed by such Person during such Applicable Period to the Administrative Borrower or a Restricted Subsidiary as a dividend or other distribution (as long as, in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to a Loan Party as described in clause (b) of this proviso) shall be included in Consolidated Net Income; provided that, the Administrative Borrower may elect to apply any such distribution received following the end of a fiscal quarter but prior to the delivery of the applicable Compliance Certificate to Consolidated Net Income for the fiscal quarter previously ended to the extent the Administrative Borrower determines in good faith that such Person generated the applicable Consolidated Net Income during such prior fiscal quarter, (d) non-cash gains and losses attributable to movement in the mark-to-market valuation of Hedging Agreements pursuant to Financial Standards Accounting Board (“FASB”) Accounting Standards Codification (“ASC 815”), (e) the cumulative effect of a change in accounting principles, (f) any charges or expenses relating to severance, relocation and one-time compensation charges, (g) gain or loss realized upon the sale or other disposition of assets (other than sales of inventory), (h) deferred financing costs written off and premiums paid and deemed income in connection with any early extinguishment of Indebtedness or any Hedging Agreement, (i) non-cash charges, expenses or other impacts of purchase or recapitalization accounting, (j) non-cash impairment charges or asset write-offs, and any amortization of intangibles, (k) cash charges or costs in connection with the Transactions, any investment, acquisition of assets, sale or other disposition of assets, issuance of Equity Interests or Indebtedness, or amendment relating to any Indebtedness (in each case, whether or not completed), (l) charges, losses and expenses to the extent actually paid for or reimbursed by a third party during the Applicable Period or which are reasonably expected to be paid for or reimbursed during the four fiscal quarters immediately subsequent to such Applicable Period (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within the immediately subsequent four-fiscal quarters), (m) director’s fees and reimbursements of out-of-pocket expenses in connection with attending board of director meetings or other actions for the benefit of the Administrative Borrower and its Subsidiaries, (n) indemnification obligations with respect to directors and insurance premiums payable on behalf of directors and (o) any cancellation of debt income, including any such income arising from the purchase of any Loans pursuant to Section 9.04(l).

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“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Administrative Borrower and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

~~“Corporate Conversion” shall mean the conversion of the Administrative Borrower from a partnership to a corporation pursuant to applicable Delaware law.~~

“Corresponding Tenor” shall mean, with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.22.

“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness incurred solely by the Borrowers (and which may be guaranteed by any Guarantor) in the form of one or more Classes of loans or commitments under this Agreement, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to refinance, in whole or part, existing Term Loans and Revolving Credit Loans (or Revolving Credit Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided, that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Liens securing the other Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Credit Agreement Refinancing Indebtedness, and any Revolving Credit Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused portion of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness has a maturity no earlier, and a weighted average life to maturity equal to or greater, than the Refinanced Debt, (vi) the terms and conditions of such Indebtedness (except as otherwise provided above and with respect to pricing, premiums, fees, rate floors and optional prepayment or redemption terms) are substantially identical to or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness than the terms and conditions applicable to the Refinanced Debt (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) and (vii) such Refinanced Debt shall be repaid, all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, and all commitments in respect thereof shall be terminated, on the date such Credit Agreement Refinancing Indebtedness is incurred.

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“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Facilities” shall mean the revolving credit, swing line, letter of credit and term loan facilities provided for by this Agreement.

“Cure Amount” shall have the meaning assigned to such term in the last paragraph of Article VII.

“Daily Simple SOFR” shall mean, for any day~~,~~ (a “SOFR~~, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~  Rate Day”), a rate per annum equal to the greater of (a) (i) SOFR for the day (such day “i”) that is five U.S. Government Securities Business Days prior to (A) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (B) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website plus (ii) the SOFR Adjustment and (b) the Floor. If by 5:00 pm (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Administrative Borrower.

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“Date of Determination” shall mean the last day of any fiscal quarter of the Administrative Borrower, starting with the last day of the first full fiscal quarter of the Administrative Borrower following the Original Closing Date.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Amounts” shall have the meaning assigned to such term in Section 2.13(i).

“Deeply Subordinated Debt” shall mean Subordinated Indebtedness which does not mature and has no installments of principal or payments of interest or fees in cash due and payable in respect of such Indebtedness prior to the 91st day following the Latest Maturity Date then in effect as of the date such Indebtedness is incurred; provided that, (i) such Subordinated Indebtedness shall be unsecured, (ii) such Subordinated Indebtedness shall not have the benefit of any financial maintenance covenant, (iii) the definitive documentation for such Subordinated Indebtedness shall not contain any other covenants (excluding interest rate, original issue discount, fees and prepayment premiums), taken as a whole, that are materially more onerous to the obligors thereunder than the covenants for the Credit Facilities provided for in this Agreement, taken as a whole, and (iv) such Subordinated Indebtedness shall not be subject to any mandatory prepayment or redemption provisions other than prepayments or redemptions required as a result of a change in control or non-ordinary course asset sale.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.07.

“Default Right” ~~has~~shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Swing Line Loans and Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Administrative Borrower, each Issuing Bank and each Lender.

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“Dispositions” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith in an amount (determined by reference to the fair market value of such property), for any transaction or series of related transactions, in excess of $5,000,000 in any fiscal year; provided that, for the avoidance of doubt, in no event shall the issuance of Equity Interests by the Administrative Borrower be deemed a Disposition. “Dispose” shall have a correlative meaning.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the 91st day following the Latest Maturity Date, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the 91st day following the Latest Maturity Date then in effect as of the date on which such Equity Interest is issued; provided, however, that any Equity Interest of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Equity Interest in the event of a change of control of such Person will not be deemed to be Disqualified Stock solely by virtue of such provisions.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Drax Contract” shall mean the Agreement for the Sale and Purchase of Biomass CIF Discharge Port, dated as of December 23, 2011, between Drax Power Limited, as buyer, and Enviva, LP, as seller, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

~~“Drop-Down Acquisition” shall mean any acquisition by the Administrative Borrower or any Restricted Subsidiary of a Facility (or of Equity Interests of any Person owning a Facility) from Enviva Holdings, LP or its Affiliates (other than the Administrative Borrower or its Wholly Owned Restricted Subsidiaries). For the avoidance of doubt, no Material Project shall be considered a Drop-Down Acquisition.~~

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~~“Early Opt-in Election” shall mean, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1)            a notification by the Administrative Agent to (or the request by the Administrative Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)            the joint election by the Administrative Agent and the Administrative Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment” shall mean that certain Eighth Amendment to Credit Agreement, dated as of December 17, 2021, by and among the Borrowers, the other Guarantors party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent, the Collateral Agent and the Swing Line Lender.

“Eighth Amendment Effective Date” shall have the meaning specified in the Eighth Amendment, which date occurred on December 17, 2021.

“Eligible Assignee” shall mean any Person other than a natural Person or (other than in the case of and in accordance with Section 9.04(k) or (l)) the Administrative Borrower or any of its Affiliates that is (i) a Lender, an Affiliate of any Lender or an Approved Fund (any two or more related Approved Funds being treated as a single Eligible Assignee for all purposes hereof) or (ii) a commercial bank, insurance company, investment or mutual fund or other entity that is (x) an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and (y) other than in the case of the Administrative Borrower or any of its Affiliates, which extends credit or buys loans in the ordinary course of its business.

“Employee Benefit Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by the Administrative Borrower or any Restricted Subsidiary.

“Environmental Laws” shall mean any and all Laws relating to pollution, the preservation and protection of natural resources (including, without limitation, threatened or endangered species and wetlands) or the environment, or the generation, use, handling, transportation, storage, treatment, or Release of or exposure to Hazardous Materials.

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“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Administrative Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) noncompliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permit, license, franchise, certificate, approval, waiver, variance, consent or other similar authorization required under any Environmental Law.

“Enviva, LP” shall mean Enviva, LP, a Delaware limited partnership.

“Enviva Partners, LP Predecessor” shall mean Enviva, LP together with its subsidiaries.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest. ~~For the avoidance of doubt, no Seller Retained Interest shall be considered an Equity Interest for any purpose herein.~~

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, the regulations promulgated thereunder and any successor statute.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Administrative Borrower or any of its Restricted Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA and Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation), (b) the failure of any Plan to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), (e) a determination that any Multiemployer Plan is in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA, (f) the incurrence by the Administrative Borrower or any Restricted Subsidiaries or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the complete or partial withdrawal of the Administrative Borrower or any Restricted Subsidiaries or their required ERISA Affiliates from any Plan or Multiemployer Plan, (g) the receipt by the Administrative Borrower or any Restricted Subsidiaries or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan, (h) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code, (i) the receipt by the Administrative Borrower or any Restricted Subsidiary or any of their required ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Administrative Borrower or any Restricted Subsidiary or any of their required ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA, (j) the occurrence of a “prohibited transaction” (within the meaning of Section 4975 of the Code) with respect to which the Administrative Borrower or any Restricted Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Administrative Borrower or any Restricted Subsidiary could otherwise be liable, or (k) the imposition of a Lien under Section 412 or 430(k) of the Code or Section 303(k) or 4068 of ERISA on any property (or rights to property, whether real or personal) of the Administrative Borrower or any Restricted Subsidiary or any of their required ERISA Affiliates.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Reserve Adjusted Eurodollar Rate.~~

~~“Eurodollar Rate” shall mean for any Interest Period as to any Eurodollar Borrowing, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Eurodollar Rate will be deemed to be zero.~~

“Events of Default” shall have the meaning assigned to such term in Article VII.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Subsidiary” shall mean (a) each Immaterial Restricted Subsidiary, (b) each Unrestricted Subsidiary, (c) each Foreign Subsidiary, (d) each Domestic Subsidiary that (i) is a FSHCO or (ii) is owned directly or indirectly by a CFC, (e) each Project Finance Holding Company and (f) each Project Finance Subsidiary; provided that, in no event shall the Subsidiary Borrower be deemed to constitute an Excluded Subsidiary.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Administrative Borrower under Section 2.21(a)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.20(a), amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.20(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Executive Order No. 13224” shall mean Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Commitment” shall have the meaning assigned to such term in Section 2.26(a).

“Existing Letters of Credit” means the commercial letters of credit set forth on Schedule III ~~of~~to the Eighth Amendment.

“Existing Loans” shall have the meaning assigned to such term in Section 2.26(a).

“Extended Commitment” shall have the meaning assigned to such term in Section 2.26(a).

“Extended Loan” shall have the meaning assigned to such term in Section 2.26(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.26(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.26(a).

“Extended Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Extended Term Loan, as set forth in the applicable Extension Amendment.

“Extending Lender” shall have the meaning assigned to such term in Section 2.26(b).

“Extension Amendment” shall have the meaning assigned to such term in Section 2.26(c).

“Extension Date” shall have the meaning assigned to such term in Section 2.26(d).

“Extension Election” shall have the meaning assigned to such term in Section 2.26(b).

“Extension Request” shall have the meaning assigned to such term in Section 2.26(a).

“Facility” shall mean a Wood Pellet Production Facility and/or a Port Facility, as the context shall require.

“Farm Credit Act” shall mean the Farm Credit Act of 1971, as amended.

“Farm Credit Equities” shall mean, collectively, the Administrative Borrower’s stock and participation certificates in the respective Farm Credit Lenders (or Affiliates thereof) acquired in connection with the Term Loans from the Farm Credit Lenders hereunder.

“Farm Credit Lender” shall mean a lending institution organized and existing pursuant to the provisions of the Farm Credit Act and under the regulation of the Farm Credit Administration.

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“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fee Letter” shall mean the Fee Letter dated December 19, 2014 between the Administrative Borrower and Barclays, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Fees” shall mean the Revolving Credit Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of March 18, 2021 ~~(“Fifth Amendment”)~~, by and among the Borrowers, the other Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Fifth Amendment Effective Date” shall have the meaning specified in the Fifth Amendment, which date occurred on March 18, 2021.

“Financial Covenant Compliance” shall mean, as of any date (including any Date of Determination), that the Administrative Borrower is in compliance with the covenant levels set forth in the Financial Covenants as of the last day of the most recently ended fiscal quarter for which financial statements have been (or are required to have been) delivered pursuant to Section 4.02(i), Section 5.04(a)(i) or 5.04(a)(ii), in each case recalculated to give effect to (i) Total Debt as of such date and any concurrent incurrence and/or repayment of any Indebtedness (including any commitments that are being incurred or terminated on such date, assuming, in the case of incurrence, the borrowing of the entire amount thereof on such date net of the amount of any commitments being terminated on such date), (ii) Unrestricted Cash as of such date after giving effect to any event for which Financial Covenant Compliance is being determined (but not any increase in Unrestricted Cash attributable to any Indebtedness being so incurred), (iii) in the case of any calculation under Section 6.04(h), any such Permitted Acquisition permitted thereunder occurring after the end of the Applicable Period in respect of such date, in each case, as if such events had occurred on the first day of the Applicable Period in respect of such calculations and remained in effect on the last day of the Applicable Period, (iv) any other Permitted Acquisition permitted hereunder occurring after the end of the Applicable Period in respect of such date, in each case, as if such events had occurred on the first day of the Applicable Period in respect of such calculations and remained in effect on the last day of the Applicable Period and (v) subject to clause (x)(d) of the definition of Consolidated EBITDA, Consolidated EBITDA Adjustments on account of ~~(x)~~ any Material Project for which (A) the Commencement Date occurred after the end of the Applicable Period in respect of such date or (B) the Commencement Date occurred prior to the end of the Applicable Period in respect of such date, but the completion percentage has increased since the end of the Applicable Period in respect of such date ~~and (y) Permitted Drop-Down Acquisitions consummated after the end of the Applicable Period in respect of such date, in each case, only to the extent that the requirements set forth in the second paragraph of the definition of “Consolidated EBITDA Adjustments” have been met in respect thereof.~~.

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“Financial Covenants” shall mean each of the covenants set forth in Section 6.10 and Section 6.13.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First-Tier Foreign Subsidiary” shall mean a Foreign Subsidiary that is a direct Subsidiary of the Administrative Borrower or any Domestic Subsidiary (other than an Excluded Subsidiary).

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~a rate of interest equal to 0%.

“Foreign Lender” shall mean any Lender that is not a “United States person” as such term is defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” shall mean the Fourth Amendment to Credit Agreement and Second Amendment to Guarantee and Collateral Agreement, dated as of October 18, 2018, which amends the Original Credit Agreement.

“Fourth Amendment Effective Date” shall mean October 18, 2018.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, with respect to each Issuing Bank, such Defaulting Lender’s Pro Rata Percentage of the L/C Exposure with respect to Letters of Credit issued by such Issuing Bank, and, with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Percentage of the Swing Line Exposure with respect to Swing Line Loans made by the Swing Line Lender, other than L/C Exposure or Swing Line Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“FSHCO” shall mean any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) that owns no material assets (held directly or through Subsidiaries) other than Equity Interests of one or more CFCs or Indebtedness of such CFCs.

“GAAP” shall mean United States generally accepted accounting principles.

~~“General Partner” shall mean Enviva Partners GP, LLC, a Delaware limited liability company, the sole general partner of the Administrative Borrower.~~

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“Governmental Authority” shall mean any Federal, state, local or (to the extent applicable and legally binding) foreign court or governmental department, authority, instrumentality, regulatory body or other agency.

“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement, substantially in the form of Exhibit I, among the Borrowers, the Guarantors party thereto and the Collateral Agent for the benefit of the Secured Parties.

“Guarantor” shall mean the Borrowers, each existing and subsequently acquired or organized direct or indirect Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary).

“Hazardous Materials” shall mean all hazardous or toxic substances, wastes, pollutants or other substances defined, listed or regulated as hazardous or toxic or similar designation under any Environmental Law, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” shall mean any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“IBA” shall have the meaning assigned to such term in Section 1.07.

“Immaterial Restricted Subsidiary” shall mean any Restricted Subsidiary designated by the Administrative Borrower as an Immaterial Restricted Subsidiary if and for so long as such Immaterial Restricted Subsidiary, together with all other Immaterial Restricted Subsidiaries so designated as Immaterial Restricted Subsidiaries, does not have (a) total assets at such time exceeding 5.0% of the Consolidated Total Assets and (b) total revenues and operating income for the most recent 12-month period for which financial statements are available exceeding 5.0% of the total revenues and operating income for the most recent 12-month period of the Administrative Borrower and its Restricted Subsidiaries, on a consolidated basis; provided that any Restricted Subsidiary would not be an Immaterial Restricted Subsidiary to the extent the above required terms are not satisfied; provided, further, that the Administrative Borrower may designate any Immaterial Restricted Subsidiary as a Material Restricted Subsidiary in order to cause the above required terms to be satisfied. Notwithstanding the foregoing, in no event shall the Subsidiary Borrower be an Immaterial Restricted Subsidiary.

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“Improper Recipient” shall have the meaning assigned to such term in Section 2.19(d).

“Improvements” shall have the meaning assigned to such term in the Mortgages.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.25(a).

“Incremental Borrowing” shall mean a Borrowing comprised of Incremental Loans.

“Incremental Equivalent Debt” shall mean any unsecured Indebtedness issued or incurred by the Borrowers (on a joint and several basis as between the Borrowers) (and which may be guaranteed by any Guarantor) pursuant to an indenture, loan agreement, credit agreement, note purchase agreement or otherwise, or any secured Indebtedness consisting of debt securities issued pursuant to an indenture or note purchase agreement, in each case in lieu of Indebtedness under this Agreement permitted to be incurred pursuant to Section 2.25; provided that, (i) on the date of such issuance or incurrence, the aggregate principal amount of all Incremental Equivalent Debt shall not exceed the Maximum Incremental Facilities Amount on such date, (ii) on the date of such issuance or incurrence, such Indebtedness could have been incurred as Incremental Loan Commitments on such date under Section 2.25, (iii) such Incremental Equivalent Debt shall not be Guaranteed by any Person that is not a Loan Party, (iv) such Incremental Equivalent Debt shall not mature and no installments of principal shall be due and payable on such Incremental Equivalent Debt prior to the Latest Maturity Date at the time such Incremental Equivalent Debt is incurred, (v) such Incremental Equivalent Debt shall have no financial maintenance covenants, (vi) the definitive documentation for such Incremental Equivalent Debt shall not include other covenants (excluding interest rate, original issue discount, fees and prepayment premiums), taken as a whole, that are materially more onerous to the Borrowers and the Guarantors than the covenants for the Credit Facilities provided for in this Agreement, taken as a whole, (vii) such Incremental Equivalent Debt shall have no mandatory prepayment or redemption provisions other than prepayments or redemptions required as a result of a change in control or non-ordinary course asset sale, (viii) in the case of Incremental Equivalent Debt that is secured by all or any portion of the Collateral on a pari passu basis with the Liens securing the Obligations hereunder (A) such Indebtedness is not secured by any property or assets other than the Collateral, (B) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (C) a representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement or, if a Pari Passu Intercreditor Agreement has previously been entered into, execute a joinder to the then existing Pari Passu Intercreditor Agreement in substantially the form provided in the Pari Passu Intercreditor Agreement and (D) if a Junior Lien Intercreditor Agreement is then in effect, a representative validly acting on behalf of the holders of such Indebtedness shall execute a joinder to such Junior Lien Intercreditor Agreement in substantially the form provided in the Junior Lien Intercreditor Agreement and (ix) in the case of Incremental Equivalent Debt that is secured by all or a portion of the Collateral on a basis junior to the Liens securing the Obligations hereunder (A) such Indebtedness is not secured by any property or assets other than the Collateral, (B) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (C) a representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to the then existing Junior Lien Intercreditor Agreement in substantially the form provided in the Junior Lien Intercreditor Agreement.

“Incremental Lender” shall mean an Incremental Revolving Lender or an Incremental Term Lender, as the context may require.

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“Incremental Loan Commitments” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Term Loans or Incremental Revolving Loans to the Borrowers (on a joint and several basis as between the Borrowers), as applicable.

“Incremental Loans” shall mean Incremental Term Loans or Incremental Revolving Loans.

“Incremental Revolving Lender” shall mean a Lender with an Incremental Revolving Loan Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan Assumption Agreement” shall mean an Incremental Revolving Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Administrative Agent and one or more Incremental Revolving Lenders.

“Incremental Revolving Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Revolving Loans to the Borrowers (on a joint and several basis as between the Borrowers).

“Incremental Revolving Loans” shall mean Revolving Loans made by one or more Lenders to the Borrowers (on a joint and several basis as between the Borrowers) pursuant to such Lender’s Incremental Revolving Loan Commitment in Section 2.01.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Assumption Agreement” shall mean an Incremental Term Loan Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrowers, the Administrative Agent and one or more Incremental Term Lenders.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.25, to make Incremental Term Loans to the Borrowers (on a joint and several basis as between the Borrowers).

“Incremental Term Loan Maturity Date” shall mean the final maturity date of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Term Loan Assumption Agreement.

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrowers (on a joint and several basis as between the Borrowers) pursuant to Section 2.01(c). Incremental Term Loans may be made in the form of, to the extent permitted by Section 2.25 and provided for in the relevant Incremental Term Loan Assumption Agreement, Other Term Loans.

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“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds (other than surety, appeal or performance bonds to the extent that such surety, appeal or performance bonds do not constitute or result in the incurrence of reimbursement obligations payable by such Person), debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (such Indebtedness to be valued at an aggregate outstanding principal amount not to exceed the fair market value of such property), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Synthetic Lease Obligations of such Person, (i) net obligations of such Person under any Hedging Agreements, valued at the Agreement Value thereof, (j) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (valued at the greater of its voluntary or involuntary liquidation preference plus any accrued and unpaid dividends), (k) all obligations of such Person as an account party in respect of letters of credit (to the extent such letter of credit does not support any Indebtedness of such Person which is otherwise recognized under this definition) and (l) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable for such Indebtedness pursuant to applicable law or the relevant partnership agreement; provided, however, that reserves for retention or deductible amount under insurance programs shall not be considered “Indebtedness” for purposes of this definition.  Notwithstanding the foregoing, (i) any obligation arising from any agreement providing for indemnities, guarantees or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets, (ii) ~~any Seller Retained Interest~~[reserved], (iii) indebtedness which is owed by any Borrower or a Restricted Subsidiary to any Person to the extent and up to the amount of any corresponding indebtedness owed by such Person to any Borrower or a Restricted Subsidiary pursuant to municipal bonds or other instruments being issued by such Person in connection with qualification for a tax exemption, regulatory relief or similar circumstances and (iv) indebtedness which is owed by any Borrower or a Restricted Subsidiary to any Person to the extent and up to the amount of any corresponding indebtedness owed by such Person (or a beneficial owner of such Person) to any Borrower or a Restricted Subsidiary in connection with new market tax credit financing or similar financings, shall not constitute “Indebtedness” unless and until ~~(x)~~ in the case of clause (i), such obligation becomes due and payable or certain to be payable ~~or (y) in the case of clause (ii), such Seller Retained Interest is recognized as debt on the balance sheet of such Person in accordance with GAAP~~.

“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Borrower or any other Loan Party under any Loan Document.

“Information” shall have the meaning assigned to such term in Section 9.16.

“Intellectual Property” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Interest Coverage Ratio” shall mean, for any Applicable Period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period; provided that the Interest Coverage Ratio shall be calculated to give effect to the adjustments set forth in clauses (i), (iv) and (v) of the definition of “Financial Covenant Compliance”.

“Interest Election Notice” shall mean an Interest Election Notice, delivered by the Administrative Borrower pursuant to Section 2.10, substantially in the form of Exhibit E.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, (b) with respect to any ~~Eurodollar~~Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~Term SOFR Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) with respect to any Swing Line Loan, the last Business Day of each March, June, September and December.

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“Interest Period” shall mean, with respect to any ~~Eurodollar~~Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 3 or 6 months thereafter (and if ~~available to~~consented to (including by email) by all Lenders holding such Borrowings, twelve months thereafter), as the Administrative Borrower may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period ~~and~~, (c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period and (d) no tenor that has been removed from this definition pursuant to Section 2.29(d) shall be available for specification in such Borrowing Request or Interest Election Notice. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Rate” shall mean, in relation to the LIBO Rate for a given Loan, the rate which results from interpolating on a linear basis between:~~

~~the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and~~

~~the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan,~~

~~each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.~~

“Investment” with respect to any Person shall mean: (i) any acquisition of Equity Interests, bonds, notes, debentures, partnership, joint venture or other ownership interests or other securities of another Person; (ii) any advance, loan or other extension of credit to or assumption of debt of another Person; and (iii) any acquisition of any division or business unit of, or substantially all of the assets of, another Person.

“IRS” shall mean the United States Internal Revenue Service.

~~“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” shall mean, as the context may require, (a) each bank or financial institution listed on Schedule 2.02, acting through any of its respective Affiliates or branches, in its capacity as the issuer of Letters of Credit hereunder and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.24(i) or 2.24(k), with respect to Letters of Credit issued by such Lender. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

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“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).

“Junior Lien Intercreditor Agreement” shall mean the Second Lien Intercreditor Agreement substantially in the form of Exhibit O.

“L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.24 in the amounts set forth on Schedule 2.02 as amended from time to time. The aggregate amount of the L/C Commitment shall not exceed the lesser of (x) $80,000,000 and (y) the Revolving Credit Commitments.

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

“L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The L/C Exposure of any Revolving Credit Lender at any time shall equal its Pro Rata Percentage of the aggregate L/C Exposure at such time.

“L/C Extension Notice” shall mean an L/C Extension Notice delivered by the Administrative Borrower pursuant to Section 2.24 and substantially in the form of Exhibit F.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Loans as extended, replaced or refinanced in accordance with this Agreement from time to time.

“Law” shall mean any federal, state, regional or local constitution, statute, code, law (including common law), rule or regulation, or any judgment, permit, order, ordinance, writ, injunction or decree of, any Governmental Authority.

“Lenders” shall mean (a) the Persons listed on Schedule I of the Sixth Amendment (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable), (b) any Person that has become a party hereto pursuant to an Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, (c) the Swing Line Lender, (d) each Additional Incremental Lender, (e) each Additional Refinancing Lender and (f) each Extending Lender.

“~~Letter~~Letters of Credit” shall mean any standby letter of credit or commercial letter of credit issued pursuant to this Agreement, including, for the avoidance of doubt, the Existing Letters of Credit.

~~“LIBO Rate” shall have the meaning assigned to such term in the definition of “Eurodollar Rate.”~~

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

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“Loan Documents” shall mean this Agreement, the Letters of Credit, the Security Documents, each Incremental Term Loan Assumption Agreement, each Incremental Revolving Loan Assumption Agreement, each Extension Amendment, each Refinancing Amendment, the Notes, if any, executed and delivered pursuant to Section 2.04(e), the Fee Letter and any other document from time to time executed in connection with the foregoing that is designated as a “Loan Document”.

“Loan Parties” shall mean the Borrowers and each other Person that is a Guarantor.

“Loans” shall mean the Revolving Loans, the Swing Line Loans, the Term Loans, the Incremental Loans, the Extended Loans, the Refinancing Revolving Loans and the Refinancing Term Loans.

~~“LP Agreement” shall mean the First Amended and Restated Agreement of Limited Partnership of the Administrative Borrower, dated as of May 4, 2015, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent an Event of Default under paragraph (n) of Article VII has not occurred as a result of such amendment, restatement, amendment and restatement, supplement or other modification.~~

“Lynemouth Contract” shall mean the CIF Contract for the Purchase of Wood Pellet Biomass, dated as of May 31, 2016, between Lynemouth Power Limited, as buyer, and Enviva, LP, as seller, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Management Services Agreement” shall mean the Management Services Agreement, dated as of April 9, 2015, entered into by and among the Administrative Borrower and certain Affiliates of the Administrative Borrower and Enviva Management Company, LLC, as the provider of services, as amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on the business, assets, liabilities, operations, financial condition or operating results of the Administrative Borrower and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Administrative Borrower or the Restricted Subsidiaries, taken as a whole, to perform any of their material obligations under the Loan Documents to which they are parties or (c) a material impairment of the rights and remedies of or benefits available to the Lenders or the Administrative Agent or Collateral Agent under any Loan Document.

“Material Contracts” shall mean (i) the Drax Contract, (ii) the MGT Contract and (iii) the Lynemouth Contract.

“Material Indebtedness” shall mean Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Administrative Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding the Materiality Threshold. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Administrative Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the Agreement Value of such Hedging Agreement at such time.

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“Material Investment” shall mean any Investment, or series of related Investments, by the Administrative Borrower or a Restricted Subsidiary of at least $50,000,000 in a Person that is not a Restricted Subsidiary for the purpose of developing or acquiring an interest in a Facility.

“Material Leased Real Property” shall mean each of the leased Real Properties of the Loan Parties specified on Schedule 3.20(b) and on any date of determination, any leased Wood Pellet Production Facility or Port Facility and any other Real Property, or group of related tracts of Real Property, leased (whether in a single transaction or in a series of transactions) by any Loan Party, in each case where the fair market value of such lease (including the fair market value of improvements owned by such Person and located thereon) on such date of determination exceeds $10,000,000.

“Material Non-Public Information” shall mean material non-public information with respect to the Administrative Borrower, its Subsidiaries or any of their securities.

“Material Owned Real Property” shall mean each of the owned Real Properties of the Loan Parties specified on Schedule 3.20(a) and on any date of determination, any owned Wood Pellet Production Facility or Port Facility and any other Real Property, or group of related tracts of Real Property, acquired (whether acquired in a single transaction or in a series of transactions) or owned in fee by any Loan Party, in each case having a fair market value (including the fair market value of improvements owned or leased by such Person and located thereon) on such date of determination exceeding $10,000,000.

“Material Projects” shall mean, collectively, any capital project of the Administrative Borrower or any of its Restricted Subsidiaries (including any capital project owned by the Administrative Borrower or any of its Restricted Subsidiaries which reached its Commercial Operation Date at a time when such capital project was owned by an Unrestricted Subsidiary) the aggregate cost of which (inclusive of capital costs expended prior to the acquisition, construction or expansion thereof) is reasonably expected by the Administrative Borrower to exceed, or exceeds, $3,000,000. ~~For the avoidance of doubt, no Drop-Down Acquisition shall be considered a Material Project.~~

“Material Restricted Subsidiary” shall mean any Restricted Subsidiary other than any Immaterial Restricted Subsidiary.

“Material Subsequent Facility Payments” shall mean any payment (other than earn-out payments) by the Administrative Borrower or a Restricted Subsidiary of at least $50,000,000 to the seller of any Wood Pellet Production Facility or Port Facility previously acquired by the Administrative Borrower or any Restricted Subsidiary that is triggered by an event occurring subsequent to the acquisition of such Wood Pellet Production Facility or Port Facility that is reasonably expected to result in increased Consolidated EBITDA attributable to such Wood Pellet Production Facility or Port Facility within one year of such payment, as certified to the Administrative Agent by a Financial Officer of the Administrative Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld).

“Material Transaction Period” shall mean a period from and after the occurrence of a Qualifying Material Transaction to and including the last day of the second full fiscal quarter following the fiscal quarter in which (a) in the case of clauses (x) and (y) the definition of “Qualifying Material Transaction”, such Qualifying Material Transaction occurred or (b) in the case of clause (z) of the definition of “Qualifying Material Transaction”, such Qualifying Material Transaction reached its Commercial Operation Date.

“Materiality Threshold” shall mean $35,000,000.

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“Maximum Incremental Facilities Amount” shall mean, as of any date, the sum of the following:

(a)            (x) $~~100,000,000~~150,000,000 minus (y) the aggregate principal amount of all Incremental Loan Commitments outstanding as of such date and (without duplication) Incremental Loans and/or Incremental Equivalent Debt incurred or issued pursuant to clause (a)(x) of this definition after the Eighth Amendment Effective Date and on or prior to such date of determination, plus

(b)            (x) the amount of any voluntary prepayments of the Loans (in the case of any prepayment of Revolving Loans, to the extent accompanied by a permanent reduction in the relevant commitment) (it being understood that any such voluntary prepayment financed with the proceeds of incurrences of Indebtedness shall not be included in the calculation of the amount under this clause (b)) made on or prior to such date minus (y) the aggregate principal amount of all Incremental Loan Commitments outstanding as of such date and (without duplication) Incremental Loans and/or Incremental Equivalent Debt incurred or issued on or prior to such date pursuant to clause (b)(x) of this definition, plus

(c)            the Ratio Based Incremental Amount as of such date.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“MGT Contract” shall mean the Biomass Supply Agreement, dated as of January 22, 2016, between Enviva Wilmington Holdings, LLC, as purchaser, and the Administrative Borrower, as seller, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof (which Agreement is, for the avoidance of doubt, in relation to those certain volumes contracted to be sold by Enviva Wilmington Holdings, LLC to MGT Teesside Limited).

“Minimum Collateral Amount” shall mean, at any time, cash collateral consisting of cash or deposit account balances in an amount equal to 102% of the Fronting Exposure of any Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgage Modification Requirements” shall mean each of the conditions precedent to the incurrence of additional Indebtedness pursuant to Section 2.25 set forth on Schedule 1.01(b).

“Mortgage Policies” shall have the meaning assigned to such term in Section 4.02(e).

“Mortgaged Properties” shall mean, as of the Fourth Amendment Effective Date, the owned Real Properties of the Loan Parties specified on Schedule 1.01(a), and shall include each other parcel of Real Property and improvements thereto with respect to which a Mortgage is or is required to be granted pursuant to Section 5.13 or Section 5.15, in each case filed or to be filed in the office specified in Schedule 1.01(a) or Schedule 5.15, as applicable, or as otherwise required by Section 5.13.

“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to Section 4.02(e)(i), Section 5.13 or Section 5.15 each substantially in the form of Exhibit M (with such changes as are required to account for local law matters) or such other form as the Collateral Agent shall reasonably agree.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA under which the Administrative Borrower, any Restricted Subsidiary or their respective ERISA Affiliates is a participating employer.

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“Net Cash Proceeds” shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of (i) selling expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Administrative Borrower’s good faith estimate of income Taxes paid or payable by the Administrative Borrower or the applicable Restricted Subsidiary in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Indebtedness under the Loan Documents and Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt that is secured by all or a portion of the Collateral) for borrowed money which is secured by the asset sold in such Asset Sale and which is required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset and other than any Loans hereunder); provided, however, that, if (x) the Administrative Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent not later than the fifth Business Day following the receipt by the Administrative Borrower or any Restricted Subsidiary of such cash proceeds setting forth the Administrative Borrower’s intent to reinvest (or to cause its Restricted Subsidiaries to reinvest) such proceeds in productive assets of a kind then used or usable in the business of the Administrative Borrower or any Restricted Subsidiary (or 100% of the Equity Interests of any entity that shall become a Restricted Subsidiary hereunder that owns such productive assets) within 360 days of receipt of such proceeds and in each case such proceeds are used for such reinvestment within such 360 day period (or, if committed to be so used within such period, are so reinvested within a further 180 days thereafter) and (y) no Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of such period, at which time such proceeds shall be deemed to be Net Cash Proceeds; (b) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs and other expenses incurred in connection therewith; and (c) with respect to any Casualty Event Receipt, the net cash proceeds thereof (determined in accordance with the definition of “Casualty Event Receipt”) received by or paid to or for the account of the Administrative Borrower or any Restricted Subsidiary.

“Ninth Amendment” shall mean that certain Ninth Amendment to Credit Agreement, dated as of June 30, 2022, by and among the Borrowers, the other Guarantors party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent and the Collateral Agent.

“Ninth Amendment Effective Date” shall have the meaning assigned to such term in the Ninth Amendment.

“Non-Defaulting Lender” shall mean any Lender other than a Defaulting Lender.

“Non-Extending Lender” shall have the meaning assigned to such term in Section 2.26(e).

“NPL” shall mean the National Priorities List under CERCLA.

“Note” shall mean a Revolving Loan Note or a Term Loan Note, as the context may require.

“Obligations” shall mean all “Secured Obligations” or “Obligations” as defined in the Guarantee and Collateral Agreement and the other Security Documents.

“OFAC” shall have the meaning assigned to such term in Section 3.23(b)(v).

“Offer Process” shall have the meaning assigned to such term in Section 9.04(l)(ii).

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“Organizational Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Closing Date” shall mean the date on which the conditions precedent set forth in Section 4.02 shall have been satisfied or waived, which date is April 9, 2015. References in any Loan Document to “Closing Date” shall, from and after the Fourth Amendment Effective Date, refer to the Original Closing Date.

“Original Credit Agreement” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Original Revolving Credit Maturity Date” shall have the meaning assigned to such term in the definition of “Revolving Credit Maturity Date.”

“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(b).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, filing, documentary or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(a)).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.25(a).

“Pari Passu Intercreditor Agreement” shall mean the Pari Passu Intercreditor Agreement substantially in the form of Exhibit P.

“Participant” shall have the meaning assigned to such term in Section 9.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(f).

~~“Partnership Consolidation” shall mean the earlier to occur of (a) the Corporate Conversion and (b) the General Partner becoming a direct or indirect Wholly Owned Subsidiary of the Administrative Borrower.~~

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

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“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit L.

“Periodic Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.04(h).

“Permitted Business” shall mean the business conducted (or proposed to be conducted) by the Administrative Borrower and the Restricted Subsidiaries as of the date of this Agreement, and all business that is reasonably similar or ancillary thereto and reasonable extensions thereof.

~~“Permitted Drop-Down Acquisition” shall have the meaning assigned to such term in Section 6.04(j).~~

“Permitted Encumbrances” shall mean those Liens permitted by Section 6.02.

“Permitted Equity Liens” shall have the meaning assigned to such term in Section 3.07(a).

“Permitted Investments” shall mean:

(a)            direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

(b)            investments in commercial paper maturing within twelve months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)            investments in certificates of deposit, banker’s acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with, and demand, savings and money market deposit accounts issued or offered by, the Administrative Agent or any Affiliate of the Administrative Agent, any Lender or any Affiliate of any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime-2” (or the then equivalent grade) by Moody’s or “A-2” (or the then equivalent grade) by S&P;

(d)            fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above; and

(e)            investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, at least 95% of whose assets are invested in investments of the type described in clauses (a) through (d) above.

“Permitted Junior Refinancing Debt” shall mean secured Indebtedness incurred solely by the Borrowers (on a joint and several basis as between the Borrowers) (and which may be guaranteed by any Guarantor) in the form of one or more series of second lien secured notes or loans; provided, that (i) such Indebtedness is secured by all or less than all of the Collateral on a basis junior to the Liens securing the Obligations hereunder and the obligations in respect of any Permitted Pari Passu Refinancing Debt and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Junior Refinancing Debt, and any Revolving Credit Commitments so refinanced shall be concurrently terminated; (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused portion of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than, in any case, amortization at a rate of no more than 1% per annum) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred, (vi) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), and (vii) a representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to the then existing Junior Lien Intercreditor Agreement in substantially the form provided in the Junior Lien Intercreditor Agreement.

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“Permitted Pari Passu Refinancing Debt” shall mean any secured Indebtedness incurred solely by the Borrowers (on a joint and several basis as between the Borrowers) (and which may be guaranteed by any Guarantor) in the form of one or more series of senior secured notes or loans; provided, that (i) such Indebtedness is secured by all or less than all of the Collateral on a pari passu basis with the Liens securing the Obligations hereunder and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness is not guaranteed by any Person other than the Guarantors, (iii) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Pari Passu Refinancing Debt, and any Revolving Credit Commitments so refinanced shall be concurrently terminated, (iv) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused portion of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (v) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than, in any case, amortization at a rate of no more than 1% per annum) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred, (vi) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (vii) a representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Pari Passu Intercreditor Agreement or, if a Pari Passu Intercreditor Agreement has previously been entered into, execute a joinder to the then existing Pari Passu Intercreditor Agreement in substantially the form provided in the Pari Passu Intercreditor Agreement and (viii) if applicable, a representative validly acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement or, if a Junior Lien Intercreditor Agreement has previously been entered into, execute a joinder to the then existing Junior Lien Intercreditor Agreement in substantially the form provided in the Junior Lien Intercreditor Agreement.

“Permitted Priority Encumbrances” shall mean, with respect to Real Property, those Liens permitted by paragraphs (a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (p) and (w) of Section 6.02.

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“Permitted Refinancing Debt” shall mean any modification, refinancing, refunding, renewal or extension of any Indebtedness; provided, that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (ii) such modification, refinancing, refunding, renewal or extension (A) has a final maturity date the same as or later than the final maturity date of the Indebtedness so modified, refinanced, refunded, renewed or extended and (B) has a weighted average life to maturity the same as or greater than the weighted average life to maturity of the Indebtedness so modified, refinanced, refunded, renewed or extended; (iii) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (iv) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured and/or subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is unsecured and/or subordinated in right of payment to the Obligations on terms, taken as a whole, at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (v) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, such modification, refinancing, refunding, renewal or extension is secured by no more collateral than the Indebtedness being modified, refinanced, refunded, renewed or extended; and (vi) the obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the same (or constitute a subset thereof).

“Permitted Unsecured Debt” shall mean Indebtedness that is unsecured (or secured solely by liens permitted by Section 6.02(y)) incurred solely by the Borrowers (on a joint and several basis as between the Borrowers) (and which may be guaranteed by any Guarantor); provided, that (i) the Administrative Borrower shall be in Financial Covenant Compliance before and after giving effect to the incurrence of such Indebtedness, (ii) such unsecured Indebtedness shall not be guaranteed by any Person that is not a Guarantor hereunder, (iii) such Indebtedness shall not mature and no installments of principal (other than, in any case, amortization at a rate of no more than 1% per annum) shall be due and payable on such Indebtedness prior to the Latest Maturity Date at the time such Indebtedness is incurred (except to the extent the proceeds of such Indebtedness are subject to an escrow or similar arrangement for the benefit of the holders of such Indebtedness as described in Section 6.02(y) and such proceeds are released to such holders in accordance with the terms thereof), (iv) such Indebtedness shall have no financial maintenance covenants that are more onerous to the Borrowers and the Guarantors than the financial maintenance covenants for the Credit Facilities provided for in this Agreement, (v) the definitive documentation for such Indebtedness shall not include other covenants, (excluding interest rate, original issue discounts, fees and prepayment premiums) taken as a whole, that are materially more onerous to the Borrowers and the Guarantors than the covenants for the Credit Facilities provided for in this Agreement, taken as a whole (it being agreed that customary “high yield” style covenants for a company of this type shall not be considered materially more onerous to the Borrowers and the Guarantors than the covenants for the Credit Facilities provided for in this Agreement, taken as a whole), and (vi) such Indebtedness shall have no mandatory prepayment or redemption provisions other than prepayments or redemptions (A) required as a result of a change in control or non-ordinary course asset sale or (B) from the proceeds of such Indebtedness that were subject to an escrow or similar arrangement for the benefit of the holders of such Indebtedness as described in Section 6.02(y) (it being understood that accrued interest and fees may be paid in connection with the mandatory prepayment or redemption of such Indebtedness).

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“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred solely by the Borrowers (on a joint and several basis as between the Borrowers) (and which may be guaranteed by any Guarantor) in the form of one or more series of senior or subordinated unsecured notes or loans; provided that (i) such Indebtedness is issued, incurred or otherwise obtained solely to refinance, in whole or part, Refinanced Debt, and the proceeds thereof shall be substantially contemporaneously applied to prepay such Refinanced Debt, interest and any premium (if any) thereon, and fees and expenses incurred in connection with such Permitted Unsecured Refinancing Debt, and any Revolving Credit Commitments so refinanced shall be concurrently terminated, (ii) such Indebtedness (including, if such Indebtedness includes any Revolving Credit Commitments, the unused portion of such Revolving Credit Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Credit Commitments, the applicable amount thereof), plus accrued and unpaid interest, any premium, and fees and expenses reasonably incurred in connection therewith, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than, in any case, amortization at a rate of no more than 1% per annum) prior to the date that is the Latest Maturity Date at the time such Indebtedness is incurred, (iv) such Indebtedness is not secured by any Lien on any property or assets of any Borrower or any Restricted Subsidiary and (v) such Indebtedness is not guaranteed by any Person other than the Guarantors.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which the Administrative Borrower or any Restricted Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Sections 4062 or 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.01.

“Port Facility” shall mean a marine terminal, and all related docks, piers, buildings and other structures, facilities, paved roads, storage areas, equipment (including, without limitation, automated cargo handling systems, stationary stackers, water spray systems, hatch covers, gangways, scales, cranes, conveyors, hoppers and other devices used for loading and unloading vehicles) and parts, including all structures or improvements erected on any real property on which a Port Facility is located, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all equipment or parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned and placed upon or used in connection with the receipt, storage, and loading of Wood Pellets upon any such real property.

“Prepayment Notice” shall mean a Prepayment Notice delivered by the Administrative Borrower pursuant to Section 2.12 and substantially in the form of Exhibit G.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent).

“Pro Rata Percentage” of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender’s Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Pro Rata Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, giving effect to any subsequent assignments.

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“Project Finance Holding Company” shall mean any Subsidiary that (i) has no material liabilities and owns no material assets other than Equity Interests of one or more Project Finance Subsidiaries and (ii) all of the Equity Interests of which have been pledged by a Loan Party to the Collateral Agent; provided that no Project Finance Holding Company shall, directly or indirectly, own Equity Interests of Project Finance Subsidiaries that, collectively, own material assets reasonably relating to more than one Facility or series of related Facilities referred to in clause (i)(x) of the definition of “Project Finance Subsidiary”.

”Project Finance Indebtedness” shall mean any Indebtedness incurred by any Project Finance Subsidiary to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance or operation of, or otherwise to pay costs and expenses relating to or incurred in connection with the foregoing for, any Facility (and any Indebtedness incurred to refinance the same), which Indebtedness does not provide for recourse (other than customary equity contribution agreements, indemnities, completion guaranties and similar obligations in respect of the acquisition, improvement, design, engineering, construction, development or completion of a Facility, and, in any event, excluding any arrangement constituting a guarantee of indebtedness for borrowed money but including any customary tax indemnities to any tax equity or similar investors) against the Administrative Borrower or any Restricted Subsidiary (other than any Project Finance Subsidiary) or any property or asset (other than Equity Interests of such Project Finance Subsidiary) of the Administrative Borrower or any Restricted Subsidiary (other than any Project Finance Subsidiary).

“Project Finance Subsidiary” shall mean any Subsidiary of the Administrative Borrower (other than a Loan Party) that (i)(x) is an obligor under any Project Finance Indebtedness incurred to finance the acquisition, improvement, design, engineering, construction, development, completion, maintenance and operation of, or otherwise pay the costs and expenses relating to or incurred in connection with the foregoing for, any Facility, provided that substantially all of the assets of such Person are comprised of such Facility and assets relating thereto and (y) is a direct Wholly Owned Subsidiary of either (A) a Project Finance Subsidiary pursuant to the following clause (ii) or (B) a Project Finance Holding Company or (ii)(x) is a direct Wholly Owned Subsidiary of either (A) another Project Finance Subsidiary or (B) a Project Finance Holding Company and (y) either (A) has no material liabilities and owns no material assets other than Equity Interests of one or more Project Finance Subsidiaries or (B) has no material liabilities and owns no material assets other than those reasonably relating to a Facility referred to in clause (i)(x) above.

“Projected Amount” shall mean, as of any date of determination, the sum of the Quarterly Projected Amounts with respect to a Material Project ~~or Permitted Drop-Down Acquisition, as applicable,~~ in respect of only the fiscal quarters for which financial statements have not yet been (and are not yet required to be) delivered pursuant to Sections 4.02(i), 5.04(i) or 5.04(ii); provided that, for the avoidance of doubt, for any determination of whether a Default has occurred for failure to comply with the Financial Covenants, “Projected Amount” shall not include Quarterly Projected Amounts on account of periods ending on or prior to the relevant Date of Determination.

“Projected Consolidated EBITDA” shall mean, ~~(a)~~ in respect of any Material Project, the projected Consolidated EBITDA attributable to such Material Project for each fiscal quarter of the four fiscal quarter period beginning with the first full fiscal quarter ~~following the fiscal quarter in which the Commercial Operation Date in respect thereof occurs~~during which such Material Project is anticipated to achieve its full “run-rate” capacity, such amount to be determined by the Administrative Borrower in good faith and approved by the Administrative Agent (such approval not to be unreasonably withheld) based upon projected revenues that are reasonably likely on the basis of sound financial planning practice and Prudent Industry Practices, the creditworthiness and applicable projected volumes of the prospective customers, capital and other costs, operating, shipping and administrative expenses, the Scheduled Commercial Operation Date, commodity price assumptions, the class and amount of Equity Interests of such Material Project owned, directly or indirectly, by the Administrative Borrower and other factors reasonably deemed appropriate by the Administrative Borrower in good faith and as approved by the Administrative Agent (such approval not to be unreasonably withheld)~~; and (b) in respect of any Permitted Drop-Down Acquisition, the projected Consolidated EBITDA attributable to such Permitted Drop-Down Acquisition for each fiscal quarter of the four fiscal quarter period beginning with the first full fiscal quarter following the fiscal quarter in which such Permitted Drop-Down Acquisition is consummated, such amount to be determined by the Administrative Borrower in good faith and approved by the Administrative Agent (such approval not to be unreasonably withheld) based upon capital and other costs, operating, shipping and administrative expenses, commodity price assumptions, ramp-up production assumptions, the class and amount of Equity Interests of such Permitted Drop-Down Acquisition owned, directly or indirectly, by the Administrative Borrower and other factors reasonably deemed appropriate by the Administrative Borrower in good faith and as approved by the Administrative Agent (such approval not to be unreasonably withheld).~~.

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Notwithstanding the foregoing, in connection with the calculation of any Consolidated EBITDA Adjustment on any date of determination in respect of any Material Project ~~or any Permitted Drop-Down Acquisition~~, Projected Consolidated EBITDA for such Material Project ~~or Permitted Drop-Down Acquisition~~ shall be deemed to be zero unless the Administrative Borrower certifies to the Administrative Agent in good faith in the Compliance Certificate delivered pursuant to Section 5.04(a)(iii) in connection with such date of determination that no event or condition has occurred or exists that could reasonably be expected to result in any materially adverse change to the Projected Consolidated EBITDA relating to such Material Project ~~or Permitted Drop-Down Acquisition~~ (including, without limitation, any materially adverse changes to the creditworthiness and applicable projected volumes of the prospective customers), or, if the Administrative Borrower is unable to make such certification or determines that the Projected Consolidated EBITDA has increased, the Administrative Borrower provides the Administrative Agent with written and revised pro forma projections of the Projected Consolidated EBITDA attributable to such Material Project ~~or Permitted Drop-Down Acquisition~~ recalculated by the Administrative Borrower in good faith and taking into account any such event or condition, which revised projections shall then be used to determine the Projected Consolidated EBITDA as set forth in the first paragraph of this definition in respect of such Material Project ~~or Permitted Drop-Down Acquisition~~ if approved by the Administrative Agent (such approval not to be unreasonably withheld).

~~“Projected Contracted Capacity” shall mean, for any period, the fraction (expressed as a percentage) arrived at by dividing (i) the aggregate projected production capacity of all Applicable Wood Pellet Production Facilities that is contracted to be sold pursuant to Qualifying Off-Take Contracts during such period by (ii) the aggregate projected production capacity of all Applicable Wood Pellet Production Facilities for such period, in each case, as such projections are reasonably determined by the Administrative Borrower in good faith and approved by the Administrative Agent (such approval not to be unreasonably withheld).~~

“Projections” shall mean the projections of the Administrative Borrower and its Restricted Subsidiaries included in the financial model provided to the Administrative Agent on September 28, 2018.

“Protected Person” shall have the meaning assigned to such term in Section 9.05(b).

“Prudent Industry Practices” shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the Wood Pellet production industry for Wood Pellet Production Facilities and Port Facilities that are similar to the Facilities in the United States during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, sound engineering practices, reliability, safety and expedition. For the avoidance of doubt, “Prudent Industry Practices” is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable principles, methods and acts generally accepted in the United States, having due regard for, among other things, the preservation of manufacturers’ warranties and operating instructions, the requirements or guidance of Governmental Authorities, applicable laws, applicable operating guidelines and rules and the requirements of insurers.

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“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.01.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.22.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not Disqualified Stock.

“Qualified Counterparty” shall mean, with respect to any Hedging Agreement, any counterparty thereto that at the time such Hedging Agreement was entered into was a Lender, an Agent or an Arranger, or an Affiliate of any of the foregoing.

“Qualifying Material Transaction” shall mean (w) any Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ (other than a Permitted ~~Acquisition or Permitted Drop-Down~~ Acquisition of a Port Facility) with Acquisition Consideration of at least $75,000,000, (x) ~~$50,000,000 with respect to~~ any Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ of a Port Facility~~,~~ with Acquisition Consideration of at least $50,000,000, (y) any Material Subsequent Facility Payment and (z) any Material Project the aggregate cost of which (inclusive of capital costs expended prior to the acquisition, construction or expansion thereof) exceeds $50,000,000 ~~reaching~~that, as of the applicable Date of Determination, is either (i) under construction or (ii) has reached its Commercial ~~Operations~~Operation Date.

~~“Qualifying Off-Take Contract” shall mean a binding and enforceable contract for the sale of Wood Pellets from Wood Pellet Production Facilities of the Administrative Borrower or any Restricted Subsidiary that (i) has been entered into between the Administrative Borrower or any Restricted Subsidiary and a Qualifying Off-Take Counterparty, (ii) is consistent with Prudent Industry Practices and (iii) provides for fixed-rate unit pricing, index-based unit pricing or such other pricing terms that are acceptable to the Administrative Agent.~~

~~“Qualifying Off-Take Counterparty” shall mean (a) each Person identified by the Administrative Borrower to the Administrative Agent in writing and posted to the Lenders on the Fourth Amendment Effective Date (each, a “Qualifying Person”) and (b) any Person that either has a public corporate credit rating and corporate family rating no lower than BBB- from S&P and Baa3 from Moody’s or has provided credit support acceptable to the Administrative Borrower in good faith in favor of the Administrative Borrower or the applicable Restricted Subsidiary in connection with any off-take contract entered into with such Person, which credit support shall be comprised of either (x) a guarantee from (i) an Affiliate of such Person that has a public corporate credit rating and corporate family rating of no lower than BBB- from S&P and Baa3 from Moody’s or (ii) a Qualifying Person or (y) one or more surety or performance bonds or a letter or letters of credit from any domestic office of any financial institution or commercial bank that has a public corporate credit rating and corporate family rating of no lower than BBB+ from S&P and Baa1 from Moody’s.~~

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“Quarterly Projected Amount” shall mean, ~~as the context requires, the Projected Consolidated EBITDA attributable to a Material Project or a Permitted Drop-Down Acquisition~~ for each fiscal quarter of the four fiscal quarter period beginning with the first full fiscal quarter following the fiscal quarter in which the Commercial Operation Date of ~~such~~a Material Project occurs ~~or~~, the Projected Consolidated EBITDA that is projected for the corresponding fiscal quarter (subject to seasonality and similar adjustments as determined by the Administrative Borrower in good faith and approved by the Administrative Agent (such approval not to be unreasonably withheld)) of the four fiscal quarter period beginning with the first full fiscal quarter ~~following the fiscal quarter in which such Permitted Drop-Down Acquisition is consummated, as applicable~~during which such Material Project is anticipated to achieve its full “run-rate” capacity.

“Rate” shall have the meaning assigned to such term in the definition of “Type.”

“Ratio Based Incremental Amount” shall mean, as of any date of determination, an amount which, after giving effect to the borrowings of any Incremental Loans and/or Incremental Equivalent Debt (and treating all Incremental Revolving Loan Commitments or any revolving credit commitments in respect of any Incremental Equivalent Debt as if fully drawn) and any other Indebtedness on the effective date thereof on a pro forma basis, will not cause the Total First Lien Leverage Ratio to exceed ~~3.00~~3.50 to 1.00; provided that, if the proceeds of any Incremental Term Loan Commitments are being used to finance a Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~, the date of determination for purposes of this definition shall be deemed to be the date on which the definitive agreements for such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ are entered into.

“Real Property” shall mean collectively, all right, title and interest of the Administrative Borrower or any Restricted Subsidiary in and to any and all parcels of real property owned or leased by the Administrative Borrower or any other Restricted Subsidiary together with all Improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean the (i) Administrative Agent, (ii) any Lender, and (iii) any Issuing Bank.

~~“Reference Time” shall mean, with respect to any setting of the then-current Benchmark, (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~

“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans, Refinancing Revolving Loan Commitments or Refinancing Revolving Loans incurred pursuant thereto, in accordance with Section 2.27.

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“Refinancing Revolving Loan Commitments” shall mean one or more Classes of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.

“Refinancing Revolving Loans” shall mean one or more Classes of Revolving Credit Loans that result from a Refinancing Amendment.

“Refinancing Term Commitments” shall mean one or more Classes of Term Commitments hereunder that are established to fund Refinancing Term Loans pursuant to a Refinancing Amendment.

“Refinancing Term Loan Repayment Dates” shall mean the dates scheduled for the repayment of principal of any Refinancing Term Loan, as set forth in the applicable Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more Classes of Term Loans hereunder that result from a Refinancing Amendment.

“Register” shall have the meaning assigned to such term in Section 9.04(d).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, disposing or depositing in, into, onto, or through the environment.

“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve ~~Board~~System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board~~System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Term Loans” shall have the meaning assigned to such term in Section 9.08(d).

“Required Lenders” shall mean, at any time, Lenders having Loans (other than Swing Line Loans) outstanding, L/C Exposure, Swing Line Exposure, unused Revolving Credit Commitments and Term Loan Commitments and unused commitments in respect of any other Loans hereunder representing more than 50% of the sum of all Loans (other than Swing Line Loans) outstanding, L/C Exposure, Swing Line Exposure, unused Revolving Credit Commitments and Term Loan Commitments and unused commitments in respect of any other Loans hereunder at such time; provided that the Loans, L/C Exposure, Swing Line Exposure, unused Revolving Credit Commitments or Term Loan Commitments or unused commitments in respect of any other Loans hereunder of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

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“Required Sum” shall mean, as at any date of determination, the sum of (i) the then outstanding amounts of Senior Notes as at such date of determination and (ii) (x) if as of such date there is a greenfield Material Project either (x) then under construction but in respect of which the Commercial Operation Date has not occurred or (y) in respect of which construction is reasonably expected by the Administrative Borrower to commence prior to the Senior Notes Maturity Date, $150,000,000 and (y) at all other times, $50,000,000.

~~“Reserve Adjusted Eurodollar Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum equal to the greater of (a) in respect of Term Loans (other than Other Term Loans, Refinancing Term Loans or Extended Term Loans), 1.00% and, in respect of Other Term Loans, Refinancing Term Loans, Refinancing Revolving Loans or Extended Loans, any applicable “floor” set forth in the documentation establishing such Loans and (b) the product of (i) the Eurodollar Rate in effect for such Interest Period and (ii) Statutory Reserves.~~

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Administrative Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Administrative Borrower or any Restricted Subsidiary, and any purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Administrative Borrower or any Restricted Subsidiary) of any Equity Interests of the Administrative Borrower or any Restricted Subsidiary or any direct or indirect parent of the Administrative Borrower or any Restricted Subsidiary. For the avoidance of doubt, payments under the Management Services Agreement and payments described in Section 6.07(ii) are not Restricted Payments.

“Restricted Subsidiary” shall mean any Subsidiary that is not an Unrestricted Subsidiary.

“Revolving Credit Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder (and to acquire participations in Letters of Credit and Swing Line Loans as provided for herein) in the amount set forth on Schedule II of the Eighth Amendment, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment or in any Incremental Revolving Loan Assumption Agreement or Refinancing Amendment, as applicable, as the same may be (a) increased by the Incremental Revolving Loan Commitment of such Lender, if any, (b) extended pursuant to Section 2.26 or refinanced pursuant to Section 2.27, (d) reduced from time to time pursuant to Section 2.09 and (e) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.

“Revolving Credit Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

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“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Exposure, plus the aggregate amount at such time of such Lender’s Swing Line Exposure.

“Revolving Credit Lender” shall mean a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan.

“Revolving Credit Maturity Date” shall mean the earliest to occur of (x) ~~April 16~~June 30, ~~2026~~2027 (the “Original Revolving Credit Maturity Date”); provided that, in connection with any reference to Revolving Credit Maturity Date with respect to (a) Extended Commitments, such date shall be the final maturity date as specified in the applicable Extension Request and (b) Refinancing Revolving Loan Commitments, such date shall be the final maturity date as specified in the applicable Refinancing Amendment, and (y) the first day during the period from the 91st day prior to the Senior Notes Maturity Date to, and including, the Senior Notes Maturity Date on which (A) the sum of (i) cash and cash equivalents of the Administrative Borrower and its Subsidiaries and (ii) the unused amount of the Total Revolving Credit Commitment does not equal or exceed the Required Sum and (B) the Senior Notes remain outstanding.

“Revolving Loan Applicable Margin” shall mean, for any day (a) with respect to Revolving Loans which are ABR Loans hereunder, (x) prior to the date of delivery to the Administrative Agent of the financial statements and certificates required by clauses (ii) and (iii) of Section 5.04(a) for the fiscal quarter of the Administrative Borrower ended March 31, 2021, 1.25% and (y) thereafter, the applicable rate per annum set forth under the heading “Applicable Margin for ABR Loans” on the Revolving Loan Pricing Grid which corresponds to the Total Leverage Ratio as of the relevant date of determination and (b) with respect to Revolving Loans which are ~~Eurodollar~~Term SOFR Loans hereunder~~, (x) prior to the date of delivery to the Administrative Agent of the financial statements and certificates required by clauses (ii) and (iii) of Section 5.04(a) for the fiscal quarter of the Administrative Borrower ended March 31, 2021, 2.25% and (y) thereafter,~~  the applicable rate per annum set forth under the heading “Applicable Margin for ~~Eurodollar~~Term SOFR Loans” on the Revolving Loan Pricing Grid which corresponds to the Total Leverage Ratio as of the relevant date of determination. Each change in the Revolving Loan Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Revolving Loans and Swing Line Loans outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by clauses (i), (ii) and (iii) of Section 5.04(a), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, at any time during which the Administrative Borrower has failed to timely deliver the financial statements and certificates required by clauses (i), (ii) and (iii) of Section 5.04(a), respectively, the Total Leverage Ratio shall be deemed to be in Category 6 for purposes of determining the Revolving Loan Applicable Margin. Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the computation of the Total Leverage Ratio delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on a Revolving Loan Applicable Margin that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Revolving Loan Applicable Margin for any day occurring within the period covered by inaccurate computation shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest paid by the Borrowers for the relevant period pursuant to Section 2.06 as a result of the miscalculation of the Total Leverage Ratio shall be due and payable; provided, that notwithstanding the foregoing, (x) other than while an Event of Default described in clauses (g) or (h) of Article VII has occurred and is continuing, such shortfall shall be due and payable five (5) Business Days following the determination described above (and, if such determination was made by the Administrative Agent, notice by the Administrative Agent thereof to the Administrative Borrower) and (y) if an Event of Default described in clauses (g) or (h) of Article VII has occurred, such shortfall shall be due and payable immediately upon the determination described above.

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“Revolving Loan Note” shall mean a Revolving Loan Note delivered by the Borrowers pursuant to Section 2.04(e) and substantially in the form of Exhibit D-1.

“Revolving Loan Pricing Grid” shall mean the following pricing grid:

Category	1	2	3	4	5	6
Total Leverage Ratio	X ≤ 2.75:1.00	>2.75:1.00 X ≤ 3.25:1.00	>3.25:1.00 X ≤ 3.75:1.00	>3.75:1.00 X ≤ 4.25:1.00	>4.25:1.00 X ≤ 4.75:1.00	X > 4.75:1.00
Applicable Margin for ~~Eurodollar~~Term SOFR Loans	1.50%	1.75%	2.00%	2.25%	2.50%	2.75%
Applicable Margin for ABR Loans	0.50%	0.75%	1.00%	1.25%	1.5%	1.75%

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.01(b), the Incremental Revolving Loans, the Extended Revolving Loans and the Refinancing Revolving Loans.

“Riverstone Entities” shall mean Riverstone/Carlyle Renewable and Alternative Energy Fund II, L.P. and each Affiliate thereof that is neither a portfolio company nor a company controlled by a portfolio company and that is not a Loan Party.

“S&P” shall mean ~~Standard & Poor’s~~S&P Global Ratings ~~Service~~, or any successor thereto.

“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, any Person subject of any Sanctions, including, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, or by the United Nations Security Council, or the European Union or Her Majesty’s Treasury of the United Kingdom or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

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“Scheduled Commercial Operation Date” shall mean, with respect to any Material Project, the date originally scheduled as the day on which such Material Project shall achieve Commercial Operation as specified in the notice to be delivered to the Administrative Agent with respect to such Material Project as specified in the second paragraph of the definition of Consolidated EBITDA Adjustments.

“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Administrative Borrower or any of its Restricted Subsidiaries and any Cash Management Bank which the Administrative Borrower has notified the Administrative Agent is intended to be secured by the Collateral.

“Secured Hedging Agreement” shall mean any interest rate, foreign currency exchange rate or commodity Hedging Agreement entered into by any Loan Party and any Qualified Counterparty.

“Secured Parties” shall mean, collectively, the Agents, the Arrangers, the Issuing Banks, the Lenders, each Qualified Counterparty, each Cash Management Bank that is a party to any Secured Cash Management Agreement, and each Protected Person.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, and each other agreement executed and delivered by any Loan Party pursuant to any of the foregoing or pursuant to Section 5.13 or Section 5.15 in order to perfect the Lien created on any property pursuant thereto or that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

~~“Seller Retained Interest” shall mean an unsecured interest retained by the seller in any Restricted Subsidiary of the Administrative Borrower acquired pursuant to a Permitted Drop-Down Acquisition which is materially in the nature of the interest reflected in Exhibit E of the Limited Liability Company Agreement of Enviva JV Development Company, LLC as in effect on the Fourth Amendment Effective Date.~~

“Senior Notes” shall mean those certain 6.50% Senior Notes due 2026 issued by the Administrative Borrower and Enviva Partners Finance Corp., a Delaware corporation.

“Senior Notes Maturity Date” shall mean January 15, 2026.

“Seventh Amendment” shall mean that certain Seventh Amendment to Credit Agreement, dated as of October 14, 2021, by and among the Borrowers, the other Guarantors party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent and the Collateral Agent.

“Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement, dated as of April 16, 2021, by and among the Borrowers, the other Guarantors party thereto, the Lenders and Issuing Banks party thereto, the Administrative Agent and the Collateral Agent.

“Sixth Amendment Effective Date” shall have the meaning specified in the Sixth Amendment, which date occurred on April 16, 2021.

“Sixth Amendment Transactions” shall have the meaning specified in the Sixth Amendment.

“SOFR” shall mean, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day published by the SOFR Administrator on the SOFR Administrator’s Website ~~at approximately 8:00 a.m. (New York City time)~~ on the immediately succeeding U.S. Government Securities Business Day.

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“SOFR Adjustment” means, for any calculation with respect to a Term SOFR Loan, 0.10%.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Daily Simple SOFR or Term SOFR, other than, in each case, pursuant to clause (c) of the definition of “Alternate Base Rate”.

“SOFR Rate Day” shall have the meaning assigned to such term in the definition of “Daily Simple SOFR”.

“Solvency Certificate” shall mean the Solvency Certificate substantially in the form of Exhibit N.

“Solvent” shall have the meaning assigned to such term in the Solvency Certificate.

“SPV” shall have the meaning assigned to such term in Section 9.04(j).

“SPV Register” shall have the meaning assigned to such term in Section 9.04(j).

“Specified Equity Contribution” shall have the meaning assigned to such term in the last paragraph of Article VII.

“Specified Existing Commitment” shall have the meaning assigned to such term in Section 2.26(a).

“Specified Representations” shall mean the representations and warranties made in Section 3.01(a), Section 3.01(d), Section 3.02, Section 3.03, Section 3.04(b)(iii), Section 3.11, Section 3.12, Section 3.21 and Section 3.23 and Section 3.26.

~~“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Indebtedness” shall mean the collective reference to any Indebtedness of the Administrative Borrower or any of the Restricted Subsidiaries subordinated in right of payment to the Obligations and containing such other terms and conditions, in each case, as are reasonably satisfactory to the Administrative Agent.

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“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partner interests are, at the time any determination is being made, owned, Controlled or held, directly or indirectly by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Administrative Borrower.

“Subsidiary Borrower” shall have the meaning assigned to such term in the introductory statement to this Agreement.

“Supported QFC” shall have the meaning assigned to such term in Section 9.22.

“Swing Line Borrowing” shall mean a Borrowing comprised of Swing Line Loans.

“Swing Line Borrowing Request” shall mean a request by the Administrative Borrower substantially in the form of Exhibit C-2.

“Swing Line Commitment” shall mean, with respect to each Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans pursuant to Section 2.23(a). The aggregate amount of the Swing Line Commitments on the Sixth Amendment Effective Date is $10,000,000.

“Swing Line Exposure” shall mean at any time the aggregate principal amount of all outstanding Swing Line Borrowings at such time.

“Swing Line Lender” shall mean Barclays, in its capacity as a lender of Swing Line Loans and its successors and permitted assigns hereunder.

“Swing Line Loans” shall mean the swing line loans made to the Borrowers pursuant to Section 2.23(a).

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder in the amount set forth in any Incremental Term Loan Assumption Agreement, Refinancing Amendment or Extension Amendment or in any Assignment and Acceptance pursuant to which such Lender assumed its Term Loan Commitment, as applicable, as the same may be (a) increased by the Incremental Term Loan Commitment of such Lender, if any, (b) extended pursuant to Section 2.26, (c) refinanced pursuant to Section 2.27, (d) reduced from time to time pursuant to Section 2.09 and (e) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Lenders’ Term Loan Commitments on the Fourth Amendment Effective Date is $0.

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“Term Loan Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Term Loan Maturity Date” shall mean (a) with respect to any Incremental Term Loans, the Incremental Term Loan Maturity Date, (b) with respect to any Class of Extended Term Loans, the final maturity date as specified in the applicable Extension Request accepted by the applicable Lender or Lenders and (c) with respect to any Class of Refinancing Term Loans, the final maturity date as specified in the applicable Refinancing Amendment accepted by the applicable Lender or Lenders.

“Term Loan Note” shall mean a Term Loan Note delivered by the Borrowers pursuant to Section 2.04(e) and substantially in the form of Exhibit D-2.

“Term Loan Repayment Date” shall mean (a) with respect to any Incremental Term Loans, the applicable Incremental Term Loan Repayment Date, (b) with respect to any Extended Term Loans, the applicable Extended Term Loan Repayment Date and (c) with respect to any Refinancing Term Loans, the applicable Refinancing Term Loan Repayment Date.

“Term Loans” shall mean any term loans made by the Lenders to the Borrowers (on a joint and several basis as between the Borrowers) pursuant to Section 2.25 and unless the context shall otherwise require, the term “Term Loans” shall include any Extended Term Loans, Incremental Term Loans, Refinancing Term Loans and Other Term Loans.

“Term SOFR” means,

(a)            for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)            for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day;

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provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR~~” shall mean, for the applicable Corresponding Tenor as of the applicable~~  Reference ~~Time,~~Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Total Debt” shall mean, at any time, (a) the total consolidated Indebtedness (excluding (i) Deeply Subordinated Debt in an aggregate amount not to exceed $50,000,000, (ii) Indebtedness the proceeds of which have been deposited in a restricted account in favor of the holders thereof in a manner that does not violate this Agreement, to the extent such proceeds remain in such account and (iii) Indebtedness of the type described in clause (d), clause (f), clause (h), clause (i), clause (j), clause (k) and clause (l) of the definition of Indebtedness, except, (x) in the case of clause (k) and clause (l), to the extent of any unreimbursed drawings thereunder and (y) in the case of clause (f), to the extent constituting a Guarantee of Indebtedness of the type that would otherwise be included in “Total Debt”) of the Administrative Borrower and the Restricted Subsidiaries at such time; and minus (b) Unrestricted Cash

“Total First Lien Debt” shall mean, at any time, (a) the total consolidated Indebtedness (excluding (i) Deeply Subordinated Indebtedness in an aggregate amount not to exceed $50,000,000, (ii) Indebtedness of the type described in clause (d), clause (f), clause (h), clause (i), clause (j), clause (k) and clause (l) of the definition of Indebtedness, except, (x) in the case of clause (k) and clause (l), to the extent of any unreimbursed drawings thereunder and (y) in the case of clause (f), to the extent constituting a Guarantee of Indebtedness of the type that would otherwise be included in “Total First Lien Debt” and (iii) any Indebtedness that is ~~unsecured or is~~(A) unsecured, (B) secured solely by a lien on cash or Permitted Investments, in an amount not to exceed the principal amount of such Indebtedness plus anticipated interest and fees thereon, and any deposit accounts or securities accounts containing solely such cash or Permitted Investments or (C) secured by all or less than all of the Collateral on a basis junior to the Liens securing the Obligations (provided that, for purposes of any calculation of the Total First Lien Leverage Ratio in connection with the incurrence of Incremental Equivalent Debt pursuant to clause (ix) of the definition thereof, Total First Lien Debt shall be deemed to include any Incremental Equivalent Debt incurred pursuant to such clause (ix) of the definition of Incremental Equivalent Debt (and any Permitted Refinancing in respect of such Incremental Equivalent Debt)) of the Administrative Borrower and the Restricted Subsidiaries; and minus (b) Unrestricted Cash.

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“Total First Lien Leverage Ratio” shall mean, as of any date for the Applicable Period related thereto, the ratio of (a) Total First Lien Debt as of such date to (b) Consolidated EBITDA for such Applicable Period.

“Total Leverage Ratio” shall mean, as of any date (including any Date of Determination) for the Applicable Period related thereto, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for such Applicable Period.

“Total Revolving Credit Commitment” shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment as of the Eighth Amendment Effective Date is $570,000,000.

“Transaction Documents” shall mean the Loan Documents.

“Transactions” shall mean (i) in connection with the Original Closing Date, the completion, substantially contemporaneously with the Original Closing Date, of the following: (a) the consummation of the Closing Date Contribution; (b) the repayment in full and termination of that certain Credit and Guaranty Agreement, dated as of November 9, 2012, among Enviva, LP, Barclays, as administrative agent and collateral agent, and the other parties thereto, and release of all guarantees and security interests in respect thereof; (c) the Closing Date Distribution; (d) the execution and delivery by the Administrative Borrower and the other Loan Parties of the Loan Documents to be delivered on the Original Closing Date and the making of the initial Borrowings hereunder; and (e) payment of all fees and expenses incurred in connection with the foregoing, (ii) in connection with the Fourth Amendment Effective Date, the completion, substantially contemporaneously with the Fourth Amendment Effective Date, of the following: (a) the repayment full of all Indebtedness then outstanding under this Agreement, (b) the execution and delivery by the Administrative Borrower and the other Loan Parties of the Loan Documents to be delivered on the Fourth Amendment Effective Date and the making of the initial Borrowings hereunder; and (c) payment of all fees and expenses incurred in connection with the foregoing and (iii) in connection with the Sixth Amendment Effective Date, the Sixth Amendment Transactions.

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the ~~Reserve Adjusted Eurodollar Rate~~Term SOFR and the Alternate Base Rate.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall mean a certificate substantially in the form of Exhibit K-1-4.

“UK Bribery Act” shall mean the United Kingdom Bribery Act of 2010.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.22.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001 and as modified, amended, supplemented or restated from time to time)).

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York; provided that if, with respect to any filing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Security Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, Uniform Commercial Code shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any filing statement relating to such perfection or effect of perfection or non-perfection.

“Unrestricted Cash” shall mean, as of any date (including any Date of Determination), the sum of the amount of cash and Permitted Investments of the Administrative Borrower and each Restricted Subsidiary, as set forth on the balance sheet of the Administrative Borrower and its Restricted Subsidiaries (it being understood that such amount shall exclude in any event (i) any cash or Permitted Investments identified on such balance sheet as “restricted” (other than cash or Permitted Investments restricted in favor of the Secured Parties), (ii) any amount to the extent any use thereof for application to the payment for Indebtedness under the Loan Documents is restricted or prohibited by Law or contract, and (iii) any amounts referred to in clause (ii) of the definition of the term “Total Debt”.

“Unrestricted Subsidiary” shall mean (i) any Subsidiary of the Administrative Borrower designated by the Administrative Borrower as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Original Closing Date and (ii) any Subsidiary of any Unrestricted Subsidiary so long as, in the case of clause (ii), such Person was not a Restricted Subsidiary immediately prior to becoming a Subsidiary of any Unrestricted Subsidiary. As of the Fourth Amendment Effective Date, Enviva MLP International Holdings, LLC, Enviva Energy Services (Jersey), Limited and Enviva Energy Services Coöperatief, U.A. constitute all of the Unrestricted Subsidiaries of the Borrowers; provided that, in no event shall the Subsidiary Borrower be an Unrestricted Subsidiary.

~~“USD LIBOR” shall mean the London interbank offered rate for Dollars.~~

“Voting Participant” shall have the meaning assigned to such term in Section 9.04(g).

“Voting Participant Notice” shall have the meaning assigned to such term in Section 9.04(g).

“Wholly Owned Domestic Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Domestic Subsidiary.

“Wholly Owned Restricted Subsidiary” shall mean a Wholly Owned Subsidiary that is also a Restricted Subsidiary.

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“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares, Disqualified Stock and preferred Equity Interests) are, at the time any determination is being made, owned, Controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Wood Pellet Production Facility” shall mean a Wood Pellet manufacturing and production facility, and all related structures, facilities, paved roads, storage areas, equipment and parts, including all structures or improvements erected on any real property on which such Wood Pellet Production Facility is located, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all equipment or parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all real or personal property owned or leased related thereto, and all other real and tangible and intangible personal property leased or owned and placed upon or used in connection with the manufacture and production of Wood Pellets upon any such real property.

“Wood Pellets” shall mean biomass comprised of wood, which can be used as a fuel for the purpose of recovering its energy content by combustion.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02      Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Administrative Borrower notifies the Administrative Agent that the Administrative Borrower wishes to amend any provision hereof or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such provision (or if the Administrative Agent notifies the Administrative Borrower that the Required Lenders wish to amend any provision hereof or any related definition for such purpose), then the Administrative Borrower’s compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision or definition is amended in a manner satisfactory to the Administrative Borrower and the Required Lenders; provided, further, that obligations relating to a lease that were accounted for by a Person as an operating lease as of the Original Closing Date and any similar lease entered into after the Original Closing Date by such Person shall be accounted for as obligations relating to an operating lease and not as a Capital Lease Obligation. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Administrative Borrower or any of its Subsidiaries at “fair value”.

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Section 1.03      Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Loan”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Credit Borrowing”) or by Type (e.g., a “~~Eurodollar~~Term SOFR Borrowing”) or by Class and Type (e.g., a “~~Eurodollar~~Term SOFR Revolving Credit Borrowing”).

Section 1.04      Covenant Compliance. For purposes of determining compliance with Article VI, with respect to any transaction consummated, incurred, created, assumed or entered into in reliance on a provision that makes reference to a percentage of Consolidated Total Assets or a determination of a financial ratio, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in the amount of Consolidated Total Assets or as a result of a change in such financial ratio occurring after the time such transaction is consummated, incurred, created, assumed or entered into in reliance on such provision.

Section 1.05      Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.06      Borrower Representative. The Subsidiary Borrower hereby designates the Administrative Borrower as its representative. The Administrative Borrower will be acting as agent on each of the Borrowers’ behalf for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to this Agreement or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Administrative Borrower hereby accepts such appointment. The Subsidiary Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Administrative Borrower shall be deemed for all purposes to have been made by the Subsidiary Borrower and shall be binding upon and enforceable against the Subsidiary Borrower to the same extent as if the same had been made directly by the Subsidiary Borrower.

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Section 1.07      ~~Interest Rate; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.08(c), such Section 2.08(c) provides a mechanism for determining the alternative rate of interest. The Administrative Agent will notify the Administrative Borrower, pursuant to Section 2.08(c), in advance of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 2.08(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Administrative Borrower, pursuant to Section 2.08(c), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the~~Rates. The Administrative Agent does not warrant or accept ~~any~~ responsibility for, and shall not have any liability with respect to~~,~~ (a) the continuation of, administration of, submission of, calculation of or any other matter related to ~~the London interbank offered rate or other~~Alternate Base Rate, Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such~~thereof, or any alternative, successor or replacement rate ~~implemented pursuant to Section 2.08(c), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of~~thereto (including any Benchmark Replacement ~~Conforming Changes pursuant to Section 2.08(c~~), including ~~without limitation,~~ whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, ~~the Eurodollar Rate~~ or have the same volume or liquidity as ~~did the London interbank offered rate~~, Alternate Base Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability~~).~~, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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Article II

The Credits

Section 2.01      Commitments.

(a)            [Reserved].

(b)            Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Credit Lender agrees, severally and not jointly, to make Revolving Loans to the Borrowers, on a joint and several basis as between the Borrowers, at any time and from time to time on or after the Sixth Amendment Effective Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans.

(c)            Each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Term Loan Assumption Agreement, to make Incremental Term Loans to the Borrowers, on a joint and several basis as between the Borrowers, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment. Amounts paid or prepaid in respect of Incremental Term Loans may not be reborrowed.

(d)            Notwithstanding anything in this Agreement to the contrary, no more than seven (7) Classes of Loans and seven (7) Classes of Commitments shall be outstanding at any one time.

Section 2.02      Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments (or, in the case of Swing Line Loans, ratably in accordance with their respective Swing Line Commitments); provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and Swing Line Loans or as otherwise set forth herein, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments. Each Borrowing of Swing Line Loans shall be in an aggregate principal amount that is (i) an integral multiple of $50,000 and not less than $100,000 or (ii) equal to the remaining available balance of the Swing Line Commitment.

(b)            Subject to Sections 2.02(f), 2.08 ~~and~~, 2.15 and 2.29, each Borrowing (other than a Borrowing of Swing Line Loans which shall be comprised entirely of ABR Loans) shall be comprised entirely of ABR Loans or ~~Eurodollar~~Term SOFR Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any ~~Eurodollar~~Term SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than ten (10) ~~Eurodollar~~Term SOFR Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

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(c)            Except with respect to Loans made pursuant to Section 2.02(f) and Swing Line Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Administrative Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)            Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, but is not required to, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and each Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.

(e)            Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

(f)            If the applicable Issuing Bank shall not have received from the Borrowers the payment required to be made by Section 2.24(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Credit Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Credit Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Credit Lender shall have received such notice later than 1:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that (i) if the conditions precedent to Borrowing set forth in Sections 4.01(b) and 4.01(c) have been satisfied, such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and, to the extent of such payment, the obligations of the Borrowers in respect of such L/C Disbursement shall be discharged and replaced with the resulting ABR Revolving Credit Borrowing, and (ii) if such conditions precedent to Borrowing have not been satisfied, then any such amount paid by any Revolving Credit Lender shall not constitute a Loan and shall not relieve the Borrowers from their obligation to reimburse such L/C Disbursement), and the Administrative Agent will promptly pay to such Issuing Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent will promptly pay to such Issuing Bank any amounts received by it from the Borrowers pursuant to Section 2.24(e) prior to the time that any Revolving Credit Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Issuing Bank, as their interests may appear. If any Revolving Credit Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and each Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of such Issuing Bank at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

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Section 2.03      Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.02(f) or a Borrowing of Swing Line Loans under Section 2.23 as to which this Section 2.03 shall not apply), the Administrative Borrower shall notify the Administrative Agent of such request (a) in the case of a ~~Eurodollar~~Term SOFR Borrowing, not later than 1:00 p.m, New York City time, three (3) Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the Business Day prior to the requested date of a proposed Borrowing. Each such Borrowing Request shall be irrevocable, shall be in the form of a written Borrowing Request delivered by hand or fax to the Administrative Agent and shall specify the following information: (i) whether the Borrowing then being requested is to be a Revolving Credit Borrowing, a Refinancing Revolving Loan Borrowing, a Refinancing Term Loan Borrowing or an Incremental Borrowing, and whether such Borrowing is to be a ~~Eurodollar~~Term SOFR Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a ~~Eurodollar~~Term SOFR Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any ~~Eurodollar~~Term SOFR Borrowing is specified in any such notice, then the Administrative Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04      Evidence of Debt; Repayment of Loans. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender as provided in Section 2.11, (ii) the principal amount of each Swing Line Loan of such Swing Line Lender then outstanding on the earlier of the Revolving Credit Maturity Date and the first date after such Swing Line Loan is made that is the 15th or the last day of a calendar month and is at least five (5) Business Days after such Swing Line Loan is made; provided that on each date that a Revolving Loan Borrowing is made, the Borrowers shall repay all Swing Line Loans then outstanding and (iii) the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Credit Maturity Date applicable thereto.

(b)            Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c)            Subject to Section 9.04(d), which shall control in all cases, the Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof.

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(d)            Subject to Section 9.04(d), which shall control in all cases, the entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(e)            Any Lender may request that Loans made by it hereunder be evidenced by a Note. In such event, the Borrowers shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns in the form of a Revolving Loan Note or Term Loan Note, as applicable, or in such other form reasonably acceptable to the Administrative Agent and the Borrowers. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

Section 2.05      Fees. (a) The Borrowers agree to pay to each Lender, through the Administrative Agent, on the last Business Day of March, June, September and December in each year and on each date on which any Revolving Credit Commitment of such Lender shall expire or be terminated as provided herein, (i) a commitment fee (a “Revolving Credit Commitment Fee”), initially equal to 0.375% per annum on the daily unused amount of the Revolving Credit Commitment (reduced by the face amount of Letters of Credit issued and outstanding) of such Lender during the preceding quarter (or other period commencing with the Original Closing Date or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments of such Lender shall expire or be terminated); provided that, from and after the date of delivery to the Administrative Agent of the financial statements and certificates required by clauses (ii) and (iii) of Section 5.04(a) for the fiscal quarter of the Administrative Borrower ended March 31, 2021, the commitment fees shall be determined in accordance with the pricing grid below.

Total Leverage Ratio	X ≤ 2.75:1.00	> 2.75:1.00 X ≤ 4.25:1.00	X > 4.25:1.00
Revolving Credit Commitment Fee	0.25%	0.375%	0.50%

Each change in the Revolving Credit Commitment Fee resulting from a change in the Total Leverage Ratio shall be effective on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by clauses (i), (ii) and (iii) of Section 5.04(a), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements indicating another such change. Notwithstanding the foregoing, at any time during which the Administrative Borrower has failed to deliver the financial statements and certificates required by clauses (i), (ii) and (iii) of Section 5.04(a), respectively, the Total Leverage Ratio shall be deemed to be greater than 4.25:1.00 for purposes of determining the Revolving Credit Commitment Fee. Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, if it is subsequently determined that the computation of the Total Leverage Ratio delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received Revolving Credit Commitment Fees less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the Revolving Credit Commitment Fee for any day occurring within the period covered by inaccurate computation shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the fees paid by the Borrowers for the relevant period pursuant to this Section 2.05 as a result of the miscalculation of the Total Leverage Ratio shall be due and payable; provided, that notwithstanding the foregoing, (x) other than while an Event of Default described in paragraph (g) or (h) of Article VII has occurred and is continuing, such shortfall shall be due and payable five (5) Business Days following the determination described above (and, if such determination was made by the Administrative Agent, notice by the Administrative Agent thereof to the Administrative Borrower) and (y) if an Event of Default described in (g) or (h) of Article VII has occurred and is continuing, such shortfall shall be due and payable immediately upon the determination described above. The Revolving Credit Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Revolving Credit Commitment Fee, the outstanding Swing Line Loans during the period for which such Lender’s Revolving Credit Commitment Fee is calculated shall be deemed to be zero.

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(b)            The Administrative Borrower agrees to pay to the Administrative Agent, for its own account, a non-refundable agency fee as set forth in the Fee Letter (the “Administrative Agent Fees”).

(c)            The Borrowers agree to pay (i) to each Revolving Credit Lender, through the Administrative Agent, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Credit Commitment of such Lender shall be terminated as provided herein, a fee (an “L/C Participation Fee”) calculated on such Lender’s Pro Rata Percentage of the daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the Original Closing Date or ending with the Revolving Credit Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Credit Commitments of all Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin from time to time used to determine the interest rate on Revolving Credit Borrowings comprised of ~~Eurodollar~~Term SOFR Loans pursuant to Section 2.06, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank (A) a fronting fee as negotiated with such Issuing Bank, (1) on a quarterly basis in arrears on the last Business Day of each of March, June, September and December, commencing on the last Business Day of June, 2015 and (2) on the Revolving Credit Maturity Date and (B) the standard fronting, issuance and drawing fees specified from time to time by such Issuing Bank (collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)            The Administrative Borrower agrees to pay on the Original Closing Date such closing fees as may be agreed in respect of the Credit Facilities between the Administrative Borrower and the Arrangers (as defined in the Original Credit Agreement) pursuant to a letter agreement dated as of the Original Closing Date, which closing fees will be in all respects fully earned, due and payable on the Original Closing Date and non-refundable and non-creditable thereafter.

(e)            All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06      Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing (including any Swing Line Loans) shall bear interest (in the case of ABR Loans bearing interest based upon the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable, and in all other cases, computed on the basis of the actual number of days elapsed over a year of 360 days at all times and calculated from and including the date of such Borrowing to but excluding the date of repayment or conversion thereof), at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b)            Subject to the provisions of Section 2.07, the Loans comprising each ~~Eurodollar~~Term SOFR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the ~~Reserve Adjusted Eurodollar Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)            Interest on each Loan shall be payable by the Borrowers on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or ~~Reserve Adjusted Eurodollar Rate~~Term SOFR for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07      Default Interest. If any Event of Default under Article VII has occurred and is continuing, then, from the date of such Event of Default and for so long as such Event of Default is continuing, to the extent permitted by law, all amounts not paid when due under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable by the Borrowers on demand, (a) in the case of principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum (such 2.00% rate referred to in clauses (a) and (b), the “Default Rate”).

Section 2.08      Alternate Rate of Interest.

(a)            ~~In~~Subject to Section 2.29, in the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a ~~Eurodollar~~Term SOFR Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available ~~in the London interbank market~~, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining ~~Eurodollar~~Term SOFR Loans during such Interest Period, or that reasonable means do not exist for ascertaining the ~~Reserve Adjusted Eurodollar Rate~~Term SOFR, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Administrative Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Administrative Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a ~~Eurodollar~~Term SOFR Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

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(b)           ~~If~~Subject to Section 2.29, if on or before the first day of any Interest Period for any ~~Eurodollar~~Term SOFR Borrowing (i) the Administrative Agent determines in good faith that, for any reason, adequate and reasonable means do not exist for determining the ~~Eurodollar Rate~~Term SOFR (including without limitation, the unavailability of matching deposits in the applicable currency) or (ii) such rate will not accurately reflect the cost to the Lenders of funding ~~Eurodollar~~Term SOFR Borrowings for such Interest Period, the Administrative Agent shall give written notice (in reasonable detail) of such determination and of the basis therefor to the Administrative Borrower and the Lenders, whereupon until the Administrative Agent notifies the Administrative Borrower and Lenders that the circumstances giving rise to such suspension no longer exist (which the Administrative Agent shall do promptly after the Administrative Agent determines that such circumstances do not exist), (A) the obligations of the Lenders to make, continue or convert Revolving Loans as or into such ~~Eurodollar~~Term SOFR Loans, or to convert ABR Borrowings into such ~~Eurodollar~~Term SOFR Borrowings, shall be suspended and (B) each ~~Eurodollar~~Term SOFR Borrowing will automatically on the last day of the then existing Interest Period therefor, convert into an ABR Borrowing.

~~(c) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~

~~(ii)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.~~

~~(iii)          The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.08(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08(c).~~

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~~(iv)           Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.~~

~~(v)            Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.~~

Section 2.09       Termination and Reduction of Commitments. (a) The Revolving Credit Commitments shall automatically terminate on the applicable Revolving Credit Maturity Date. The Swing Line Commitment shall automatically terminate on the Original Revolving Credit Maturity Date (unless the Swing Line Lender elects to extend the maturity of its Swing Line Commitment). The L/C Commitment shall automatically terminate on the earlier to occur of (i) the termination of the Revolving Credit Commitments and (ii) the date five (5) Business Days prior to the Original Revolving Credit Maturity Date (unless the applicable Issuing Bank elects to extend the maturity of its L/C Commitment).

(b)          Upon at least three (3) Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Administrative Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Credit Commitments, the Term Loan Commitments or the Swing Line Commitment; provided, however, that (i) each partial reduction of the Revolving Credit Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $1,000,000, (ii) each partial reduction of the Swing Line Commitment shall be in an integral multiple of $250,000 and in a minimum amount of $1,000,000 and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time; provided further, that if such notice states that the reduction or termination is contingent upon the successful issuance or incurrence of Indebtedness permitted by Section 6.01 to be issued or incurred or any other specified event (including, but not limited to, the occurrence of any Asset Sale or Change ~~of~~in Control), then the Administrative Borrower may, if the specified condition is not satisfied, (x) revoke such notice and/or (y) extend the reduction date by not more than five (5) Business Days, in the case of each of clauses (x) and (y), by providing notice to the Administrative Agent on or prior to the specified date.

(c)           Each reduction in the Revolving Credit Commitments or the Term Loan Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

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Section 2.10       Conversion and Continuation of Borrowings. The Administrative Borrower shall have the right at any time upon prior irrevocable written notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, three (3) Business Days prior to conversion, to convert any ~~Eurodollar~~Term SOFR Borrowing into an ABR Borrowing, (b) not later than 1:00 p.m., New York City time, three (3) Business Days prior to conversion or continuation, to convert any ABR Borrowing into a ~~Eurodollar~~Term SOFR Borrowing or to continue any ~~Eurodollar~~Term SOFR Borrowing as a ~~Eurodollar~~Term SOFR Borrowing for an additional Interest Period, and (c) not later than 1:00 p.m., New York City time, three (3) Business Days prior to conversion, to convert the Interest Period with respect to any ~~Eurodollar~~Term SOFR Borrowing to another permissible Interest Period, subject in each case to the following:

(i)             each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(ii)             if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(iii)           each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount, and accrued interest on any ~~Eurodollar~~Term SOFR Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

(iv)           if any ~~Eurodollar~~Term SOFR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v)            any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a ~~Eurodollar~~Term SOFR Borrowing;

(vi)           any portion of a ~~Eurodollar~~Term SOFR Borrowing that cannot be converted into or continued as a ~~Eurodollar~~Term SOFR Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(vii)          no Interest Period may be selected for any ~~Eurodollar~~Term SOFR Term Borrowing that would end later than the applicable Term Loan Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of the ~~Eurodollar~~Term SOFR Term Borrowings comprised of Term Loans, as applicable, with Interest Periods ending on or prior to the applicable date would not be at least equal to the principal amount of applicable Term Borrowings to be paid on such date;

(viii)         upon notice to the Administrative Borrower from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, no outstanding Loan may be converted into, or continued as, a ~~Eurodollar~~Term SOFR Loan; and

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(ix)            this Section shall not apply to Swing Line Borrowings, which may not be converted or continued.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a ~~Eurodollar~~Term SOFR Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a ~~Eurodollar~~Term SOFR Borrowing, the Interest Period with respect thereto; provided, however, notwithstanding anything in this Section 2.10 to the contrary, the Interest Election Notice delivered pursuant to Section 4(k) of the Ninth Amendment may be conditioned upon the occurrence of the Ninth Amendment Effective Date. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a ~~Eurodollar~~Term SOFR Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Administrative Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing.

Section 2.11        Repayment of Term Borrowings. (a) The Borrowers shall pay to the Administrative Agent,

(i)             for the account of the Incremental Term Lenders with Other Term Loans, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 9.04(l)(vi)) equal to the amount set forth for such date in the applicable Incremental Term Loan Assumption Agreement, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment; and

(ii)            for the account of the Lenders with Refinancing Term Loans, on each Refinancing Term Loan Repayment Date, a principal amount of the Refinancing Term Loans (as adjusted from time to time pursuant to Sections 2.12, 2.13(f) and 9.04(l)(vi)) equal to the amount set forth for such date in the applicable Refinancing Amendment, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(b)          To the extent not previously paid, all Other Term Loans, Extended Term Loans and Refinancing Term Loans and shall be due and payable on the applicable Term Loan Maturity Date, respectively, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(c)          All repayments pursuant to this Section 2.11 shall be subject to Section 2.16.

Section 2.12       Voluntary Prepayment. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three (3) Business Days’ prior written or fax notice in the case of ~~Eurodollar~~Term SOFR Loans, or written or fax notice at least one (1) Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 1:00 p.m., New York City time; provided, however, that (i) each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) at the Administrative Borrower’s election in connection with any prepayment of Revolving Loans pursuant to this Section 2.12(a), such prepayment shall not, so long as no Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender. Prepayments of Term Loans made pursuant to this Section 2.12(a) shall be applied to the remaining scheduled amortization payments relating to such Term Loans as elected by the Administrative Borrower.

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(b)           Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such notices states that the prepayment is contingent upon the successful issuance or incurrence of Indebtedness permitted by Section 6.01 to be issued or incurred or any other specified event (including, but not limited to, the occurrence of any Asset Sale or Change ~~of~~in Control), then the Administrative Borrower may, if the specified condition is not satisfied, (x) revoke such notice and/or (y) extend the prepayment date by not more than five (5) Business Days (in the case of each of clauses (x) and (y), by providing notice to the Administrative Agent on or prior to the specified date); provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

Section 2.13        Mandatory Prepayments. (a) In the event of any termination of all the Revolving Credit Commitments, the Borrowers shall, on the date of such termination, repay or prepay all its outstanding Revolving Loans and all outstanding Swing Line Loans and replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Bank with respect to) all outstanding Letters of Credit issued by such Issuing Bank. If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrowers shall, on the date of such reduction or at such other time, repay or prepay Revolving Loans and, after the Revolving Loans shall have been repaid or prepaid in full, replace or cause to be canceled (or make other arrangements satisfactory to the Administrative Agent and each Issuing Bank with respect to) Letters of Credit issued by such Issuing Bank in an amount sufficient to eliminate such excess.

(b)          Not later than the fifth Business Day following the receipt by the Administrative Borrower or any Restricted Subsidiary (or by any other Person on account of an Asset Sale by the Administrative Borrower or any Restricted Subsidiary) of Net Cash Proceeds in respect of any Asset Sale in excess of $5,000,000 in any fiscal year of the Borrowers, the Borrowers shall apply 100% of the Net Cash Proceeds received with respect thereto to prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit in accordance with Section 2.13(f); provided that if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase Permitted Pari Passu Refinancing Debt that is senior secured loans (or any Permitted Refinancing Debt thereof that is in the form of senior secured loans and which are secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Asset Sale (such Permitted Pari Passu Refinancing Debt (or such Permitted Refinancing Debt thereof), “Other Applicable Indebtedness”), then the Borrowers may apply the Net Cash Proceeds of such Asset Sale on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans, outstanding Letters of Credit and the aggregate outstanding principal amount of the Other Applicable Indebtedness at such time; provided further that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Loans and Letters of Credit in accordance with the terms hereof) to the prepayment of the Loans, to the cash collateralization of Letters of Credit and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans and cash collateralization of Letters of Credit that would have otherwise been required pursuant to this Section 2.13(b) shall be reduced accordingly. To the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

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(c)           In the event that the Administrative Borrower or any Restricted Subsidiary (or any other Person at the direction of the Administrative Borrower or a Restricted Subsidiary) shall receive Net Cash Proceeds from the issuance or incurrence of Indebtedness for money borrowed by the Administrative Borrower or any such Restricted Subsidiary (other than any cash proceeds from the issuance of Indebtedness for money borrowed permitted pursuant to Section 6.01 (other than the incurrence of Indebtedness permitted under Section 6.01(m)(x))), the Borrowers shall on the Business Day of receipt of such Net Cash Proceeds, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit in accordance with Section 2.13(f).

(d)           In the event that the Administrative Borrower or any Restricted Subsidiary (or any other Person at the direction of the Administrative Borrower or a Restricted Subsidiary) shall receive Net Cash Proceeds from any Casualty Event Receipt in excess of $5,000,000 in any fiscal year of the Borrowers, the Borrowers shall not later than the fifth Business Day following the receipt of such Net Cash Proceeds by the Administrative Borrower or such Restricted Subsidiary, apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Loans and/or cash collateralize outstanding Letters of Credit in accordance with Section 2.13(f); provided that if at the time that any such prepayment would be required, the Borrowers are required to offer to repurchase Other Applicable Indebtedness pursuant to the terms thereof with the net proceeds from such Casualty Event Receipt, then the Borrowers may apply the Net Cash Proceeds from such Casualty Event Receipt on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Loans, outstanding Letters of Credit and the aggregate outstanding principal amount of the Other Applicable Indebtedness at such time; provided further that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Loans and Letters of Credit in accordance with the terms hereof) to the prepayment of the Loans, to the cash collateralization of Letters of Credit and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans and cash collateralization of Letters of Credit that would have otherwise been required pursuant to this Section 2.13(d) shall be reduced accordingly. To the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof.

(e)           [reserved].

(f)           Mandatory prepayments under Section 2.13(b), (c) and (d) shall be applied without penalty or premium, (i) first, pro rata among the Term Loans (if any), in each case, being applied to the remaining scheduled amortization payments relating to such Term Loans in direct order of maturity, (ii) second, to Revolving Loans and, (iii) third, to cash collateralize outstanding Letters of Credit (in an amount equal to the Minimum Collateral Amount) on a pro rata basis, in each case, with no corresponding permanent reduction of the Revolving Credit Commitments (except in the case of any mandatory prepayment made under Section 2.13(c) in connection with Indebtedness incurred under Section 6.01(m)(x), in which case the Revolving Credit Commitments shall be permanently reduced by the amount of such debt incurred).

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(g)          The Administrative Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Responsible Officer of the Administrative Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three (3) Business Days prior written notice of such prepayment (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments). Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, and shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.

(h)          [reserved].

(i)            Notwithstanding the foregoing provisions of this Section 2.13, (i) in the case of any mandatory prepayment of the Term Loans, Term Loan Lenders may waive by written notice to the Administrative Borrower and the Administrative Agent on or before the date on which such mandatory prepayment would otherwise be required to be made hereunder the right to receive the amount of such mandatory prepayment of the Term Loans, (ii) if any Term Loan Lender or Term Loan Lenders elect to waive the right to receive the amount of such mandatory prepayment, all of the amount that otherwise would have been applied to mandatorily prepay the Term Loans of such Lender or Lenders shall be offered by the Borrowers to the remaining non-waiving Term Loan Lender or Term Loan Lenders on a pro rata basis, based on the respective principal amounts of their outstanding Term Loans, (iii) if and to the extent any such non-waiving Term Loan Lender does not elect by written notice to the Administrative Borrower and the Administrative Agent within three Business Days following the date on which the offer is made pursuant to clause (ii) above to accept such offer, such Term Loan Lender shall be deemed to have rejected such offer, (iv) any amounts not applied to the prepayment of Term Loans pursuant to clause (ii) or clause (iii) above shall be applied instead on the fourth Business Day following the date on which the offer is made to Term Loan Lenders pursuant to clause (ii) above to the prepayment of outstanding Revolving Loans (but without any corresponding reduction in Revolving Credit Commitments) and (v) to the extent there are any prepayment amounts remaining after the foregoing application, such amounts shall be paid promptly by the Administrative Agent to the Administrative Borrower (any amounts returned to the Administrative Borrower pursuant to this clause (v), “Declined Amounts”).

Section 2.14       Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if any Change in Law affecting any Lender or Issuing Bank or any lending office of such Lender’s or Issuing Bank’s holding company, if any, shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank ~~(except any such reserve requirement which is reflected in the Reserve Adjusted Eurodollar Rate)~~, (ii) subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes in connection with this Agreement or any Loan, Letter of Credit or Commitment made hereunder or its deposits, reserves, other liabilities or capital attributable thereto, or change the basis of taxation payments in respect thereof (except, in each case, (A) for Indemnified Taxes or Other Taxes indemnified pursuant to Section 2.20, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) or (iii) impose on such Lender or such Issuing Bank ~~or the London interbank market~~ any other condition affecting this Agreement or ~~Eurodollar~~Term SOFR Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost (other than Taxes) to such Lender or such Issuing Bank of making or maintaining any ~~Eurodollar~~Term SOFR Loan or increase the cost (other than Taxes) to any Lender or any Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

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(b)           If any Lender or any Issuing Bank shall have determined that any Change in Law regarding any capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 for any increased costs incurred or reduction suffered in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender or any Issuing Bank under paragraph (a) or (b) above with respect to increased costs incurred or reductions suffered more than 180 days prior to the date such Lender or such Issuing Bank, as applicable, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 180-day period.

Section 2.15        Change in Legality. (a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any ~~Eurodollar~~Term SOFR Loan or to give effect to its obligations as contemplated hereby with respect to any ~~Eurodollar~~Term SOFR Loan, then, by written notice to the Administrative Borrower and to the Administrative Agent:

(i)             such Lender may declare that ~~Eurodollar~~Term SOFR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into ~~Eurodollar~~Term SOFR Loans, whereupon any request for a ~~Eurodollar~~Term SOFR Borrowing (or to convert an ABR Borrowing to a ~~Eurodollar~~Term SOFR Borrowing or to continue a ~~Eurodollar~~Term SOFR Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such or to convert a ~~Eurodollar~~Term SOFR Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

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(ii)             such Lender may require that all outstanding ~~Eurodollar~~Term SOFR Loans made by it be converted to ABR Loans, in which event all such ~~Eurodollar~~Term SOFR Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the ~~Eurodollar~~Term SOFR Loans that would have been made by such Lender or the converted ~~Eurodollar~~Term SOFR Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such ~~Eurodollar~~Term SOFR Loans.

(b)           For purposes of this Section 2.15, a notice to the Administrative Borrower by any Lender shall be effective as to each ~~Eurodollar~~Term SOFR Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such ~~Eurodollar~~Term SOFR Loan; in all other cases such notice shall be effective on the date of receipt by the Administrative Borrower.

Section 2.16        Breakage. Each Borrower shall indemnify each Lender against any loss (other than a loss of applicable margin or profits) or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any ~~Eurodollar~~Term SOFR Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any ~~Eurodollar~~Term SOFR Loan to an ABR Loan, or the conversion of the Interest Period with respect to any ~~Eurodollar~~Term SOFR Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any ~~Eurodollar~~Term SOFR Loan to be made by such Lender (including any ~~Eurodollar~~Term SOFR Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by any Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the ~~Eurodollar~~Term SOFR Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail the calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Administrative Borrower and shall be conclusive absent manifest error.

Section 2.17        Pro Rata Treatment. Except as provided with respect to Swing Line Loans, subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Revolving Credit Commitment Fees, each reduction of the applicable Class of Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Credit Commitments of the Lenders at any time, each outstanding Swing Line Loan shall be deemed to have utilized the Revolving Credit Commitments of the Lenders (including those Lenders which shall have not have made any Swing Line Loans) pro rata in accordance with such respective Revolving Credit Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

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Section 2.18       Sharing. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Borrower or any of its Restricted Subsidiaries (as to which the provisions of this Section 2.18 shall apply), other than as permitted pursuant to Section 9.04. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

Section 2.19       Payments. (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating the amounts due hereunder. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the applicable Issuing Bank) shall be made to the Administrative Agent at its offices at 745 Seventh Avenue, New York, New York 10019. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b)          Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

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(c)           Unless the Administrative Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent to represent its cost of overnight or short term funds (which determination shall be conclusive absent manifest error).

(d)          If a payment (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Improper Payment”)) is made by the Administrative Agent (or its Affiliates) in error (as determined by the Administrative Agent in its sole discretion and whether known to the recipient or not) or if a Lender, Issuing Bank, Loan Party or another recipient of funds is not otherwise entitled to receive such funds at such time of such Improper Payment or from such Person in accordance with the Loan Documents (each such Lender, Issuing Bank, Loan Party or other recipient, as applicable, an “Improper Recipient”), then such Improper Recipient shall forthwith on demand repay to the Administrative Agent the portion of such Improper Payment that was made in error (or otherwise not intended (as determined by the Administrative Agent in its sole discretion) to be received) in same day funds, together with interest thereon in respect of each day from and including the date such Improper Payment was made available by the Administrative Agent (or its Affiliate) to such Improper Recipient to the date such Improper Payment is repaid to the Administrative Agent (or its Affiliate) in same day funds at (i) in the case of any Improper Recipient that is a Loan Party (or its Affiliates), at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan, and (ii) in the case of any other Improper Recipient, the greater of the Federal Funds Effective Rate, a rate determined by the Administrative Agent to represent its cost of overnight or short term funds and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect (which determination shall be conclusive absent manifest error). Each Improper Recipient hereby authorizes the Administrative Agent and any other party hereto that is not an Improper Recipient (or its Affiliate), as applicable, to set off and apply any and all amounts at any time owing to such Improper Recipient under this Agreement or any other Loan Document against any Improper Payments due to the Administrative Agent or any other party hereto, as applicable. Each Improper Recipient and other party hereto shall not assert any right or claim to the Improper Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Improper Payments received, including without limitation waiver of defense based on “discharge for value” or any similar doctrine or any other claim of entitlement to any portion of an Improper Payment that the Administrative Agent, in its sole discretion, determines was made in error.

(e)           Each Improper Recipient hereby further agrees that if it receives an Improper Payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment or other communication sent by the Administrative Agent (or any of its Affiliates) with respect to such Improper Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Improper Recipient otherwise becomes aware was transmitted, or received, in error or mistake (in whole or in part), in each case, an error shall be deemed to have been made with respect to such Improper Payment. Each Improper Recipient hereby agrees that, in each such case, it shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Improper Payment (or portion thereof) as to which such a demand was made.

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(f)           The Administrative Borrower and each other Loan Party hereby agrees that the receipt by any Lender or Issuing Bank of an Improper Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed to such Lender or Issuing Bank by the Administrative Borrower or any other Loan Party.

Section 2.20       Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by any applicable Law; provided that, if any Taxes are required by any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) to be withheld or deducted from such payments, then (i) the applicable Withholding Agent shall make such deductions or withholdings and shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law, and (ii) if any Taxes required to be withheld or deducted are Indemnified Taxes or Other Taxes, then the sum payable by such Loan Party shall be increased as necessary so that after making such required deductions or withholdings (including such deductions and withholdings of Indemnified Taxes and Other Taxes applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)           Without limiting the provisions of subsection (a) above, the Borrowers shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)           Without duplication of Sections 2.20(a) or (b) above, each Borrower shall indemnify each Recipient within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Notwithstanding anything herein to the contrary, a Recipient shall not be indemnified for any Indemnified Taxes hereunder unless the Administrative Agent, such Lender or Issuing Bank shall make written demand on the Administrative Borrower for reimbursement of such Indemnified Taxes no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Recipient for payment of such Indemnified Taxes, and (ii) the date on which the Recipient has made payment of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on behalf of itself, a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(e)           (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. If any form or certification previously delivered pursuant to this Section 2.20(e) or Section 2.20(g) expires or becomes obsolete or inaccurate in any respect with respect to a Recipient, such Recipient shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Administrative Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)            Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or its successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or its successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or its successor form); or

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(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or its successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D) and paragraph (g), hereof, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)            If the Administrative Agent, any Lender or any Issuing Bank determines, in its discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by an indemnifying party or with respect to which an indemnifying party has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, by the indemnifying party under this Section 2.20 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the indemnifying party (plus any interest, penalties or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.20(f), in no event will the Administrative Agent, any Lender or any Issuing Bank be required to pay any amount to an indemnifying party pursuant to this paragraph to the extent the payment of such amount would place the Administrative Agent, such Lender or such Issuing Bank in a less favorable net after-Tax position than it would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing in this Section 2.20(f) shall be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

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(g)           On or before the date that Barclays Bank PLC (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Administrative Borrower two duly executed originals of either (i) IRS Form W-9, or (ii) IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (for all other payments), establishing that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

(h)           For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the term “applicable Law” includes FATCA.

Section 2.21       Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Administrative Borrower that requires the consent of all Lenders or all Lenders directly and adversely affected thereby and such amendment, waiver or other modification is consented to by the Required Lenders, or (v) any Lender becomes a Defaulting Lender, then, in each case, the Administrative Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)(v)), upon notice to such Lender or such Issuing Bank, as the case may be, and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.14, 2.16 and 2.20, its rights pursuant to Section 9.05 in respect of the period in which it was a Lender (and its rights in respect of any outstanding Letter of Credit issued by such Lender)) and obligations under this Agreement (or, in the case of clause (iv) above, all of its interests, rights and obligation with respect to the Class of Loans or Commitments that is the subject of the related consent, amendment, waiver or other modification) to an Eligible Assignee (which Eligible Assignee (x) may be an Affiliated Lender only if Section 9.04(k) is complied with and (y) may not be the Administrative Borrower or any Subsidiary thereof) that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Administrative Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, of each Issuing Bank and the Swing Line Lender), which consents shall not unreasonably be withheld, conditioned or delayed, and (z) the Borrowers or such assignee shall have paid to the affected Lender or the affected Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder with respect thereto (including any amounts under Sections 2.14, 2.16 and 2.20; provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or such Issuing Bank’s claim for compensation under Section 2.14, notice under Section 2.15, entitlement to receive amounts pursuant to Section 2.20 or being a Defaulting Lender, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, or cease to cause such Lender to be a Defaulting Lender, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, or shall cease to be a Defaulting Lender, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Notwithstanding anything to the contrary, in the event that a Lender that is being replaced pursuant to this Section 2.21(a) does not execute an Assignment and Acceptance Agreement (or an Affiliated Lender Assignment and Acceptance Agreement) within one (1) Business Day after being requested to do so, such assignment shall be deemed to have occurred on such Business Day without such Lender’s execution of such documentation but after satisfaction of the other conditions set forth herein.

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(b)           If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) any Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Administrative Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

Section 2.22        Defaulting Lender. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i)             Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 9.08.

(ii)            Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Banks and Swing Line Lender hereunder; third, on a pro rata basis to cash collateralize each Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d) and to pay to the Swing Line Lender its Fronting Exposure with respect to such Defaulting Lender; fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Administrative Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ and Swing Line Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swing Line Loans, if any and as applicable, issued under this Agreement, in accordance with Section 2.22(d) (in the case of Letters of Credit); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders of the applicable Class on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and L/C Exposure are held by the Lenders of the applicable Class pro rata in accordance with the Commitments under the applicable Class without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)          Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.22(d).

(C)            With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s obligation to fund participations in respect of Letters of Credit that have been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Participations to Reduce Fronting Exposure. So long as no Event of Default shall have occurred and be continuing, all or any part of such Defaulting Lender’s obligation to fund participations in respect of Swing Line Loans and Letters of Credit shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 2.28, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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(v)           Cash Collateral and Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize any Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d) and repay any Swing Line Lender’s Fronting Exposure by repaying the Swing Line Loans such that such Fronting Exposure is reduced to zero.

(b)          Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent, each Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Credit Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)          New Swing Line Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) no Swing Line Lender shall be required to fund any Swing Line Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit except in accordance with Section 2.24(a), in each case unless it is satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the Non-Defaulting Lenders or (in the case of Letters of Credit) cash collateral will be provided by the Borrowers in accordance with Section 2.24(j), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(a)(iv) (and Defaulting Lenders shall not participate therein).

(d)          Cash Collateral. (i) At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrowers shall cash collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any cash collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(ii)            Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Bank, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to Section 2.24(j). If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and such Issuing Bank as herein provided, or that the total amount of such cash collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Lender).

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(iii)           Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.22 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to cash collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)           Cash collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and such Issuing Bank that there exists excess cash collateral; provided that, subject to this Section 2.22 the Person providing cash collateral and such Issuing Bank may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further that to the extent that such cash collateral was provided by the Borrowers, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.23       Swing Line Loans. (a) Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make Swing Line Loans to the Borrowers, on a joint and several basis as between the Borrowers, from time to time prior to the Revolving Credit Maturity Date in Dollars, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swing Line Loans exceeding the total Swing Line Commitment, (y) the outstanding Swing Line Loans of the Swing Line Lender exceeding the Swing Line Lender’s Swing Line Commitment or (z) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitments; provided that the Swing Line Lender shall not be required to make a Swing Line Loan to refinance an outstanding Swing Line Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swing Line Loans. Notwithstanding anything to the contrary contained in this Section 2.23 or elsewhere in this Agreement, in the event that a Revolving Credit Lender is a Defaulting Lender, no Swing Line Lender shall be required to issue or extend any Swing Line Loan, unless any Fronting Exposure in respect thereof, after giving effect to the extension of such Swing Line Loan, may be reallocated among Non-Defaulting Lenders in accordance with Section 2.22(a)(iv) or, if such reallocation is not available in accordance with such Section, the Swing Line Lender has entered into arrangements satisfactory to it, in its sole discretion, and the Borrowers to eliminate the Swing Line Lender’s risk with respect to the participation in Swing Line Loans by all such Defaulting Lenders, which may include prepaying such Swing Line Loans while any Fronting Exposure exists in relation thereto.

(b)          To request a Swing Line Borrowing, the Administrative Borrower shall notify the Swing Line Lender and the Administrative Agent of such request by not later than 1:00 p.m., New York City time on the day of the proposed Swing Line Borrowing by delivering a Swing Line Borrowing Request. Each such notice and Swing Line Borrowing Request shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) the amount of the requested Swing Line Borrowing, (iii) the term of such Swing Line Loan and (iv) the location and number of the applicable Borrower’s account to which funds are to be disbursed. The Swing Line Lender shall make each Swing Line Loan in accordance with Section 2.02 on the proposed date thereof by wire transfer of immediately available funds by 4:00 p.m., New York City time, to the account of the applicable Borrower.

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(c)          Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Percentage of such Swing Line Loan. The Swing Line Lender shall deliver the Swing Line Borrowing Request to the Administrative Agent which shall promptly deliver such Swing Line Borrowing Request to each Revolving Credit Lender. Each Revolving Credit Lender hereby absolutely and unconditionally agrees, upon receipt of notice of the Swing Line Borrowing Request, to pay to the Administrative Agent for the account of the Swing Line Lender, such Revolving Credit Lender’s Pro Rata Percentage of such Swing Line Loan or Loans. Each Revolving Credit Lender acknowledges and agrees that its respective obligation to acquire participations in Swing Line Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Credit Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swing Line Lender the amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall notify the Administrative Borrower of any participations in any Swing Line Loan acquired pursuant to this paragraph (c), and thereafter payments by the Borrowers in respect of such Swing Line Loan shall be made to the Administrative Agent and not to the Swing Line Lender. Any amounts received by a Swing Line Lender from any Borrower (or any other party on behalf of any Borrower) in respect of a Swing Line Loan after receipt by the Swing Line Lender of the proceeds of a sale of participations therein shall be remitted promptly to the Administrative Agent; any such amounts received by the Administrative Agent shall be remitted promptly by the Administrative Agent to the Revolving Credit Lenders that shall have made their payments pursuant to this paragraph and to the Swing Line Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swing Line Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrowers for any reason. The purchase of participations in a Swing Line Loan pursuant to this paragraph shall not relieve the Borrowers of any default in the payment thereof otherwise expressly provided herein.

(d)          At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Pro Rata Percentage thereof in the same funds as those received by the Swing Line Lender. If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned to any Borrower by the Swing Line Lender under any circumstances (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

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Section 2.24        Letters of Credit. (a) General. The Administrative Borrower may request the issuance of a Letter of Credit (which may be at the request of another Loan Party), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time on or prior to the date immediately preceding the termination of the L/C Commitment in accordance with Section 2.09(a). This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Section 2.24 or elsewhere in this Agreement, in the event that a Revolving Credit Lender is a Defaulting Lender, no Issuing Bank shall be required to issue or extend any Letter of Credit, as applicable, unless any Fronting Exposure in respect thereof, after giving effect to the issuance of such Letter of Credit, may be reallocated among Non-Defaulting Lenders in accordance with Section 2.22(a)(iv) or, if such reallocation is not available in accordance with such Section, each Issuing Bank has entered into arrangements satisfactory to it, in its sole discretion, and the Administrative Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, which may include by cash collateralizing (in an amount not less than the Minimum Collateral Amount) each such Defaulting Lender’s Pro Rata Percentage of each Letter of Credit issued or outstanding while such Defaulting Lender remains a Defaulting Lender. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Eighth Amendment Effective Date shall be subject to and governed by the terms and conditions hereof.

(b)          Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  (i) In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Administrative Borrower shall hand deliver or fax to the applicable Issuing Bank and the Administrative Agent (not later than 1:00 p.m. (New York City time) at least five (5) Business Days (or such shorter period as such Issuing Bank and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be) an L/C Extension Notice together with such Issuing Bank’s Letter of Credit application form (if any), appropriately completed and signed by a Responsible Officer of the Administrative Borrower and including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the documents to be presented by such beneficiary in case of any drawing thereunder, the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, the nature of the proposed amendment (in the case of an amendment), any Letter of Credit application form required by the applicable Issuing Bank and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit each Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (x) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment and (y) the aggregate face amount of Letters of Credit issued by any Issuing Bank shall not exceed its L/C Commitment.

(ii)           No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Fourth Amendment Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fourth Amendment Effective Date and which such Issuing Bank in good faith deems material to it;

(B)            the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

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(C)            except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;

(D)            such Letter of Credit is to be denominated in a currency other than Dollars; or

(E)             such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iii)          No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

~~(iv)~~ (iv)    No Issuing Bank other than a Commercial L/C Issuing Bank shall be required to issue any Letter of Credit that is not a standby letter of credit unless such Issuing Bank shall otherwise agree in its sole discretion.

(c)          Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five (5) Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Administrative Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five (5) Business Days prior to the Revolving Credit Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit and as agreed by the Issuing Bank) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)          Participations. By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Revolving Credit Lender, and each such Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)           Reimbursement. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 10:00 a.m., New York City time, on the immediately following Business Day after any Borrower shall have received notice from such Issuing Bank that payment of such draft will be made; provided that if the Issuing Bank notifies any Borrower of such L/C Disbursement prior to 11:00 a.m., New York City time, on the date of such L/C Disbursement, the Borrowers shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than 3:00 p.m., New York City time, on such date.

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(f)            Obligations Absolute. Each Borrower’s obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

(i)            any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii)           any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii)          the existence of any claim, setoff, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the applicable Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv)          any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)           payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)          any other act or omission to act or delay of any kind of the applicable Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of any Borrower’s obligations hereunder.

Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the applicable Issuing Bank. However, the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are determined in a final, non-appealable decision of a court of competent jurisdiction to have resulted from such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is further understood and agreed that the applicable Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit issued by such Issuing Bank, (i) such Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute gross negligence or willful misconduct of such Issuing Bank.

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(g)          Disbursement Procedures. The applicable Issuing Bank shall, within the period stipulated by terms and conditions of a Letter of Credit, following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. After such examination and provided drawing document(s) are compliant with the related Letter of Credit, the Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Administrative Borrower of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Credit Lenders with respect to any such L/C Disbursement.

(h)          Interim Interest. If any Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit issued by such Issuing Bank, then, unless the Borrowers shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrowers or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.

(i)           Resignation or Removal of an Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Revolving Credit Lenders and the Administrative Borrower, and may be removed at any time by the Administrative Borrower by notice to such Issuing Bank, the Administrative Agent and the Revolving Credit Lenders, in each case, irrespective of the appointment of a successor Issuing Bank. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of such retiring or removed Issuing Bank (other than with respect to Letters of Credit issued by such retiring or removed Issuing Bank). At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees due to such Issuing Bank pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Administrative Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of such previous Issuing Bank under this Agreement and the other Loan Documents other than with respect to Letters of Credit issued by such retiring Issuing Bank and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

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(j)           Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrowers shall, on the Business Day the Administrative Borrower receives notice from the Administrative Agent or the Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders, an amount in cash equal to the Minimum Collateral Amount; provided that the obligation to deposit such cash will become effective immediately, and such deposit will become immediately payable in immediately available funds, without demand or notice of any kind, upon the occurrence of an Event of Default described in paragraph (g) or (h) of Article VII. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the applicable Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(k)           Additional Issuing Banks. The Administrative Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to such Issuing Bank and such Lender. Upon the appointment of an additional Issuing Bank, the Borrowers, the Administrative Agent and the Issuing Banks may amend this Agreement without the consent of any other party hereto to change the L/C Commitments of the Issuing Banks.

Section 2.25      Incremental Facilities. (a) The Borrowers (on a joint and several basis as between the Borrowers) may, by written notice to the Administrative Agent from time to time, request Incremental Loan Commitments from one or more Incremental Term Lenders or Incremental Revolving Lenders, as applicable, all of which must be Eligible Assignees (which Eligible Assignee may not be the Administrative Borrower or a Subsidiary thereof but may, solely in the case of Incremental Term Loan Commitments, be an Affiliated Lender or an Affiliate that becomes an Affiliated Lender as a result of such transaction (but only if Section 9.04(k) is complied with)), so long as at the time such Incremental Loan Commitments become effective and, in the case of Incremental Term Loans, at the time any Incremental Loans in respect thereof are incurred (after giving effect on a pro forma basis to the incurrence of such Incremental Term Loans, and in each case assuming for the purpose of this calculation that the proceeds of such Incremental Term Loans are not treated as Unrestricted Cash for such purpose and assuming for such purpose that any such Incremental Revolving Loan Commitments are fully drawn in the form of Loans and that the proceeds thereof are not treated as Unrestricted Cash for such purpose), the aggregate principal amount of such Incremental Loan Commitments and (without duplication) Incremental Loans does not exceed the Maximum Incremental Facilities Amount. Such notice shall set forth (i) the amount of the Incremental Loan Commitments being requested (which shall be in minimum increments of $2,500,000 and a minimum amount of $10,000,000, such lesser amount equal to the remaining Maximum Incremental Facilities Amount or such other amounts as the Administrative Agent may reasonably agree to), (ii) the date (an “Increased Amount Date”) on which such Incremental Loan Commitments are requested to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such other number of days as the Administrative Agent may reasonably agree to)) and (iii) whether such Incremental Term Loan Commitments are commitments to make term loans with terms different from any other then existing Term Loans (“Other Term Loans”).

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(b)           The Borrowers may seek Incremental Loan Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) or any other bank, financial institution or other institutional lender or investor (each of which must be an Eligible Assignee) that agrees to provide any portion of Incremental Loan Commitments (each, an “Additional Incremental Lender”) (provided that (i) the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld or delayed) to such Lender’s or Additional Incremental Lender’s making such Incremental Loan Commitments to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, to such Lender or Additional Incremental Lender, (ii) an Affiliated Lender may provide Incremental Term Loan Commitments or Incremental Term Loans only if Section 9.04(k) is complied with, but may not provide Incremental Revolving Loan Commitments or Incremental Revolving Loans and (iii) the Administrative Borrower and its Subsidiaries may not make Incremental Loan Commitments or Incremental Loans). The Borrowers and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Assumption Agreement and/or Incremental Revolving Loan Assumption Agreement, as applicable, and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Loan Commitment of each Incremental Lender. The terms and provisions of the Incremental Revolving Loans shall be identical to those of the Revolving Loans. All Incremental Revolving Loan Commitments shall be documented solely as an increase to the Revolving Credit Commitments and all Incremental Revolving Loans shall be identical to all Revolving Loans, other than in respect of any arrangement, commitment or upfront fees payable to any Incremental Revolving Lenders or any arranger appointed in connection therewith. Notwithstanding the foregoing, (i) any Incremental Term Loans (x) shall be secured on a pari passu basis with the Revolving Loans, (y) shall not be guaranteed by any person that is not a Guarantor and (z) shall not be secured by any assets which do not constitute Collateral, (ii) the final maturity date of any Incremental Term Loans shall be no earlier than the Revolving Maturity date, (iii) such Incremental Term Loans do not mature or have scheduled amortization or payments of principal (other than, in any case, amortization at a rate of no more than 1% per annum) prior to the date that is the Latest Maturity Date at the time such Incremental Term Loans are incurred, (iv) no Incremental Term Loans shall have the benefit of any financial maintenance covenant more restrictive than the covenant set forth in Section 6.10 hereof unless the Revolving Loans have the benefit of such financial maintenance covenant on the same terms, (v) the definitive documentation for such Incremental Term Loans shall not include other covenants, (excluding interest rate, original issue discounts, fees and prepayment premiums) taken as a whole, that are materially more onerous to the Borrowers and the Guarantors than the covenants for the Revolving Loans provided for in this Agreement, taken as a whole, unless the Revolving Loans have the benefit of such covenants on the same terms and (vi) the other terms and conditions applicable to such Incremental Term Loans (other than provisions related to maturity, amortization, interest margins, fees or prepayments) may not differ from those with respect to the Revolving Loans, as applicable, unless such terms and conditions are reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Assumption Agreement or Incremental Revolving Loan Assumption Agreement, as applicable. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Term Loan Assumption Agreement or Incremental Revolving Loan Assumption Agreement, as applicable, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Loan Commitment and the Incremental Loans evidenced thereby, and the Administrative Agent and the Borrowers may revise this Agreement to evidence such amendments.

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(c)           Notwithstanding the foregoing, no Incremental Loan Commitment shall become effective under this Section 2.25 unless on the date of such effectiveness, (i) the Administrative Borrower is in Financial Covenant Compliance (after giving effect on a pro forma basis to the incurrence of any such Incremental Term Loans, and in each case assuming for the purpose of this calculation that the proceeds of such Incremental Term Loans are not treated as Unrestricted Cash for such purpose and assuming for such purpose that any such Incremental Revolving Loan Commitments are fully drawn in the form of Loans and that the proceeds thereof are not treated as Unrestricted Cash for such purpose), (ii) the conditions set forth in Sections 4.01(b) and 4.01(c) shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Administrative Borrower; provided that, if the proceeds of any Incremental Term Loan Commitments are being used to finance a Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~, (x) the reference in Section 4.01(b) to the accuracy of the representations and warranties shall refer to the accuracy of only the representations and warranties that would constitute Specified Representations and the representations and warranties in the relevant acquisition agreement the failure of which to be true shall permit the buyer not to consummate the Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~, (y) Section 4.01(c) shall be limited to there being no Default or Event of Default under paragraph (b), (c), (g) or (h) of Article VII having occurred and continuing after giving effect to such Incremental Loan Commitments and (z) the date of determination for purposes of testing Financial Covenant Compliance under clause (i) above shall be deemed to be the date on which the definitive agreements for such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ are entered into, (iii) except as otherwise specified in the applicable Incremental Term Loan Assumption Agreement and/or Incremental Revolving Loan Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the Original Closing Date under Section 4.02, (iv) the Administrative Agent and each applicable Lender (other than any Defaulting Lender) shall have received all fees and expenses owed under this Agreement (including in respect of such Incremental Loan Commitments); and (v) the Borrowers shall have satisfied all Mortgage Modification Requirements.

(d)           Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Administrative Borrower, take any and all action as may be reasonably necessary to ensure that all Incremental Revolving Loans, when originally made, are included in each Borrowing of outstanding Revolving Loans, on a pro rata basis. This may be accomplished by requiring each outstanding ~~Eurodollar~~Term SOFR Borrowing to be converted into an ABR Borrowing on the date of each Incremental Revolving Loan, or by allocating a portion of each Incremental Revolving Loan to each outstanding ~~Eurodollar~~Term SOFR Borrowing on a pro rata basis. Any conversion of ~~Eurodollar~~Term SOFR Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16. If any Incremental Revolving Loan is to be allocated to an existing Interest Period for a ~~Eurodollar~~Term SOFR Borrowing, then the interest rate thereon for such Interest Period and the other economic consequences thereof shall be as set forth in the applicable Incremental Revolving Loan Assumption Agreement.

(e)           On any Increased Amount Date on which Incremental Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the existing Revolving Credit Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the existing Revolving Credit Lenders, at the principal amount thereof, such interests in the outstanding Revolving Loans and participations in Letters of Credit and Swing Line Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Loans and participations in Letters of Credit and Swing Line Loans being held by existing Revolving Credit Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Loan Commitments to the Revolving Credit Commitments, (ii) each Incremental Revolving Loan Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and have the same terms as any existing Revolving Loan and (iii) each Incremental Revolving Lender shall become a Lender with respect to the Revolving Credit Commitments and all matters relating thereto.

(f)           The proceeds of any Incremental Loans shall be used for the purposes specified in the introductory statement to this Agreement.

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Section 2.26       Extension Amendments. (a) The Borrowers (on a joint and several basis as between the Borrowers) may at any time and from time to time request that all or a portion of any of the Commitments or the Loans (including any Extended Loans), existing at the time of such request (any such Commitment, an “Existing Commitment” and any such existing outstanding Loans, the “Existing Loans”) be converted to extend, in the case of Commitments, the termination date thereof and, in the case of Loans, the scheduled maturity date(s) of any payment of principal with respect to all or a portion thereof (any such Existing Commitment which has been so extended, an “Extended Commitment” and any such Existing Loan whose scheduled maturity date(s) has or have been so extended, in the case of a Term Loan, an “Extended Term Loan”, in the case of a Revolving Loan, an “Extended Revolving Loan” and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.26. In order to establish any Extended Commitment, the Administrative Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Commitment) (an “Extension Request”) setting forth the proposed terms of the Extended Commitment to be established, which terms (other than as provided in clause (c) below) shall be identical to those applicable to the Existing Commitment from which they are to be extended (the “Specified Existing Commitment”) except (x) all or any of the final maturity/termination dates of such Extended Commitment shall be delayed to later dates than the final maturity/termination dates of the Specified Existing Commitment, (y) (A) the interest margins with respect to the Extended Commitment may be higher or lower than the interest margins for the Specified Existing Commitment and/or (B) additional fees may be payable to the Lenders providing such Extended Commitment in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and (z) the commitment fee, if any, with respect to the Extended Commitment may be higher or lower than the commitment fee, if any, for the Specified Existing Commitment, in each case to the extent provided in the applicable Extension Amendment; provided, that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, (1) no Extended Commitment shall be secured by or receive the benefit of any collateral, credit support or security that does not secure or support the Existing Commitments, (2) the repayment (other than in connection with a permanent voluntary prepayment or a repayment at the final scheduled maturity of any Term Loans that have not become Extended Term Loans) and the mandatory prepayment of any Extended Term Loans shall be made on a pro rata basis with all other outstanding Term Loans and Other Term Loans; provided, that, Extended Term Loans may, if the Extending Lenders making such Extended Term Loans so agree, participate on a less than pro rata basis in any voluntary or mandatory repayment or prepayment, (3) (x) the final maturity of any Extended Loans shall not be earlier than any Loans made under the applicable Specified Existing Commitment in respect thereof and (y) if such Extended Loans are term loans made under a term facility, the Extended Loans shall not have a weighted average life to maturity shorter than any loans made under the applicable Specified Existing Commitment in respect thereof, (4) each Lender in the Specified Existing Commitment shall be permitted to participate in the Extended Commitment in accordance with its pro rata share of the Specified Existing Commitment, (5) assignments and participations of Extended Commitments shall be governed by the same assignment and participation provisions applicable to Loans and Commitments hereunder as set forth in Section 9.04 and (6) the repayment (other than in connection with a permanent voluntary prepayment) and the mandatory prepayment of any Extended Revolving Loans shall be made on a pro rata basis with all other outstanding Revolving Loans (other than at the maturity of any Revolving Credit Commitments that have not been extended, at which point the maturing Revolving Loans associated therewith may be repaid without making a pro rata payment of any non-maturing Revolving Loans). No Lender shall have any obligation to agree to have any of its Existing Loans or, if applicable, commitments of any Existing Commitment converted into an Extended Commitment or Extended Loan pursuant to any Extension Request. Any Extended Commitment shall constitute a separate Class from the Specified Existing Commitments and from any other Existing Commitments (together with any other Extended Commitments with the same maturity date so established on such date). Any Extended Revolving Loan or Extended Term Loan shall constitute a separate Class from the Existing Loans (together with any other Extended Revolving Loans or Extended Term Loans, as applicable, with the same maturity date so established on such date).

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(b)           The Administrative Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Class of Existing Commitments or Existing Loans are requested to respond. Any applicable Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Commitment converted into an Extended Commitment or Existing Loans converted into Extended Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Commitment and/or Existing Loans that it has elected to convert into an Extended Commitment or Extended Loans, as the case may be. In the event that the aggregate amount of the Specified Existing Commitment and/or Existing Loans subject to Extension Elections exceeds the amount of Extended Commitments and/or Extended Loans requested pursuant to the Extension Request, the Specified Existing Commitment and/or Existing Loans subject to Extension Elections shall be converted to Extended Commitments and/or Extended Loans on a pro rata basis based on the amount of Specified Existing Commitments and/or Existing Loans included in each such Extension Election.

(c)            Extended Commitments and Extended Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, amortization, interest margins, fees or prepayments referenced in Section 2.26(a) and which, notwithstanding anything to the contrary set forth in Section 9.08, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Commitments and/or Extended Loans established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders. No Extension Amendment shall provide for any tranche of Extended Commitments or tranche of Extended Loans in an aggregate principal amount that is less than $50,000,000 and integral multiples of $5,000,000 in excess thereof, unless otherwise agreed by the Administrative Agent; provided, further, that (x) no Extension Amendment may provide for any Extended Commitment or Extended Loans to be secured by any Collateral or other assets of any Loan Party that does not also secure the Existing Commitments or Existing Loans and (y) the other terms and conditions applicable to such Extended Loans or Extended Commitments (other than provisions related to maturity, amortization, interest margins, fees or prepayments (which may provide for a less than ratable amount of any mandatory prepayment vis-à-vis the Existing Loans and Existing Commitments but not a more than ratable amount of any mandatory prepayment vis-à-vis the Existing Loans and Existing Commitments) may not differ from those with respect to the Existing Loans or Existing Commitments, as applicable, unless such terms and conditions only apply after the Latest Maturity Date or, if more favorable to the Extending Lenders than the corresponding terms are to the Lenders under the Specified Existing Commitments, may apply to such Specified Existing Commitments and the Loans related thereto. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.26 and the arrangements described above in connection therewith. In connection with any Extension Amendment, if requested by the Administrative Agent, the Borrowers shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of such Extension Amendment, this Agreement as amended thereby, the security interests in respect of the Extended Loans and Extended Commitments and such of the other Loan Documents (if any) as may be amended thereby and that the existing security interest of the Collateral Agent shall not be adversely affected thereby.

(d)           Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Commitment is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Commitment of each Extending Lender, the aggregate principal amount of such Specified Existing Commitment shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Commitment so converted by such Lender on such date, and such Extended Commitments shall be established as a separate Commitment and Class from the Specified Existing Commitment and from any other Existing Commitments (together with any other Extended Commitment so established on such date) and (B) if, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under this Agreement, such Loans (and any related participations) shall be deemed to be allocated as Existing Loans (and related participations) and Extended Revolving Loans (and related participations) in the same proportion as such Extending Lender’s applicable Specified Existing Commitments bear to the applicable Extended Commitments so converted by such Lender on such date.

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(e)           If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such Lender, a “Non-Extending Lender”) then the Administrative Borrower may, upon notice to the Administrative and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 9.04 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided, that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to obtain a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Loans and/or a commitment on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full at par by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Acceptance. In connection with any such replacement under this Section 2.26, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (x) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (y) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Loans and participations so assigned shall be paid in full in cash by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Administrative Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender.

(f)           This Section 2.26 shall supersede any provisions in Section 2.17, Section 2.18 or Section 9.08 to the contrary.

Section 2.27       Refinancing Amendments

(a)           The Borrowers (on a joint and several basis as between the Borrowers) may, from time to time, obtain Credit Agreement Refinancing Indebtedness from any Lender or any other bank, financial institution or other institutional lender or investor (each of which must be an Eligible Assignee) that agrees to provide such Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with this Section 2.27 (each, an “Additional Refinancing Lender”) (provided that (i) the Administrative Agent, the Swing Line Lender and each Issuing Bank shall have consented (such consent not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans or providing such Refinancing Revolving Loan Commitments to the extent such consent, if any, would be required under Section 9.04(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Refinancing Lender, (ii) an Affiliated Lender may provide Refinancing Term Loans or Refinancing Term Commitments only if Section 9.04(k) is complied with, but may not provide Refinancing Revolving Loan Commitments or Refinancing Revolving Loans and (iii) the Administrative Borrower and its Subsidiaries may not provide Refinancing Revolving Loan Commitments, Refinancing Revolving Loans, Refinancing Term Loans or Refinancing Term Commitments), in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loan Commitments or Refinancing Revolving Loans, as applicable; provided that, notwithstanding anything to the contrary in this Section 2.27 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Loan Commitments (and related outstandings), (B) repayments required upon the maturity date of any Revolving Loan Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause 3 below)) of Refinancing Revolving Loans after obtaining any Refinancing Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders with Revolving Credit Commitments in accordance with their Pro Rata Percentage, (3) the permanent repayment of Refinancing Revolving Loans and termination of Refinancing Revolving Loan Commitments after the date of obtaining any Refinancing Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Loans and Revolving Credit Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class (and prepay Revolving Loans of such Class) on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Loan Commitments and Refinancing Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans.

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(b)           The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.01(b) and (c) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent and (ii) reaffirmation agreements and/or such amendments to the Security Documents and filings as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.

(c)           Each incurrence of Credit Agreement Refinancing Indebtedness under Section 2.27(a) shall be in an aggregate principal amount that is (x) not less than $50,000,000 and (y) an integral multiple of $5,000,000 in excess thereof, unless otherwise agreed to by the Administrative Agent.

(d)           Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any Lenders other than those that may be providing the Credit Agreement Refinancing Indebtedness, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Administrative Borrower, to effect the provisions of this Section 2.27, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)           This Section 2.27 shall supersede any provisions in Section 2.17, Section 2.18 or Section 9.08 to the contrary.

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Section 2.28       Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent company, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 2.29       Benchmark Replacement Setting.

(a)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Administrative Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.

(b)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Administrative Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Administrative Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.29(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.29, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.29.

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(d)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)            Benchmark Unavailability Period. Upon the Administrative Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Administrative Borrower may revoke any pending request for a Term SOFR Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Administrative Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that any tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate.

Article III

Representations and Warranties

Each Borrower represents and warrants to the Administrative Agent, the Collateral Agent, the Swing Line Lender, each Issuing Bank and each of the Lenders that, on and as of the Fourth Amendment Effective Date and on and as of each other date thereafter as required by Section 4.01:

Section 3.01       Organization; Powers. Each Borrower and each of the Restricted Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation (which, as of the Fourth Amendment Effective Date, is as identified in Schedule 3.01), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, except, in each case where the failure to have such power and authority could not reasonably be expected to result in a Material Adverse Effect, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in each case where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and, in the case of the Borrowers, to borrow hereunder.

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Section 3.02       Authorization. The Transactions have been duly authorized by all requisite company or partnership and, if required, equity holder action.

Section 3.03       Enforceability. This Agreement has been duly executed and delivered by the each Borrower and constitutes, and each other Loan Document when executed and delivered by the applicable Loan Party will constitute, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.04       Governmental Approvals; No Conflicts. (a) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document or in connection with the Transactions, except for (i) the filing or recording of Uniform Commercial Code financing statements and Mortgages, (ii) such as have been made or obtained and are in full force and effect and (iii) in the case of the Transactions (other than the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document) any such other action, consent, approval, registration or filing that if not obtained and maintained in full force and effect could not reasonably be expected to result in a Material Adverse Effect.

(b)          The Loan Documents will not (i) violate any provision of law, statute, rule or regulation of a Governmental Authority applicable to the Loan Parties, (ii) violate any order of any Governmental Authority binding on the Loan Parties, (iii) violate any Organizational Documents of a Loan Party, (iv) result in the creation or imposition of any Lien upon any property or assets now owned or hereafter acquired by any Borrower or any Restricted Subsidiary (other than any Lien created hereunder or under the Security Documents) and (v) violate or result in a default under the Drax Contract or any indenture or any other agreement, instrument or other evidence of Material Indebtedness.

Section 3.05       Financial Statements. (a) The Administrative Borrower has prior to the Original Closing Date furnished to the Lenders the unqualified audited financial statements of Enviva Partners, LP Predecessor for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of the Enviva Partners, LP Predecessor as of such dates and for such periods. Such financial statements were prepared in all material respects in accordance with GAAP.

(b)          The Administrative Borrower has prior to the Original Closing Date delivered to the Lenders a pro forma consolidated balance sheet of the Administrative Borrower and the Restricted Subsidiaries as of December 31, 2014, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date, in all material respects in accordance with GAAP. Such pro forma balance sheet has been prepared in good faith by the Administrative Borrower, is based on good faith estimates and assumptions, which assumptions were believed by the Administrative Borrower to be reasonable in light of the conditions existing as of the date of delivery thereof (and as of the Original Closing Date), and represent, as of the date of delivery thereof (and as of the Original Closing Date), the Administrative Borrower’s reasonable good faith estimate of its future based upon all adjustments believed by the Administrative Borrower necessary to give effect to the Transactions.

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Section 3.06       No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2017 that is continuing.

Section 3.07       Title to Properties; Possession Under Leases. (a) Each of the Borrowers and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except as could not reasonably be expected to result in a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than (i) in the case of Equity Interests, Liens permitted under clauses (b), (c), (d), (j), (k) and (aa) of Section 6.02 (such Liens, the “Permitted Equity Liens”) and (ii) in the case of all other material properties and assets, Liens expressly permitted by Section 6.02.

(b)          As of the Fourth Amendment Effective Date, the Administrative Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting any Real Property material to the business of the Administrative Borrower and the Restricted Subsidiaries.

(c)           As of the Fourth Amendment Effective Date, neither the Administrative Borrower nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Material Owned Real Property.

Section 3.08       Subsidiaries. Schedule 3.08 sets forth as of the Fourth Amendment Effective Date a list of all Subsidiaries and the percentage ownership interest of each Loan Party therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the applicable Loan Party free and clear of all Liens (other than Permitted Equity Liens).

Section 3.09       Litigation; Compliance with Laws. (a) As of the Fourth Amendment Effective Date, except as set forth on Schedule 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Borrower, threatened against any Borrower or any of the Restricted Subsidiaries or any business, property or rights of any such Person (i) that involve any Loan Document or (ii) in each case, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)           Neither of the Borrowers nor any of the Restricted Subsidiaries or any of their respective material properties or assets is (i) in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (other than those covered by Section 3.11, 3.12, 3.14, 3.16, 3.17, 3.23, 3.24 or 3.26, which laws, rules and regulations are addressed in those Sections) or (ii) is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority (including without limitation the USA PATRIOT Act), where such violation or default could reasonably be expected to result in a Material Adverse Effect.

Section 3.10       No Default. No Default or Event of Default has occurred and is continuing.

Section 3.11       Federal Reserve Regulations. (a) Neither of the Borrowers nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)           No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including by any Borrower or any Restricted Subsidiary in violation of Regulation T, U or X of the Board.

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Section 3.12       Investment Company Act. Neither of the Borrowers nor any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.13       Use of Proceeds. Each Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement.

Section 3.14       Taxes. Each of the Borrowers and the Restricted Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it (whether or not shown on any tax return) and all assessments received by it, except (a) Taxes that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted that operate to suspend the collection of such contested Tax and for which such Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or (b) in each case, to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect or the imposition of a material Lien on any Collateral (other than any Lien permitted by Section 6.02). There is no proposed written Tax assessment against any Borrower or any of the Restricted Subsidiaries that would, if made, have a Material Adverse Effect, which is not being actively contested by such Person in good faith and by appropriate proceedings. At all times since its formation, each Borrower has been properly treated as a partnership or a disregarded entity for U.S. federal income tax purposes.

Section 3.15       No Material Misstatements. (a) As of the Fourth Amendment Effective Date, no written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrowers or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (excluding the Projections, forecasts, projections, other forward-looking information and information of a general economic or industry specific nature), when furnished and taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that with respect to the Projections each Borrower represents only that it prepared the Projections in good faith using assumptions it deemed reasonable at the time the Projections are furnished (it being understood that projections are not a guaranty of future performance and that actual results during the period or periods covered by projections may materially differ from the projected results therein).

(b)           As of the Fourth Amendment Effective Date, to the extent a Beneficial Ownership Certification is required to be delivered pursuant to the Beneficial Ownership Regulation, the information included in such Beneficial Ownership Certification is true and correct in all respects.

Section 3.16       Employee Benefit Plans. Except as could not reasonably be expected to have a Material Adverse Effect, none of the Borrowers nor any of their Subsidiaries has incurred any liability under (a) any Plan, (b) any Multiemployer Plan or (c) any Employee Benefit Plan.

Section 3.17       Environmental Matters. (a) Except as set forth in Schedule 3.17 or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Borrower and each Restricted Subsidiary is and, within the period of all applicable statute of limitations, have been in compliance with applicable Environmental Laws; including all obligations to obtain, maintain, renew and comply with all Environmental Permits required for their respective businesses, properties or operations; (ii) neither of the Borrowers nor any of the Restricted Subsidiaries has received any notice of violation or non-compliance pursuant to Environmental Laws or any other notice of any Environmental Liability, nor, to the knowledge of any Borrower, is any such notice pending or threatened to be issued by any Governmental Authority or other Person; (iii) there are no consent decrees, consent orders or administrative orders (or other similar administrative or judicial obligations) under Environmental Laws related to any of the Borrowers or the Restricted Subsidiaries or their businesses, properties or operations that remain outstanding, and (iv) there is or has been no condition, circumstance, action, activity or event that could reasonably be expected to result in noncompliance with Environmental Law or any Environmental Liability.

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(b)           Except as set forth in Schedule 3.17 or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by or on behalf of any Borrower or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list nor, to the knowledge of any Borrower, is any property formerly owned or operated by or on behalf of any Borrower or any of the Restricted Subsidiaries listed or proposed for listing on any such list; (ii) there are no and have never been any surface impoundments, pits, sumps or lagoons, or landfills or dumps, in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by or on behalf of any Borrower or any of its Restricted Subsidiaries or, to the knowledge of any Borrower, on any property formerly owned or operated by any Borrower or any of the Restricted Subsidiaries except for such impoundments, pits, sumps or lagoons, or landfills or dumps, that have been removed from service and remediated in material compliance with Environmental Law; and (iii) to the knowledge of any Borrower, there has been no Release on, at or under any property currently or formerly owned or operated by any Borrower or any of the Restricted Subsidiaries, except as would not reasonably be expected to result in material Environmental Liability to any Borrower or any of the Restricted Subsidiaries.

(c)           Except as set forth in Schedule 3.17 or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) neither of the Borrowers nor any of the Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on or under any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or, to the knowledge of any Borrower, transported to or from, any property currently or formerly owned or operated by any Borrower or any of the Restricted Subsidiaries are either currently managed, or have been disposed of, in compliance with Environmental Laws.

(d)           Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither of the Borrowers nor any of the Restricted Subsidiaries has assumed or undertaken, whether by contract, operation of law or otherwise, any Environmental Liabilities of any other Person.

(e)            Except as otherwise would be subject to applicable privilege, each Borrower has made available to the Administrative Agent true and correct copies of any material environmental reports, studies or similar documents in the custody or control of any Borrower or any of the Restricted Subsidiaries relating to the Borrowers, the Restricted Subsidiaries, their properties or the operation of their businesses and prepared prior to the Fourth Amendment Effective Date.

Section 3.18       Insurance. Schedule 3.18 sets forth an accurate description of all insurance maintained by any Borrower or any Restricted Subsidiary or by any Borrower for any Restricted Subsidiary as of the Fourth Amendment Effective Date. As of the Fourth Amendment Effective Date, such insurance is in full force and effect and all premiums have been duly paid. Each Borrower and any Restricted Subsidiary have insurance in such amounts and covering such risks and liabilities as are in accordance with customary industry practice in the Permitted Business.

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Section 3.19       Security Documents.

(a)           The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and the proceeds thereof and (i) when the Pledged Equity Interests (as defined in the Guarantee and Collateral Agreement), to the extent certificated, are delivered to the Collateral Agent, the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties in such Pledged Equity Interests, prior and superior in right to any other Person other than with respect to Liens (x) that have priority by operation of law or (y) on Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt (and Permitted Refinancing Debt in respect thereof) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations pursuant to the Pari Passu Intercreditor Agreement, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral (other than Intellectual Property) to the extent such Liens can be perfected by filing a financing statement, under the Uniform Commercial Code, prior and superior in right to any other Person other than (x) in the case of Collateral consisting of Equity Interests, with respect to Liens (A) that have priority by operation of law, (B) permitted by clause (c) of Section 6.02 or (C) securing Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt (and Permitted Refinancing Debt in respect thereof) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations pursuant to the Pari Passu Intercreditor Agreement and (y) in the case of other Collateral, with respect to Liens (1) permitted by Section 6.02 (other than pursuant to Section 6.02(b), (k) or (z)) or (2) securing Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt (and Permitted Refinancing Debt in respect thereof) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations pursuant to the Pari Passu Intercreditor Agreement.

(b)           Upon the recordation of the Guarantee and Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Administrative Borrower and the Collateral Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed in the offices specified on Schedule 3.19(a), the Lien created under the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case, prior and superior in right to any other Person other than with respect to Liens (1) permitted pursuant to Section 6.02 (other than pursuant to Section 6.02(b), (k) or (z)) or (2) on Permitted Pari Passu Refinancing Debt or Incremental Equivalent Debt (and Permitted Refinancing Debt in respect thereof) that is secured by all or a portion of the Collateral on a pari passu basis with the Obligations pursuant to the Pari Passu Intercreditor Agreement (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Original Closing Date).

(c)           The Mortgages are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 1.01(a), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case, prior and superior in right to any other Person other than with respect to Permitted Priority Encumbrances.

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Section 3.20       Real Property.

(a)           Schedule 3.20(a) sets forth as of the Fourth Amendment Effective Date all Material Owned Real Property owned by the Administrative Borrower and the Restricted Subsidiaries and the addresses thereof. The Administrative Borrower and the Restricted Subsidiaries own in fee all the Material Owned Real Property set forth on Schedule 3.20(a).

(b)           Schedule 3.20(b) sets forth as of the Fourth Amendment Effective Date all Material Leased Real Property leased by the Borrowers and the Restricted Subsidiaries and the addresses thereof. The Borrowers and the Restricted Subsidiaries have valid leases in all the Material Leased Real Property set forth on Schedule 3.20(b).

Section 3.21       Solvency. Immediately after the consummation of the Transactions to occur on the Fourth Amendment Effective Date, the Administrative Borrower and the Restricted Subsidiaries are, on a consolidated basis, Solvent.

Section 3.22       Reserved.

Section 3.23       Anti-Terrorism Laws. (a) Neither of the Borrowers nor any of the Restricted Subsidiaries nor any director, officer, agent or employee of any of the Borrowers or any Restricted Subsidiary (in their capacities as such) is in violation of any Anti-Terrorism Law in any material respects.

(b)          Neither of the Borrowers nor any of the Restricted Subsidiaries nor any director or officer of any Borrower or any Restricted Subsidiary acting in any capacity in connection with the Loans, the Letters of Credit, the Transactions or the other transactions hereunder, is any of the following (each a “Blocked Person”):

(i)             a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)            a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)           a Person that commits, threatens or conspires to commit or supports “terrorism” (as defined in Executive Order No. 13224); or

(iv)           a Person that is named as a “specially designated national” on the most current list published by the United States Treasury Department’s Office of Foreign Asset Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

(c)           Neither of the Borrowers nor any of the Restricted Subsidiaries nor any director or officer of any Borrower or any Restricted Subsidiary (acting in their capacities as such) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

(d)           Neither of the Borrowers nor any of the Subsidiaries nor any director or officer of any Borrower or any Subsidiary acting in any capacity in connection with the Loans, the Letters of Credit, the Transactions or the other transactions hereunder is a Sanctioned Person.

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(e)           The Administrative Borrower has implemented and maintains in effect policies and procedures with the intention to promote and achieve compliance by the Borrowers and the Subsidiaries and their respective directors, officers and employees (in their capacities as such) with Sanctions and Anti-Terrorism Laws in all material respects.

Section 3.24       Labor Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, there are no strikes, lockouts, labor disputes or slowdowns pending or, to the knowledge of any Borrower, threatened against any Borrower or any of the Restricted Subsidiaries. The hours worked and payments made to employees of any Borrower or any of the Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act of 1938, as amended. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrowers and the Restricted Subsidiaries are in compliance with all applicable laws relating to labor and employment matters.

Section 3.25       Intellectual Property; Licenses, Etc.. Each of the Borrowers and the Restricted Subsidiaries own, license or possess the valid right to use all Intellectual Property used in or reasonably necessary for the operation of their businesses as currently conducted, without conflict with the Intellectual Property rights of any Person, in each case, except, individually or in the aggregate, as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no Intellectual Property, advertising, product, process, method, substance, part or other material used by any Borrower or any Restricted Subsidiary, or the operation of its business as currently conducted, infringes upon, misappropriates or violates any Intellectual Property rights held by any Person except for such infringements, misappropriations or violations, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property of any Borrower or any Restricted Subsidiary is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any Restricted Subsidiary, which claim or litigation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.26       Anti-Corruption Laws. Neither of the Borrowers nor any Restricted Subsidiary nor any director, officer, agent or employee of such Person (in their capacities as such) is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons (in their capacities as a director, officer, agent or employee of such Person) of the FCPA or the UK Bribery Act. The Borrowers and the Restricted Subsidiaries have conducted their businesses in compliance with the UK Bribery Act and the FCPA in all material respects and will maintain policies and procedures designed to promote and achieve compliance with such laws in all material respects.

Article IV

Conditions of Lending

The obligations of the Lenders to make Loans and of the Issuing Banks to issue, amend, renew and extend Letters of Credit hereunder are subject to the satisfaction of the following conditions:

Section 4.01       All Credit Events. Subject to clause (c) of Section 2.25, on the date of each Borrowing (other than a conversion or a continuation of a Borrowing) and on the date of each issuance, amendment, extension or renewal of a Letter of Credit (each such event being called a “Credit Event”):

(a)           The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.02) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.24(b);

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(b)           The representations and warranties set forth in Article III and in each other Loan Document shall be true and correct in all material respects (other than representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations shall be true and correct in all material respects as of such earlier date;

(c)           At the time of and immediately after giving effect to such Credit Event, no Default or Event of Default shall have occurred and be continuing; and

(d)           Solely in connection with an issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Banks shall have received, prior to such issuance, amendment, extension or renewal, (a) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by such Issuing Bank in connection with such issuance, amendment, extension or renewal of a Letter of Credit and (b) to the extent required pursuant to the Beneficial Ownership Regulation, a Beneficial Ownership Certificate.

Each Credit Event shall be deemed to constitute a representation and warranty by each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

Section 4.02       First Credit Event. The initial Credit Event on the Original Closing Date (and the obligations of the Lenders and/or the Issuing Bank, as applicable, in respect thereof) shall be subject to satisfaction of the following conditions precedent:

(a)           The Administrative Agent (or its counsel) shall have received from each party either (i) a counterpart of this Agreement and each other Loan Document (other than any Loan Document to be delivered pursuant to Section 5.15) signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement and each such other Loan Document) that such party has signed a counterpart of this Agreement and each such other Loan Document;

(b)           The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Issuing Banks and the Lenders, the favorable written opinion of Vinson & Elkins LLP, counsel for the Loan Parties in form and substance reasonably satisfactory to the Administrative Agent, dated the Original Closing Date and addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders;

(c)           The Administrative Agent shall have received with respect to the Administrative Borrower and each other Loan Party (i) Organizational Documents certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or jurisdiction of its incorporation, formation or organization, where applicable, and certified by a Secretary or Assistant Secretary of such Loan Party to be true and complete as of the Original Closing Date, and a certificate as to the good standing of such Loan Party in such jurisdiction; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party substantially in the form of Exhibit Q dated the Original Closing Date and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement, limited partnership agreement or bylaws, as applicable~~, or, in the case of the Administrative Borrower, the LP Agreement,~~ as in effect on the Original Closing Date, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation, formation or organization, as applicable, of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;

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(d)           The Administrative Agent and the Collateral Agent shall have received, on or before the Original Closing Date, all documents and instruments, including Uniform Commercial Code financing statements required by Law or reasonably requested by the Collateral Agent (to the extent required by the Guarantee and Collateral Agreement) to be filed, registered, published or recorded to create or perfect the Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered, published or recorded or other arrangements reasonably satisfactory to the Collateral Agent for such filing, registration, publication or recordation shall have been made;

(e)           The Collateral Agent shall have received from the applicable Loan Parties, with respect to each Mortgaged Property specified on Schedule 1.01(a), the following documents and instruments:

(i)             a Mortgage duly authorized and executed, in proper form for recording in the recording office of each jurisdiction where such Mortgaged Property to be encumbered thereby is situated, in favor of the Collateral Agent, for the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such Mortgaged Property, as the case may be, subject to no Liens other than Permitted Encumbrances and shall be prior and superior in right to any other Person other than with respect to Permitted Priority Encumbrances, in each case, applicable to such Mortgaged Property;

(ii)            fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (the “Mortgage Policies”), in amounts reasonably acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to and reasonably required by the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, other than Permitted Encumbrances, and providing for such other affirmative insurance and endorsements (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property), provided that such affirmative insurance and endorsements are available in the applicable jurisdictions at commercially reasonable rates, and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable and are available in the relevant jurisdiction;

(iii)           Either (x) American Land Title Association/American Congress on Surveying and Mapping form surveys or such other forms of surveys as are reasonably acceptable to Administrative Agent, for which all necessary fees (where applicable) have been paid, and dated no more than 90 days before the Original Closing Date (or such other dates as shall be reasonably acceptable to the Administrative Agent), certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than (a) Permitted Encumbrances and (b) encroachments and other defects reasonably acceptable to the Administrative Agent, or (y) in lieu of such aforementioned surveys, such affidavits, certificates, information and/or instruments of indemnification as may be reasonably acceptable to the title companies issuing the Mortgage Policies in order to issue the applicable Mortgage Policies in accordance with Section 4.02(e)(ii);

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(iv)           policies or certificates of insurance of the type required by Section 5.02;

(v)            evidence of flood insurance required by Section 5.02(c), in form and substance reasonably satisfactory to Administrative Agent;

(vi)           all such other items as shall be necessary in the reasonable opinion of counsel to the Lenders to create a valid and perfected first priority mortgage Lien on such Mortgaged Property, subject only to Permitted Encumbrances; and

(vii)          opinions of local counsel for the Loan Parties in states in which the Mortgaged Properties are located, with respect to the enforceability and validity of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(f)            [reserved];

(g)           [reserved];

(h)           Prior to or substantially simultaneously with the making of the initial Loans, the Transactions (other than the Closing Date Distribution) shall have been consummated;

(i)            The Administrative Agent shall have received (i) the unqualified audited financial statements of Enviva Partners, LP Predecessor for the fiscal years ended December 31, 2012, December 31, 2013 and December 31, 2014 and (ii) a customary pro forma balance sheet of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis as of December 31, 2014, prepared after giving effect to the Transactions as if the Transactions had occurred as of such date; provided that, the financial statements shall have been prepared in all material respects in accordance with GAAP;

(j)            The Administrative Agent shall have received financial projections of the Administrative Borrower and its Restricted Subsidiaries through the fiscal year ending December 31, 2019, which will be prepared on a basis consistent in all material respects with the Projections;

(k)            The Administrative Agent shall have received a Solvency Certificate signed by a Financial Officer;

(l)            The Administrative Agent shall have received a certificate substantially in the form of Exhibit R signed by a Responsible Officer of the Administrative Borrower as to the matters set forth in clauses (b) and (c) of Section 4.01 and clause (h) of this Section 4.02;

(m)          The Arrangers (as defined in the Original Credit Agreement) and the Administrative Agent shall have received, to the extent invoiced at least two (2) Business Days prior to the Original Closing Date, all Fees and other amounts due and payable on or prior to the Original Closing Date pursuant to the Loan Documents (which, in the case of Fees for the account of the Lenders, the Administrative Agent shall promptly pay to the Lenders), including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document;

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(n)           The Administrative Agent shall have received copies of a recent Lien and judgment search in each jurisdiction reasonably requested by the Administrative Agent at least five (5) Business Days prior to the Original Closing Date with respect to the Loan Parties;

(o)           The Administrative Agent shall have received a certificate from the Administrative Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.02 is in full force and effect, together with endorsements naming the Administrative Agent or the Collateral Agent as additional insured or loss payee thereunder to the extent required under Section 5.02; and

(p)           The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, at least five (5) days prior to the Original Closing Date that has been reasonably requested by any Lender at least ten (10) days in advance of the Original Closing Date.

Article V

Affirmative Covenants

Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than pursuant to Section 9.02) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent reimbursement and indemnification obligations to the extent no unsatisfied claim with respect thereto has been asserted) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (unless such Letter of Credit has been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank or other arrangements satisfactory to such Issuing Bank shall have been made), unless the Required Lenders shall otherwise consent in writing, the Borrowers will, and will cause each of the Restricted Subsidiaries (and, in the case of Section 5.01(d), each of the Subsidiaries) to:

Section 5.01       Existence; Compliance with Laws; Businesses and Properties.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)           Except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (ii) maintain and operate such business in substantially the manner in which it is presently conducted and operated and (iii) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto in accordance, in all material respects, with Prudent Industry Practices.

(c)           Except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply with all applicable laws, rules, regulations and orders, including, without limitation, applicable laws, rules, regulations and orders regarding any loans, advances, mortgage or promissory note arrangements with employees or agents, ERISA, the Racketeer Influenced and Corrupt Organizations chapter of the Organized Crime Control Act of 1970, Environmental Laws, Anti-Terrorism Laws, the FCPA and any other applicable anti-corruption or anti-money laundering laws.

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(d)           Maintain in effect the policies and procedures with respect to Sanctions and Anti-Terrorism Laws specified in Section 3.23(e).

Section 5.02       Insurance. (a) To the extent commercially reasonably available, maintain such insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including comprehensive general liability insurance against claims for bodily injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it.

(b)           Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Original Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Borrower under such policies directly to the Collateral Agent; cause all such policies to provide that neither of the Borrowers, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a “Replacement Cost Endorsement”, without any deduction for depreciation, and such other provisions as the Collateral Agent may reasonably require from time to time to protect its interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason upon not less than 30 days’ prior written notice thereof by the insurer to the Collateral Agent.

(c)           To the extent any Mortgaged Property is subject to the provisions of the Flood Insurance Laws, (i) (x) concurrently with the delivery of the mortgage in favor of the Collateral Agent in connection therewith, and (y) at any other time if necessary for compliance with applicable Flood Insurance Laws, provide the Collateral Agent with a standard flood hazard determination form for such Mortgaged Property and (ii) if any such Mortgaged Property is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such amount to ensure compliance with the Flood Insurance Laws.

Section 5.03       Taxes. Discharge or cause to be paid and discharged promptly when due all material Taxes before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax (a) so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings promptly instituted and diligently conducted and the applicable Borrower or the applicable Restricted Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation or Tax and enforcement of a Lien or (b) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on Collateral not permitted hereunder. Each Borrower shall continue to be properly treated as a partnership or a disregarded entity for U.S. federal income tax purposes.

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Section 5.04       Financial Statements, Reports, etc.. (a) Furnish to the Administrative Agent, which shall furnish to each Issuing Bank and each Lender:

(i)             within 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2018), the Administrative Borrower’s consolidated balance sheet and related statements of income, partners’ equity and cash flows showing the financial condition of the Administrative Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception (except for any such qualification or exception pertaining to (x) one or more debt maturities occurring within 12 months of the relevant audit or (y) a breach or anticipated breach of financial covenants) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Administrative Borrower and its consolidated Subsidiaries on a consolidated basis in all material respects in accordance with GAAP consistently applied, together with a customary “management discussion and analysis” provision;

(ii)            within 45 days after the end of each fiscal quarter (other than the final fiscal quarter of any fiscal year) (commencing with the fiscal quarter ended September 30, 2018), the Administrative Borrower’s consolidated balance sheet and related statements of income, partners’ equity and cash flows showing the financial condition of the Administrative Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Administrative Borrower and its consolidated Subsidiaries on a consolidated basis in all material respects in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, together with a customary “management discussion and analysis” provision;

(iii)           concurrently with any delivery of financial statements under paragraph (i) or (ii) above, a certificate of a Financial Officer (the “Compliance Certificate”) in the form of Exhibit J (x) certifying that no Event of Default or Default has occurred and is continuing or, if such an Event of Default or Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) setting forth computations in reasonable detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants;

(iv)           concurrently with any delivery of financial statements under paragraph (i) above, an annual business plan and budget of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis;

(v)            promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(vi)           promptly after the occurrence thereof, notice of any change in the information provided in the mostly recently delivered Beneficial Ownership Certification (if any) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such Certification;

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(vii)          (x) concurrently with any delivery of financial statements under paragraph (i) or (ii) above, a list of all Secured Hedging Agreements entered into in the relevant fiscal quarter and the relevant Qualified Counterparties party thereto and (y) if reasonably requested by the Administrative Agent, any documentation reasonably necessary to preserve and protect the priority of the Lien of the Collateral Agent for the benefit of the Secured Parties securing the Obligations under the Security Documents as may be contemplated by Section 5.13; and

(viii)         promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to Section 5.04(a)(i) and Section 5.04(a)(ii) above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the Securities Exchange Commission at http://www.sec.gov and the Compliance Certificate delivered pursuant to Section 5.04(a)(iii) provides a statement regarding the availability of such information on such website.

(b)           Hold annual Lenders conference calls with management of the Administrative Borrower, no later than 30 days following the date of delivery of the documents described in Section 5.04(a)(i) above.

(c)           The financial statements delivered pursuant to Section 5.04(a)(i) and Section 5.04(a)(ii) above shall be accompanied by reasonably detailed segment reporting as required under GAAP, certified by a Financial Officer of the Administrative Borrower as fairly presenting the financial condition and results of operations of such segments in all material respects in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

Section 5.05       Litigation and Other Notices. Promptly after obtaining actual knowledge thereof by any Responsible Officer of the Administrative Borrower or any Restricted Subsidiary, furnish to the Administrative Agent (which shall furnish to each Issuing Bank and each Lender), written notice of the following:

(a)           any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the filing or commencement of any action, investigation, enforcement action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or any Restricted Subsidiary, that could reasonably be expected to result in a Material Adverse Effect; and

(c)           any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.06       Information Regarding Collateral. (a) Furnish to the Administrative Agent written notice of, (1) within 15 Business Days (or such longer period as agreed to by the Administrative Agent) after, any change in any Borrower’s or any other Loan Party’s (i) legal name, (ii) identity or corporate structure or (iii) Federal Taxpayer Identification Number and (2) at least 10 Business Days (or such shorter period as agreed to by the Administrative Agent) prior to, any change in the jurisdiction of organization or formation of any Borrower or any other Loan Party.

(b)           In the case of the Borrowers, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a)(i), deliver to the Administrative Agent a certificate of a Responsible Officer setting forth the information required pursuant to Section II of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Original Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.06(b).

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Section 5.07       Maintaining Records; Access to Properties and Inspections; Ratings. Keep proper books of record and account, in reasonable detail, accurately and fairly reflecting in all material respects in conformity with GAAP and all requirements of law all dealings and transactions in relation to its business and activities. At the expense of the Borrowers, each Borrower will, and will cause the Restricted Subsidiaries to, permit any representatives and independent contractors designated by the Administrative Agent to visit and inspect the financial records and the properties of such Person at reasonable times during normal business hours and as often as reasonably requested after reasonable prior notice and to make extracts from and copies of such financial records, and permit any representatives and independent contractors designated by the Administrative Agent to discuss the affairs, finances and condition of such Person with the officers thereof and independent accountants therefor, except as would jeopardize applicable privileges or other similar protections; provided that (i) the Administrative Agent may only exercise such right of inspection once per calendar year and (ii) notwithstanding clause (i) above, when an Event of Default exists, the Administrative Agent or any Lender (or any of their representatives or independent contractors) may do any of the foregoing at any time during normal business hours upon reasonable notice to the Administrative Borrower.

Section 5.08       Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes specified in the introductory statement to this Agreement. In addition, the Borrowers will not request any Borrowing or Letter of Credit, and each Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in violation of the FCPA or the UK Bribery Act, (b) to fund or finance any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (c) in violation of any Sanctions applicable to any Loan Party.

Section 5.09       [Reserved].

Section 5.10       Employee Benefits. (a) Comply with the applicable provisions of ERISA and the Code which relate to Employee Benefit Plans except, in each case, where a failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) furnish to the Administrative Agent within ten (10) Business Days after any Responsible Officer of the Administrative Borrower knows or has reason to know that any ERISA Event has occurred that, alone or together with any other ERISA Event then existing, resulted or could reasonably be expected to result in liability of any Borrower or any Restricted Subsidiary or any ERISA Affiliate in an aggregate amount exceeding the Materiality Threshold, a statement of a Responsible Officer of the Administrative Borrower or such ERISA Affiliate setting forth details as to such ERISA Event and the action, if any, that the Administrative Borrower or such ERISA Affiliate proposes to take with respect thereto.

Section 5.11       Compliance with Environmental Laws. Comply in all material respects and take all commercially reasonable measures to cause all lessees, invitees and any other Persons operating or occupying its properties to comply in all material respects with all applicable Environmental Laws and Environmental Permits; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in compliance in all material respects with the applicable requirements of all Environmental Laws, in each case, unless such non-compliance would not result in, or could not reasonably be expected to result in, a Material Adverse Effect; provided, however, that neither of the Borrowers nor any of the Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper administrative or judicial proceedings, appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP, and the failure to undertake or the delay in performance of such action could not reasonably be expected to result in a material Environmental Liability.

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Section 5.12       Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or Section 5.11 shall have occurred and be continuing for more than 20 days after any Borrower or any Restricted Subsidiary has actual knowledge of such facts and circumstances constituting such breach without any Borrower or any Restricted Subsidiary commencing activities reasonably likely to cure such Default, at the written request of the Required Lenders through the Administrative Agent, provide to the Administrative Agent within 45 days after such request (if such Default is then continuing), at the expense of the Borrowers, a report regarding the matters which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or remedial action in connection with such Default; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and each Borrower hereby grants and agrees to cause any Restricted Subsidiary that owns or leases any property described in such request to grant the Administrative Agent, the Lenders, such firm and any agents or representatives thereof a non-exclusive license, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment. Such license shall terminate at the earliest of (i) the date on which such Default is cured or (ii) the date on which all Obligations have been paid in full and all Commitments shall have terminated.

Section 5.13       Further Assurances; Additional Guarantees and Collateral. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, Mortgages and deeds of trust) that may be required under applicable Law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

(b)           [reserved].

(c)           In the event that (x) any Person becomes a Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) of the Administrative Borrower, (y) any Unrestricted Subsidiary is converted into a Restricted Subsidiary that is a Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) or (z) any Project Finance Subsidiary or Project Finance Holding Company which is a Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) ceases to be a Project Finance Subsidiary or Project Finance Holding Company, in each case, after the Original Closing Date, the Borrowers shall (a) within 15 Business Days after such event (or such longer period of time reasonably acceptable to the Collateral Agent), cause such Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) to become a Guarantor and a Grantor (as defined in the Guarantee and Collateral Agreement) under the Guarantee and Collateral Agreement by executing and delivering to the Collateral Agent a counterpart agreement or supplement to the Guarantee and Collateral Agreement in accordance with its terms, and (b) within 30 days after such event (or such longer period of time reasonably acceptable to the Collateral Agent), take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates reasonably requested by the Collateral Agent, including those which are similar to those described in Sections 4.02(c), (d) and, if requested by the Administrative Agent, (b) hereof, Schedule 5.15 hereof and Section 5.1 of the Guarantee and Collateral Agreement. In the event that any Person becomes a First-Tier Foreign Subsidiary or FSHCO after the Original Closing Date each Borrower shall, and shall cause each Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) that owns the Equity Interests of such Subsidiary to, within 45 days of such event (or such longer period of time reasonably acceptable to the Collateral Agent), deliver all such documents, instruments, agreements, and certificates as are similar to those described in Sections 4.02(c), (d) and, if requested by the Administrative Agent, (b) hereof (with respect to the Equity Interests described below), and each Borrower shall take, and shall cause each such Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) to take, all of the actions referred to in Section 4.02(d) hereof necessary to grant and to perfect a Lien in favor of Collateral Agent, for the benefit of the Secured Parties, under the Guarantee and Collateral Agreement, or, at the option of the Collateral Agent, under a security or pledge agreement under the law of the jurisdiction of organization of the pledged Person, in not more than 65% of the voting, and 100% of the non-voting, Equity Interests of such First-Tier Foreign Subsidiary or FSHCO. With respect to each such Subsidiary, the Administrative Borrower shall, within 15 Business Days of such event (or such longer period of time reasonably acceptable to the Administrative Agent and the Collateral Agent), send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Wholly Owned Domestic Subsidiary (that is not an Excluded Subsidiary) of the Administrative Borrower or was converted into a Restricted Subsidiary and (ii) all of the data required to be set forth in Schedules 3.01 and 3.08 with respect to all Subsidiaries, and such written notice shall be deemed to supplement Schedules 3.01 and 3.08 for all purposes hereof. Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Administrative Borrower nor any of its Subsidiaries shall be required to grant a Lien on any Equity Interests constituting Excluded Property (as defined in the Guarantee and Collateral Agreement).

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(d)           In the event that any Loan Party acquires Material Owned Real Property, any Unrestricted Subsidiary that owns Material Owned Real Property is converted into a Restricted Subsidiary and becomes or is required to become a Loan Party after the Original Closing Date, any Project Finance Subsidiary or Project Finance Holding Company that owns Material Owned Real Property ceases to be a Project Finance Subsidiary or Project Finance Holding Company, or any Real Property of a Loan Party becomes Material Owned Real Property after the Original Closing Date, and such interest in such Material Owned Real Property has not otherwise been made subject to the Lien of the Security Documents in favor of Collateral Agent, for the benefit of the Secured Parties, then the Borrowers shall, or shall cause such Subsidiary to, within 90 days of such event (or such longer period of time reasonably acceptable to the Collateral Agent), take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgages, documents, instruments, agreements, opinions and certificates, including those which are similar to those described in Section 4.02(e) with respect to each such Material Owned Real Property, that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected first priority (subject only to Permitted Encumbrances) security interest in such Material Owned Real Property. In addition to the foregoing, the Borrowers shall, at the request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by applicable law or regulation of Material Owned Real Property with respect to which the Collateral Agent has been granted a Lien.

(e)           In the event that any Loan Party acquires Material Leased Real Property, any Unrestricted Subsidiary that leases Material Leased Real Property is converted into a Restricted Subsidiary and becomes or is required to become a Loan Party after the Original Closing Date, any Project Finance Subsidiary or Project Finance Holding Company that owns Material Leased Real Property ceases to be a Project Finance Subsidiary or Project Finance Holding Company or any Real Property of a Loan Party becomes Material Leased Real Property after the Original Closing Date, then the Borrowers shall, or shall cause such Subsidiary to, use commercially reasonable efforts to obtain customary landlord or landowners lien waivers, in each case reasonably acceptable to the Collateral Agent.

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Section 5.14       Unrestricted Subsidiaries. (a) The Administrative Borrower may at any time designate, by a certificate executed by a Responsible Officer of the Administrative Borrower, (i) any Restricted Subsidiary (other than the Subsidiary Borrower) as an Unrestricted Subsidiary and (ii) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (w) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (x) the Administrative Borrower is in Financial Covenant Compliance immediately after giving effect to such designation and (y) no Material Contracts may be assigned to an Unrestricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Administrative Borrower or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the aggregate fair market value of all such Person’s outstanding investment therein, and such designation will only be permitted if such Investment is permitted under Section 6.04. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness, Liens and Investments by a Restricted Subsidiary of any outstanding Indebtedness, Liens and Investments of such Unrestricted Subsidiary at the date of designation, and such designation will only be permitted if such Indebtedness is permitted under Section 6.01, such Liens are permitted under Section 6.02 and such Investments are permitted by Section 6.04.

(b)           Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certificate executed by a Responsible Officer of the Administrative Borrower certifying that such designation complied with the applicable conditions set forth in Section 5.14(a).

(c)            If, at any time, any Unrestricted Subsidiary should fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for the purposes of this Agreement and any Indebtedness, Liens and Investments of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness, Liens and Investments are not permitted to be incurred as of such date under Section 6.01, Section 6.02 or Section 6.04, as applicable, the Borrowers will be in default of such covenants.

Section 5.15       Certain Post-Closing Obligations. Execute and deliver the documents and complete the tasks set forth on Schedule 5.15, in each case within the time limits specified therein (or such longer period of time reasonably acceptable to the Administrative Agent).

Article VI

Negative Covenants

Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than pursuant to Section 9.02) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than contingent reimbursement and indemnification obligations to the extent no unsatisfied claim with respect thereto has been asserted) have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (unless such Letter of Credit has been cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Bank or other arrangements satisfactory to such Issuing Bank shall have been made), unless the Required Lenders shall otherwise consent in writing, the Borrowers will not, nor will it cause or permit any of the Restricted Subsidiaries to:

Section 6.01       Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness existing on the Fourth Amendment Effective Date that is set forth on Schedule 6.01 and any Permitted Refinancing Debt in respect thereof;

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(b)          Indebtedness created hereunder and under the other Loan Documents;

(c)          intercompany Indebtedness of the Administrative Borrower and the Restricted Subsidiaries to the extent permitted by Sections 6.04(a)(i), (a)(ii), (b)(i), (b)(ii), (n), (o) or  (p); provided that such Indebtedness shall be unsecured and, if owed by a Loan Party to a Person other than a Loan Party, subordinated to the Obligations pursuant to an Affiliate Subordination Agreement;

(d)          Indebtedness of the Administrative Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this Section 6.01(d), when combined with the aggregate principal amount of all Indebtedness outstanding under this Section 6.01(d) and all Capital Lease Obligations and Synthetic Lease Obligations outstanding under Section 6.01(e) shall not exceed the greater of $~~20,000,000~~150,000,000 and an amount equal to ~~5.00~~7.50% of Consolidated Total Assets at any time outstanding;

(e)          Capital Lease Obligations and Synthetic Lease Obligations in an aggregate principal amount, when combined with the aggregate principal amount of all Indebtedness outstanding under Section 6.01(d) and this Section 6.01(e), shall not exceed the greater of $~~20,000,000~~150,000,000 and an amount equal to ~~5.00~~7.50% of Consolidated Total Assets at any time outstanding;

(f)           Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person;

(g)          Indebtedness of any Person that becomes a Restricted Subsidiary after the Original Closing Date pursuant to a Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ and any Permitted Refinancing Debt in respect of any of the foregoing; provided that (i) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (ii) immediately before and after such Person becomes a Restricted Subsidiary no Default or Event of Default shall have occurred and be continuing, and (iii) immediately before and after such Person becomes a Restricted Subsidiary and after giving pro forma effect to such Indebtedness the Administrative Borrower is in Financial Covenant Compliance;

(h)          Indebtedness in respect of Hedging Agreements that are not entered into for speculative purposes;

(i)           the Guarantee by any Loan Party of Indebtedness of any other Loan Party that was permitted to be incurred by another provision of this Section 6.01; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(j)           Project Finance Indebtedness;

(k)          Indebtedness (i) arising from the honoring by a bank or other financial institution of a check, draft, payment order or other debit drawn, presented or issued against insufficient funds in the ordinary course of business, provided that if such Indebtedness exceeds $5,000,000, such Indebtedness is extinguished within ten Business Days of its incurrence or (ii) arising under any treasury or cash management or similar services provided by a bank or other financial institution to the Loan Parties in the ordinary course of business;

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(l)           Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments or earn-outs in connection with Permitted Acquisitions or ~~Permitted Drop-Down Acquisitions or~~ Dispositions and other transactions, in each case that are permitted hereunder;

(m)         (x) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt, Permitted Unsecured Refinancing Debt and (y) any Permitted Refinancing Debt in respect thereof;

(n)          (x) Permitted Unsecured Debt and any Permitted Refinancing Debt in respect thereof, in each case, so long as no Default or Event of Default has occurred and is continuing or would otherwise result therefrom (or, in the case of Permitted Unsecured Debt incurred in connection with any Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~, so long as (1) no Event of Default pursuant to paragraphs (b), (c), (g) or (h) of Article VII has occurred and is continuing or would otherwise result therefrom and (2) both immediately before and after the time on which the definitive documentation for such Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ was entered and giving pro forma effect thereto and the incurrence of such Permitted Unsecured Debt, no Default or Event of Default shall have occurred and be continuing or result therefrom and (y) Incremental Equivalent Debt and, so long as no Default or Event of Default has occurred and is continuing or would otherwise result therefrom, any Permitted Refinancing Debt in respect thereof;

(o)          unsecured Indebtedness owed to the seller or its permitted successors and assigns in any Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ constituting part of the purchase price thereof, and Permitted Refinancing Debt in respect thereof, which Permitted Refinancing Debt must be owed to such seller or its permitted successors and assigns;

(p)          Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(q)          Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business; and

(r)           other Indebtedness of the Administrative Borrower or the Restricted Subsidiaries in an aggregate principal amount not exceeding the greater of $~~25,000,000~~150,000,000 and an amount equal to ~~6.00~~7.50% of Consolidated Total Assets at any time outstanding; provided, that the aggregate principal amount of any such Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties does not exceed the greater of $~~15,000,000~~100,000,000 and an amount equal to ~~4.00~~5.00% of Consolidated Total Assets.

For purposes of determining compliance with this Section 6.01, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness permitted in this Section 6.01, the Administrative Borrower or a Restricted Subsidiary, as the case may be, in its sole discretion, may classify, at the time of incurrence, such item of Indebtedness (or any portion thereof) in any such category and will only be required to include such Indebtedness (or any portion thereof) in one of the categories of Indebtedness permitted in this Section 6.01; and (ii) at the time of incurrence, the Administrative Borrower or a Restricted Subsidiary, as the case may be, in its sole discretion, may divide and classify an item of Indebtedness (or any portion thereof) in more than one of the categories of Indebtedness permitted in this Section 6.01.

The accrual of interest and the payment in kind of interest in the form of capitalized obligations or the payment of dividends on any Disqualified Stock in the form of additional Disqualified Stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

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Section 6.02     Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests or other securities of any Person, including any Restricted Subsidiary, but excluding the Borrowers) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)          Liens on property or assets of the Administrative Borrower and its Restricted Subsidiaries existing on the Fourth Amendment Effective Date and set forth on Schedule 6.02; provided that such Liens shall secure only those obligations which they secure on the Fourth Amendment Effective Date and extensions, renewals and replacements thereof permitted hereunder;

(b)          any Lien created under the Loan Documents;

(c)          any Lien existing on any property or asset prior to the acquisition thereof by the Administrative Borrower or any Restricted Subsidiary or existing on any property or assets of any Person that becomes a Restricted Subsidiary after the Original Closing Date pursuant to a Permitted Acquisition ~~or Permitted Drop-Down Acquisition~~ prior to the time such Person becomes a Restricted Subsidiary, as the case may be; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, (ii) does not apply to any other property or assets of the Administrative Borrower or any Restricted Subsidiary and (iii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any Permitted Refinancing Debt in respect of the foregoing;

(d)          Liens for Taxes not yet due or which are being contested in compliance with Section 5.03;

(e)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business and securing obligations that are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

(f)           pledges and deposits made in connection with worker’s compensation, unemployment insurance and other social security laws or regulations;

(g)          (i) Liens or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (ii) Liens resulting from earnest money deposits or indemnification holdbacks made in connection with Permitted Acquisitions~~, Permitted Drop-Down Acquisitions~~  or Dispositions, and other transactions permitted hereunder;

(h)          subject to the facts and conditions as set forth in clause (4) of the certificate delivered pursuant to Section 4.02(l), (i) zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by any Governmental Authority, easements, rights-of-way, covenants, restrictions on use of real property and other similar encumbrances, including encumbrances to title, oil, gas and other mineral interests, reservations, royalty interests and leases, and encroachments, title imperfections, and other minor defects or irregularities in title, and (ii) licenses, sublicenses, leases or subleases entered into in the ordinary course of business, which, in the case of each of clauses (i) and (ii), do not materially detract from the use of the property subject thereto or interfere with the ordinary conduct of the business of the Administrative Borrower or any of the Restricted Subsidiaries;

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(i)           purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Administrative Borrower or any Restricted Subsidiary and Liens in respect of Capital Lease Obligations and Synthetic Lease Obligations of the Administrative Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(d) or (e), as applicable, or Permitted Refinancing Debt in respect of the foregoing, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, prior to or within 180 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Administrative Borrower or any Restricted Subsidiary;

(j)           judgment Liens securing judgments not constituting an Event of Default under Article VII or securing appeal or other bonds relating to such judgments;

(k)          Liens to secure any (x) Incremental Equivalent Debt as set forth in the definition thereof or (y) Permitted Pari Passu Refinancing Debt, Permitted Junior Refinancing Debt and Permitted Refinancing Debt in respect of secured Indebtedness, in each case, permitted to be incurred under this Agreement; provided, that any such Liens on Collateral securing Indebtedness permitted pursuant to this clause (k) that are (i) pari passu in priority to the Obligations hereunder shall be subject to a Pari Passu Intercreditor Agreement and (if a Junior Lien Intercreditor Agreement is then in effect) a Junior Lien Intercreditor Agreement, in each case entered into on or prior to the date of such incurrence and (ii) junior in priority to the Obligations hereunder shall be subject to a Junior Lien Intercreditor Agreement, entered into on or prior to the date of such incurrence; provided, further, that, in the case of clause (y), such Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose could secure, the Indebtedness that it replaces, repays or prepays (plus improvements and accessions to, such property or proceeds or distributions thereof);

(l)           Liens and customary rights of set-off, revocation, refund or chargeback and similar rights under deposit, disbursement, concentration, cash or treasury management or similar agreements or under the Uniform Commercial Code or other applicable law in favor of any bank or other financial institution at which the Administrative Borrower or a Restricted Subsidiary maintains a deposit account in the ordinary course of business; provided that such Lien, customary rights of set-off, revocation, refund, chargeback or similar rights is limited to such deposit account and the funds, checks and other items deposited therein;

(m)         each Farm Credit Lender’s statutory lien in the Farm Credit Equities of such Farm Credit Lender;

(n)          Liens arising solely from precautionary Uniform Commercial Code financing statement filings with respect to operating leases or consignment arrangements;

(o)          any interest or title of a lessor under any operating lease entered into by the Administrative Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(p)          Liens in favor of a Governmental Authority arising in connection with any condemnation or eminent domain proceeding by such Governmental Authority which does not otherwise constitute a Default or Event of Default;

(q)          security deposits paid to landlords in the ordinary course of business securing leases and subleases permitted hereunder;

(r)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Administrative Borrower or any Restricted Subsidiary (as purchaser or consignee);

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(s)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the important of goods;

(t)           Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)          Liens or pledges of deposits of cash or cash equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

(v)          any interest or title of a lessor or sublessor under any lease of real estate not prohibited hereunder pursuant to which any Loan Party has a leasehold interest;

(w)         subject to the facts and conditions as set forth in clause (4) of the certificate delivered pursuant to Section 4.02(l), encumbrances referred to in Schedule B of any Mortgage Policy delivered in connection with the Mortgaged Property on the Original Closing Date;

(x)          liens on the equity in or assets of any Project Finance Subsidiary securing Project Finance Debt;

(y)          Liens in favor of providers of Indebtedness on the escrowed proceeds of such Indebtedness that are subject to an escrow or similar arrangement and Liens on cash deposited in an account along with such escrowed proceeds to pre-fund the payment of interest in respect of such Indebtedness during the applicable escrow period;

(z)          other Liens securing liabilities permitted hereunder in an aggregate amount not to exceed the greater of $~~15,000,000~~150,000,000 and an amount equal to ~~4.00~~7.50% of Consolidated Total Assets at any time outstanding;

(aa)        Liens on Equity Interests in a joint venture securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral.

For purposes of determining compliance with this Section 6.02: (i) in the event that a Lien (or any portion thereof) meets the criteria of more than one of the categories of Liens permitted in this Section 6.02, the Administrative Borrower or a Restricted Subsidiary, as the case may be, in its sole discretion, may classify, at the time such Lien arises, such Lien (or any portion thereof) in any such category and will only be required to include such Lien in one of the categories of Liens permitted in this Section 6.02; and (ii) at the time such Lien arises, the Administrative Borrower or a Restricted Subsidiary, as the case may be, in its sole discretion, may divide and classify such Lien in more than one of the categories of Liens permitted in this Section 6.02.

Section 6.03    Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (a) the sale or transfer of such property is permitted by Section 6.05 and (b) any Capital Lease Obligations and Liens arising in connection therewith are permitted by Sections 6.01 and 6.02, as the case may be.

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Section 6.04    Investments, Loans and Advances. Make any Investment in any other Person, except:

(a)          (i) Investments in Loan Parties, (ii) Investments by Restricted Subsidiaries that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties and (iii) Investments existing on the Fourth Amendment Effective Date that are described on Schedule 6.04(a) and extensions, renewals and (in the case of Investments in the form of loans or advances) refinancings thereof so long as no such extension, renewal or refinancing results in an increase in the principal or other invested amount thereof except for, in the case of loans or advances, by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such extension, renewal or refinancing and by an amount equal to any existing commitments unutilized thereunder;

(b)          (i) Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties up to an amount which, when added to all such Investments then outstanding, would not exceed the greater of $~~10,000,000~~75,000,000 and ~~2.50~~3.75% of Consolidated Total Assets and (ii) Investments in Unrestricted Subsidiaries up to an amount which, when added to all such Investments then outstanding would not exceed the greater of $~~10,000,000~~75,000,000 and ~~2.50~~3.75% of Consolidated Total Assets; provided that, in each case, immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(c)          Permitted Investments;

(d)          [reserved];

(e)          any guarantees by the Administrative Borrower and the Restricted Subsidiaries of the operating or commercial obligations (to the extent not constituting Indebtedness) of the Administrative Borrower or any Restricted Subsidiary incurred in the ordinary course of business;

(f)           Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the granting of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(g)          Investments by the Administrative Borrower and any Restricted Subsidiary in Hedging Agreements permitted under clause (h) of Section 6.01;

(h)          the Administrative Borrower or any other Loan Party may acquire all or substantially all the assets of a Person or line of business of such Person, or not less than 100% of the Equity Interests (other than directors’ qualifying shares) of a Person (referred to herein as the “Acquired Entity”); provided that (i) the Acquired Entity shall be in a Permitted Business and (ii) (A) (x) both immediately before and after the time on which the definitive agreements for such Investment are entered into and after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred and be continuing or result therefrom and (y) at the time of such transaction, no Default or Event of Default shall have occurred and be continuing or result therefrom under paragraph (b), (c), (g) or (h) of Article VII; (B) both immediately before and after the time on which the definitive agreements for such Investment are entered into and after giving pro forma effect to such Investment, the Administrative Borrower must be in Financial Covenant Compliance; (C) at the time of such transaction the Administrative Borrower or any Restricted Subsidiary shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form reasonably satisfactory to the Administrative Agent; and (D) the Administrative Borrower and any Restricted Subsidiary shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Section 5.13 and the Security Documents within the periods provided for in Section 5.13 (any acquisition of an Acquired Entity meeting all the criteria of this Section 6.04(h) being referred to herein as a “Permitted Acquisition”); provided that the aggregate amount of Investments made by Loan Parties pursuant to this Section 6.04(h) in assets that are not (or do not become) owned by a Loan Party or in Equity Interests in Persons that do not become Loan Parties upon consummation of such Permitted Acquisition shall not exceed the greater of $~~35,000,000~~150,000,000 and ~~6.00~~7.50% of Consolidated Total Assets;

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(i)           (i) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (ii) Investments by the Administrative Borrower and the Restricted Subsidiaries in prepaid expenses, negotiable instruments held for collection, lease, worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business and insurance claim receivables and (iii) the Transactions;

~~(j) any Drop-Down Acquisition or Material Subsequent Facility Payment; provided that (i) such Drop-Down Acquisition or Material Subsequent Facility Payment and the material terms and conditions thereof have been approved by the Conflicts Committee; (ii) (A) at the time of such acquisition or payment the Facility comprising such Drop-Down Acquisition, or with respect to which such Material Subsequent Facility Payment relates, has achieved Commercial Operation and (B) (x) both immediately before and after the time on which the definitive agreements for such Investment are entered into, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such transaction, no Default or Event of Default shall have occurred and be continuing under paragraph (b), (c), (g) or (h) of Article VII; (iii) in the case of any Drop-Down Acquisition of a Wood Pellet Production Facility, the Projected Contracted Capacity for the thirty six-month period beginning on the date on which such acquisition occurs is (A) at least 75% (determined pursuant to clause (i) of the definition of “Applicable Wood Pellet Production Facilities”) or (B) at least 75% (determined pursuant to clause (ii) of the definition of “Applicable Wood Pellet Production Facilities”) (and the Administrative Borrower shall have delivered a certificate of a Responsible Officer certifying as to the foregoing and containing reasonably detailed calculations in support thereof, in form reasonably satisfactory to the Administrative Agent); and (iv) the Administrative Borrower and any Restricted Subsidiary shall comply, and shall cause any acquired entity to comply, with the applicable provisions of Section 5.13 and the Security Documents within the periods provided for therein (any Drop-Down Acquisition or Material Subsequent Facility Payment meeting all relevant criteria of this Section 6.04(j) being referred to herein as a “Permitted Drop-Down Acquisition”);~~

(j)          [reserved];

(k)          to the extent not prohibited by applicable law, loans and advances to officers, directors, managers, consultants and employees of the Administrative Borrower or its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding for travel, entertainment, relocation and other business purposes in the ordinary course of business;

(l)           Investments in the form of seller “take-back” notes and other non-cash consideration in connection with a Disposition permitted by Section 6.05;

(m)         so long as (i) any Farm Credit Lender is a Lender or Voting Participant hereunder and (ii) such Farm Credit Lender has notified the Administrative Borrower that it is eligible to receive patronage distributions directly from such Farm Credit Lender or one of its Affiliates on account of its portion of a Term Loan made (or participated in) by such Farm Credit Lender hereunder, Investments made by the Administrative Borrower as a condition to receiving such patronage distributions in the form of an acquisition of equity in such Farm Credit Lender or one of its Affiliates in such amounts and at such times as such Farm Credit Lender may require in accordance with such Farm Credit Lender’s or its Affiliate’s Organizational Documents and capital plan (as each may be amended from time to time); provided that the maximum amount of equity that the Administrative Borrower shall be required to acquire in such Farm Credit Lender or one of its Affiliates in connection with the portion of such Term Loan made by such Farm Credit Lender hereunder may not exceed the maximum amount permitted by the relevant Organizational Documents and the capital plan of such Farm Credit Lender (x) as in effect on the Original Closing Date or (y) in the case of a Farm Credit Lender that becomes a Lender or Voting Participant as a result of an assignment or participation, in either case pursuant to Section 9.04, at the time of the closing of such assignment or participation;

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(n)          in addition to Investments permitted by paragraphs (a) through (m) above, additional Investments by the Administrative Borrower or any Restricted Subsidiary so long as (i) the amount invested pursuant to this paragraph (n) does not exceed an amount equal to the Available Amount at the time such amount is invested (ii) both immediately before and after the time on which the definitive agreements for such Investment are entered into, no Default or Event of Default shall have occurred and be continuing and (iii) other than with regard to Investments made with proceeds arising from ~~clause~~clauses (i)(x) or (y) of the definition of Available Amount, as of the date on which the definitive agreements for such Investment are entered into, the Total Leverage Ratio (after giving pro forma effect to such Investment) shall be less than or equal to 3.50:1.00;

(o)          in addition to Investments permitted by paragraphs (a) through (n) above, additional Investments by the Administrative Borrower or any Restricted Subsidiary from Available Cash (or amounts that would otherwise have constituted Available Cash if not reserved) to the extent the conditions set forth in Section 6.06(a)(ii) are satisfied at the time of such Investment; and

(p)          in addition to Investments permitted by paragraphs (a) through (o) above, other Investments by the Administrative Borrower or any Restricted Subsidiary up to an amount which, when added to all such Investments made pursuant to this Section 6.04(p) then outstanding, would not exceed the greater of $~~20,000,000~~150,000,000 and an amount equal to ~~5.00~~7.50% of Consolidated Total Assets.

For purposes of determining compliance with this Section 6.04: (i) in the event that an investment (or any portion thereof) meets the criteria of more than one of the categories of investments permitted in this Section 6.04, the Administrative Borrower and a Restricted Subsidiary, as the case may be, in its sole discretion, may classify at the time of investment such investment (or any portion thereof) and will only be required to include such investment in one of the categories of investments permitted in this Section 6.04; (ii) at the time of incurrence the Administrative Borrower or a Restricted Subsidiary, as the case may be, in its sole discretion, may divide and classify an investment in more than one of the categories of investments permitted in this Section 6.04; (iii) Investments which are capital contributions or purchases of Equity Interests or are purchases of assets (other than Equity Interests) shall be valued at the amount (or, in the case of any Investment made with property other than cash, the fair market value of such property as determined by the Administrative Borrower in good faith) actually contributed or paid (including any assumption of Indebtedness) to purchase such Equity Interests or other assets as of the date of such contribution or payment less, in the case of capital contributions and Equity Interests, returns on and of such Investment (other than Investments under clause (n) of this Section 6.04 made using the Available Amount); and (iv) Investments which are loans, advances or extensions of credit shall be valued at the principal amount of such loan, advance or extension of credit outstanding as of the date of determination.

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Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Investments will not be deemed to be the making of an Investment for purposes of this Section 6.04.

Section 6.05     Mergers, Consolidations and Sales of Assets. (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Administrative Borrower or any Restricted Subsidiary, except that if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Wholly Owned Restricted Subsidiary may merge into or consolidate with the Administrative Borrower or any other Loan Party in a transaction in which the Administrative Borrower or such other Loan Party is the surviving Person; provided that such merger or consolidation does not result in the Administrative Borrower or such other Loan Party ceasing to be organized under the laws of the United States, any state thereof or the District of Columbia, (ii) any Wholly Owned Restricted Subsidiary that is not a Loan Party may merge into or consolidate with any other Wholly Owned Restricted Subsidiary that is not a Loan Party in a transaction in which the surviving entity is a Restricted Subsidiary, (iii) any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary may merge into or consolidate with any other Restricted Subsidiary so long as, if one such Subsidiary is a Wholly Owned Restricted Subsidiary, such Wholly Owned Restricted Subsidiary shall survive and continue to be a Wholly Owned Restricted Subsidiary immediately following such merger or consolidation, (iv) the Administrative Borrower and any Restricted Subsidiary may make Investments permitted by Section 6.04, (v) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Loan Party and any Loan Party may sell or otherwise dispose of, or part with control of any or all of, the Equity Interests of any Subsidiary to a Loan Party, (vi) to the extent otherwise permitted by this Agreement (including Section 6.05(b)), the Administrative Borrower or any of its Subsidiaries may sell all or substantially all of the assets of any of their Subsidiaries and (vii) the Transactions may be consummated.

(b)          Make any Disposition (other than a Disposition permitted by Section 6.05(a) or a Restricted Payment permitted by Section 6.06(a)), except:

(i)          Dispositions of damaged, obsolete, surplus or worn out property, or property no longer used or useful in the business, whether now owned or hereafter acquired, in the ordinary course of business;

(ii)         Dispositions of inventory, goods held for sale, cash and Permitted Investments in the ordinary course of business;

(iii)        licensing, sublicensing, abandonment or other Dispositions of intellectual property rights in the ordinary course of business;

(iv)       Dispositions of property (other than Equity Interests or all or substantially all of the assets of the Administrative Borrower or a Restricted Subsidiary) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(v)         the sale or other transfer of products, services or accounts receivable in the ordinary course of business;

(vi)       Dispositions of property among the Loan Parties;

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(vii)       leases and subleases of property and real property and licenses and sublicenses thereof, in each case in the ordinary course of business;

(viii)      to the extent constituting a Disposition, the termination or unwinding of Hedging Agreements;

(ix)        Dispositions by Restricted Subsidiaries that are not Loan Parties to (a) other Restricted Subsidiaries that are not Loan Parties or (b) Loan Parties;

(x)         the sale or discount without recourse of accounts receivable in connection with the compromise or collection thereof;

(xi)        leases of real property owned in fee that do not interfere in any material respect with the business of the Administrative Borrower or the applicable Restricted Subsidiary conducted at such location;

(xii)       any condemnation or eminent domain proceedings affecting real property;

(xiii)      trade-ins to vendors;

(xiv)      the sale or disposition of an interest in a Wholly Owned Subsidiary to a prospective joint venture partner in connection with the creation of, or conversion of such Subsidiary into, a joint venture (including, for the avoidance of doubt, a sale of preferred Equity Interests); provided that the number of Facilities that may be subject to joint ventures pursuant hereto shall not exceed the number of Facilities acquired by the Administrative Borrower or its Restricted Subsidiaries after the Original Closing Date;

(xv)       transfers of property subject to any settlement of, or payment in respect of, any property or casualty insurance claim;

(xvi)      Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(xvii)     granting of easements, rights-of-way, permits, licenses, restrictions or the like with respect to Real Property, in each case, which do not interfere in any material respect with the ordinary course of business of the Borrowers and the Restricted Subsidiaries; and

(xviii)    Dispositions by the Administrative Borrower and any Restricted Subsidiary not otherwise permitted under this Section 6.05; provided that (1) (x) both immediately before and after the time on which the definitive agreements for such Disposition are entered into, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such transaction, no Default or Event of Default shall have occurred and be continuing under paragraph (b), (c), (g) or (h) of Article VII, (2) the Net Cash Proceeds of such Disposition are applied in accordance with the requirements of Section 2.13, (3) no less than 75% of the consideration received for such Disposition shall be paid in cash (provided that any Indebtedness for borrowed money of any Borrower or Restricted Subsidiary that is disposing of the asset in question which is assumed by the purchaser of such asset shall be considered cash for purposes of this clause (3) as long as the Administrative Borrower and its Restricted Subsidiaries no longer have any obligations in respect of such Indebtedness following such assumption), (4) such Dispositions shall not constitute all or substantially all of the assets of the Administrative Borrower and its Subsidiaries and (5) any Disposition pursuant to this paragraph (xviii) shall be for fair market value.

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Section 6.06     Restricted Payments; Restrictive Agreements. (a) Make any Restricted Payment; provided, however, that:

(i)          each Restricted Subsidiary may make Restricted Payments to the Administrative Borrower, any other Restricted Subsidiary, or any other Person that owns a direct Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type, class or ranking of Equity Interest in respect of which such Restricted Payment is being made or in a manner more favorable to the Borrowers and the Restricted Subsidiaries;

(ii)         the Administrative Borrower may make Restricted Payments from Available Cash to the extent that (x) no Event of Default has occurred and is continuing or would immediately result therefrom and (y) immediately before and after giving effect to such Restricted Payment, the Administrative Borrower’s Interest Coverage Ratio is greater than or equal to 2.25:1.00;

(iii)        the Administrative Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in preferred, common or subordinated Equity Interests of such Person(s) and the Administrative Borrower may issue common Equity Interests upon conversion of subordinated or preferred Equity Interests; provided that ~~(1) the Borrowers may not issue any general partnership interests to any Person other than the General Partner and (2)~~ any such Equity Interests issued pursuant to this clause (iii) are not Disqualified Stock;

(iv)        Restricted Payments may be made in the form of the issuance of Equity Interests of the Administrative Borrower in connection with the cashless exercise of options, warrants, conversion and other rights or tax withholding with respect to the exercise of equity based awards under employee equity incentive compensation programs of the Borrowers~~,~~ and the Restricted Subsidiaries~~, the General Partner and any management Affiliate of the General Partner~~;

(v)         (x) the Borrowers and each Restricted Subsidiary may repurchase, redeem or otherwise acquire any Equity Interests of the Administrative Borrower or any Restricted Subsidiary held by any current or former officer, director, consultant or employee of the Borrowers~~,~~ and the Restricted Subsidiaries~~, the General Partner and any management Affiliate of the General Partner~~  pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrowers and each Restricted Subsidiary may declare and pay dividends to the Borrowers or any other Restricted Subsidiary the proceeds of which are used for such purposes and (y) to the extent such payments are deemed to be Restricted Payments, the Administrative Borrower may make payments under stock appreciation rights, phantom stock or other similar cash settled interests issued under the Administrative Borrower’s long term incentive programs in effect from time to time; provided that, immediately before and immediately after making any Restricted Payment pursuant to this clause (v) and after giving pro forma effect thereto, the Administrative Borrower shall be in Financial Covenant Compliance and no Default or Event of Default shall have occurred and be continuing;

(vi)        the Administrative Borrower may make the Closing Date Distribution;

(vii)       repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants shall be permitted to the extent the value of such Equity Interests represents all or a portion of the purchase price of such options or warrants, in an amount not exceeding $1,000,000 during any fiscal year (pro-rated for partial years, with unused amounts being available to be used in the following fiscal year, but not in any succeeding fiscal year);

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(viii)     the Administrative Borrower may make Restricted Payments in cash in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of Equity Interests of the Administrative Borrower;

(ix)        in addition to Restricted Payments permitted by clauses (i) through (viii) above, additional Restricted Payments may be made by the Administrative Borrower or any Restricted Subsidiary so long as (x) the amount of Restricted Payments made pursuant to this clause (ix) does not exceed an amount equal to the Available Amount at the time such Restricted Payment is made, (y) both immediately before and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing and (z) other than with regard to Restricted Payments made with proceeds arising from ~~clause~~clauses (i)(x) or (y) of the definition of Available Amount, as of the date of such Restricted Payment, the Total Leverage Ratio (after giving pro forma effect to such Restricted Payment) shall be less than or equal to 3.50:1.00; and

(x)         the Administrative Borrower may make any Restricted Payment previously declared by the Administrative Borrower to the extent that, as of the date of declaration, such Restricted Payment was permitted under clause (ii), (v) or (ix) above, so long as no Event of Default under paragraphs (b), (c), (g) or (h) of Article VII shall have occurred and be continuing at the time of such Restricted Payment.

(b)          Enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Administrative Borrower or any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets that would otherwise constitute Collateral to secure the Obligations, or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests, to make or repay loans or advances to the Administrative Borrower or any other Restricted Subsidiary or to transfer property to any Borrower; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document, (B) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or other assets pending such sale or other disposition, provided such restrictions and conditions apply only to the Restricted Subsidiary or other assets that are to be sold and such sale is permitted hereunder, (C) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any documentation relating to secured Indebtedness permitted by Section 6.01(a), (d), (e), (g) and (i) (solely in respect of guarantees of other Indebtedness permitted under Section 6.01(a), (d), (e) and (g)) in each case, to the extent limited to the assets subject to Liens securing such Indebtedness (D) the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof,(E) the foregoing shall not apply to customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property, (F) the foregoing shall not apply to restrictions or conditions imposed by applicable Law and (G) clause (ii) of the foregoing shall not apply to restrictions or conditions contained in any Project Finance Indebtedness.

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Section 6.07    Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, whether or not in the ordinary course of business, other than (i) on terms and conditions not less favorable to the Administrative Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (ii) ~~the payment of fees, expenses, indemnities or other payments to the General Partner or its management Affiliates in connection with reimbursable general corporate and overhead expenses of the Administrative Borrower and its Restricted Subsidiaries and the operation, management and other services rendered to the Administrative Borrower and its Restricted Subsidiaries, in each case pursuant to the LP Agreement,~~[reserved], (iii) transactions between and among the Loan Parties, (iv) compensation arrangements, consulting contracts, collective bargaining agreements, benefit plans, programs or indemnification obligations, or any other similar arrangement, for or with general partners, current or former employees, officers, directors or consultants in the ordinary course of business, (v) payments, compensation, performance of indemnification or contribution obligations, and the making or cancellation of loans in the ordinary course of business to any such general partner, employees, officers, directors or consultants, (vi) any issuance, grant or award of stock, options, other equity related interests or other equity securities to any such employees, officers, directors or consultants, (vii) the payment of reasonable directors’ fees or expenses to directors of the Administrative Borrower, ~~the General Partner,~~ any Restricted Subsidiary or any Riverstone Entity (as determined in good faith by the Administrative Borrower, ~~the General Partner,~~ such Restricted Subsidiary or such Riverstone Entity in the ordinary course of business), (viii) a Restricted Payment permitted by Section 6.06(a), (ix) the execution, delivery and performance (as applicable) of the Transactions and the Transaction Documents, all transactions in connection therewith (including but not limited to the financing thereof), and all fees and expenses paid or payable in connection therewith, (x) any issuance or sale of Qualified Capital Stock of the Administrative Borrower otherwise permitted hereunder or any capital contributions to the Administrative Borrower, (xi) ~~making any Permitted Drop-Down Acquisition, (xii) engaging in any transaction with an Affiliate if such transaction has been approved by the Conflicts Committee,~~[reserved], (xii) [reserved], (xiii) any non-material transactions with an Affiliate for the purchase of goods, products, parts and services entered into in the ordinary course of business, (xiv) the Management Services Agreement as in effect on the Fourth Amendment Effective Date, (xv) the transactions listed in Schedule 6.07, (xvi) transactions otherwise permitted hereunder with a Person that is an Affiliate of any Loan Party solely because any Loan Party owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person, (xvii) transactions between and among Loan Parties and Affiliates which are not Loan Parties on terms and conditions not less favorable to the relevant Loan Party than could be obtained on an arm’s-length basis from unrelated third parties and (xviii) transactions among Restricted Subsidiaries which are not Loan Parties.

Section 6.08    Business of the Administrative Borrower and Restricted Subsidiaries. Engage at any time in any business or business activity other than a Permitted Business.

Section 6.09    Amendment to Other Indebtedness; Organizational Documents; Assignment of Drax Contract; Payment of Other Indebtedness. (a) (i) Permit any waiver, supplement, modification or amendment of any indenture, instrument or agreement pursuant to which any Subordinated Indebtedness, Permitted Unsecured Debt, Permitted Junior Refinancing Debt, other unsecured Indebtedness or any Permitted Refinancing Debt thereof of the Administrative Borrower or any Restricted Subsidiary is outstanding if the effect of such waiver, supplement, modification or amendment, taken as a whole, would be materially adverse to the Administrative Borrower, any Restricted Subsidiary or the Lenders, (ii) consent to any amendment, supplement, waiver or other modification or change of its Organizational Documents in any manner if the effect thereof, taken as a whole, would be materially adverse to the Lenders or (iii) transfer or assign the Drax Contract to any Person that is not a Wholly Owned Domestic Subsidiary all of the Equity Interests of which have been pledged by a Loan Party to the Collateral Agent.

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(b)          Make any distribution, whether in cash, property, securities or a combination thereof, other than regularly scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Subordinated Indebtedness, Permitted Unsecured Debt, Permitted Junior Refinancing Debt or any Permitted Refinancing Debt thereof (except refinancings thereof permitted by Section 6.01 and any mandatory prepayments required under Indebtedness of the type permitted to be incurred under Sections 6.01(d) and 6.01(e)), or pay in cash any amount in respect of any Subordinated Indebtedness, Permitted Unsecured Debt, Permitted Junior Refinancing Debt, Permitted Refinancing Debt thereof or Disqualified Stock that may at the obligor’s option be paid in kind or in other securities, in each case, other than distributions and payments (v) made from the proceeds of such Indebtedness that are subject to an escrow or similar arrangement and any accrued pre-funded interest or similar arrangement as described in Section 6.02(y), (w) in the form of Equity Interests of the Administrative Borrower not constituting general partnership interests or Disqualified Stock, (x) in an aggregate amount not to exceed $7,500,000 from and after the Fourth Amendment Effective Date, (y) in an amount not to exceed the Available Amount at the time such distributions or payments are made and (z) from Available Cash (or amounts that would otherwise have constituted Available Cash if not reserved) to the extent the conditions set forth in Section 6.06(a)(ii) are satisfied at the time of such distribution or payment; provided that, (1) in the case of each of clauses (w), (x), (y) and (z), both immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing and (2) in the case of clauses (w)(i) and (y), other than with regard to distributions and payments made with proceeds arising from ~~clause~~clauses (i)(x) or (y) of the definition of Available Amount, as of the date of such distribution or payment, the Total Leverage Ratio (after giving pro forma effect to such distribution or payment) shall be less than or equal to 3.50:1.00.

Section 6.10     Maximum Total Leverage Ratio. Permit the Total Leverage Ratio for any Date of Determination for the Applicable Period ending on such Date of Determination to be greater than ~~5.00~~5.50 : 1.00, except that on any Date of Determination during a Material Transaction Period following a Qualifying Material Transaction the Administrative Borrower and the Loan Parties shall not permit the Total Leverage Ratio for the Applicable Period ending on such date to be greater than ~~5.25~~5.75 : 1.00.

Section 6.11     Fiscal Year. Change its fiscal year-end from December 31.

Section 6.12     Hedging. Enter into any Hedging Agreement that does not meet the requirements set forth in clause (h) of Section 6.01.

Section 6.13     Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Date of Determination for the Applicable Period ending on such Date of Determination to be less than 2.25 : 1.00.

Article VII

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)          any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any certificate or financial statements furnished by or on behalf of the Loan Parties pursuant to the requirements of any Loan Documents shall prove to have been incorrect in any material respect when so made, deemed made or furnished;

(b)          default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)          default shall be made in the payment of (i) any interest on any Loan or L/C Disbursement when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days or (ii) any Fee or any other amount (other than (x) an amount referred to in clause (b) or (c)(i) above or (y) an amount owing exclusively in respect of obligations under any Secured Hedging Agreement or Secured Cash Management Agreement or any Guarantee thereof) due, under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

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(d)          default shall be made in the due observance or performance by the Administrative Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.04(a)(i), (ii) or (iii), 5.05(a), 5.08 or 5.15 or in Article VI (subject, in the case of Section 6.10, to the Administrative Borrower’s rights under the last paragraph of this Article VII) or in Section 13 of the Ninth Amendment;

(e)          default shall be made in the due observance or performance by the Administrative Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than (x) those specified in clause (b), (c) or (d) above or (y) to the extent pertaining exclusively to obligations owing under any Secured Hedging Agreement or Secured Cash Management Agreement or any Guarantee thereof) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Administrative Borrower (which notice shall also be given at the request of any Lender) or (ii) knowledge thereof by the Administrative Borrower or any other Loan Party; provided, however, that, with respect to any default made in the due observance or performance by the Administrative Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.11, the Administrative Borrower shall have an additional 60 days from the conclusion of the 30 day period provided above to remedy such default so long as Administrative Borrower continues to (i) exercise reasonable diligence to remedy such default and (ii) provide all notices and reports under this Agreement;

(f)           (i) the Administrative Borrower or any Restricted Subsidiary shall fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to all applicable grace or cure periods), or (ii) any other event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to all applicable grace or cure periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (ii) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or a casualty event or condemnation in relation thereto or (B) termination payments under Hedging Agreements;

(g)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Administrative Borrower or any Material Restricted Subsidiary, or of a substantial part of the property or assets of the Administrative Borrower or a Material Restricted Subsidiary, under the Bankruptcy Code or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Administrative Borrower or any Material Restricted Subsidiary or for a substantial part of the property or assets of the Administrative Borrower or a Material Restricted Subsidiary or (iii) the winding-up or liquidation of the Administrative Borrower or any Material Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)          the Administrative Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Administrative Borrower or any Material Restricted Subsidiary or for a substantial part of the property or assets of the Administrative Borrower or any Material Restricted Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other organizational action for the purpose of effecting any of the foregoing;

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(i)           one or more judgments shall be rendered against the Administrative Borrower or any Material Restricted Subsidiary and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Administrative Borrower or any Material Restricted Subsidiary to enforce any such judgment and such judgment either (i) is for the payment of money in an aggregate amount in excess of the Materiality Threshold not covered by insurance (it being understood that if an amount in excess of the Materiality Threshold is to be considered to be covered by insurance, a claim shall have been submitted to the applicable insurance provider and it shall not have denied or contested coverage) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(j)           an ERISA Event shall have occurred that when taken together with all other such ERISA Events, resulted or could reasonably be expected to result in liability of any Loan Party or their respective ERISA Affiliates in an aggregate amount exceeding the Materiality Threshold;

(k)          any Guarantee under the Guarantee and Collateral Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under the Guarantee and Collateral Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of the Loan Documents);

(l)           any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in a material portion of the Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates or other instruments delivered to it under the Security Documents;

(m)         there shall have occurred a Change in Control; or

(n)          there shall have occurred any amendment, supplement, waiver or other modification or change of or to the ~~LP Agreement~~Bylaws in any manner if the effect thereof, taken as a whole, is materially adverse to the interests of the Lenders in their capacities as such;

then, and in every such event (other than an event with respect to the Administrative Borrower or a Material Restricted Subsidiary described in paragraphs (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Administrative Borrower, take any or all of the following actions, at the same or different times: terminate forthwith the Commitments and declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers and the other Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and by the Administrative Borrower on behalf of its Restricted Subsidiaries, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available under the Loan Documents or applicable law or in equity; and in any event with respect to the Administrative Borrower or a Restricted Subsidiary described in paragraphs (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers and the other Loan Parties accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and by the Administrative Borrower on behalf of its Restricted Subsidiaries, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available under the Loan Documents or applicable law or in equity.

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Notwithstanding anything to the contrary contained in this Article VII, for purposes of determining whether an Event of Default has occurred under the Financial Covenants, any equity contribution (in the form of preferred, common or subordinated equity other than Disqualified Stock) contributed to the Administrative Borrower after the last day of any fiscal quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for that fiscal quarter will, at the request of the Administrative Borrower, be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Financial Covenants at the end of such fiscal quarter and any subsequent period that includes such fiscal quarter (any such equity contribution, a “Specified Equity Contribution”). Notwithstanding anything to the contrary herein, (a) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for purposes of determining compliance with the Financial Covenants for the fiscal quarter in respect of which such Specified Equity Contribution is made, (b) the amounts of any Specified Equity Contribution shall not exceed the Cure Amount, (c) Specified Equity Contributions shall be disregarded for all other purposes under the Loan Documents (including calculating Consolidated EBITDA for purposes of determining basket levels, the Available Amount and other items governed by reference to Consolidated EBITDA) and (d) in any four consecutive fiscal quarters, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, and no more than five (5) Specified Equity Contributions (in the aggregate) may be made during the term of this Agreement. “Cure Amount” shall mean an amount which, if added to Consolidated EBITDA for the Applicable Period in respect of which a Financial Covenants default occurred, would cause the Financial Covenants for such Applicable Period to be satisfied and shall not be any more than the amount so required (it being understood and agreed that for the purposes of calculating such amount, no effect shall be given to any prepayment of Loans with such proceeds or to any other reduction of Total Debt on account of the receipt of such proceeds). For the avoidance of doubt, from and after any default in the due observance and performance of the Financial Covenants, no Agent or Lender shall be required to make any Loan or issue, amend, extend or renew any Letter of Credit, in each case, prior to the date such default has been cured in accordance with the provisions of this paragraph.

Article VIII

The Administrative Agent and the Collateral Agent; Etc.

Each Lender and each Issuing Bank hereby irrevocably appoints the Administrative Agent and the Collateral Agent (the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) its agent hereunder and under the Loan Documents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Agents, the Lenders and the Issuing Banks, and the Borrowers shall have no rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or Collateral Agent, as applicable, is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases and the Security Documents (which Security Documents shall contain indemnity and expense reimbursement provisions for the benefit of the Collateral Agent that are no more onerous to the Lenders than the provisions contained in the Security Documents as of the Fourth Amendment Effective Date and shall be binding on the Lenders)) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender.

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The Person serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with the Administrative Borrower or any Subsidiary or other Affiliate thereof (subject to securities law and other requirements of law) as if it were not an Agent hereunder and without any duty to account therefor to the Lenders.

Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder and under the other Loan Documents shall be administrative in nature. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or under any Loan Document that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided for herein or in the other Loan Documents); provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, (i) may expose such Agent to liability or that is contrary to any Loan Document or applicable law or (ii) may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Administrative Borrower or any of the Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity. Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided for herein or in the other Loan Documents) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Administrative Borrower or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

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Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facilities as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Either Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Administrative Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Administrative Borrower, to appoint a successor which shall be any financial institution with an office in New York, New York, or an Affiliate of any such financial institution, that has a combined capital and surplus and undivided profits of not less than $500,000,000. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Agent, such Agent’s resignation shall nonetheless become effective (and such Agent shall be discharged from its duties and obligations hereunder) and the Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent and/or Collateral Agent, as the case may be. Any such resignation by such Agent hereunder shall also constitute, to the extent applicable, its resignation as a Swing Line Lender and as an Issuing Bank, in which case such resigning Agent (x) shall not be required to extend any further Swing Line Loans or issue any further Letters of Credit hereunder and (y) shall maintain all of its rights as Issuing Bank or Swing Line Lender with respect to any Letters of Credit issued by it or Swing Line Loans extended by it, as applicable, prior to the date of such resignation. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.

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Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents, including under Section 9.05 hereunder. Without limitation of the foregoing, none of the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, any Borrower, any other Loan Party, or any other Person.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Administrative Borrower or any of its Subsidiaries, each Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on the Loan Parties) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and Agents under Section 9.05) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same and, in either case, any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to such Agent and, in the event that such Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to such Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Section 9.05.

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The Secured Parties irrevocably authorize the Collateral Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than contingent reimbursement and indemnification obligations to the extent no unsatisfied claim with respect thereto has been asserted), the expiration or termination of all Letters of Credit (other than Letters of Credit that have been cash collateralized in a manner satisfactory to the applicable Issuing Bank or as to which other arrangements satisfactory to the applicable Issuing Bank have been made) and the termination of (and making of all payments due by the Loan Parties in connection with) all Secured Hedging Agreements (or the making of other arrangements reasonably acceptable to the applicable Qualified Counterparty), (y) that is (i) owned by, or is an Equity Interest in, a Restricted Subsidiary that (A) is converted into an Unrestricted Subsidiary in accordance with the terms hereof or (B) ceases to be a Wholly Owned Domestic Subsidiary as a result of a transaction permitted hereunder in accordance with the terms hereof (provided that, the release of any Lien pursuant to this subclause (B) on the property of or Equity Interests in any Person that was a Restricted Subsidiary on the Fourth Amendment Effective Date shall only be permitted if at the time such Person ceases to be a Wholly Owned Domestic Subsidiary (1) no Event of Default pursuant to paragraphs (b), (c), (g) or (h) of Article VII has occurred and is continuing or would otherwise result therefrom, (2) both immediately before and after the time on which the definitive documentation for the transaction pursuant to which such Person shall cease to be a Wholly Owned Domestic Subsidiary was entered and giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom and (3) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to cease to be a Wholly Owned Domestic Subsidiary, the Administrative Borrower is deemed to have made a new Investment in such Person (which such Person shall, for purposes of determining the permissibility of such Investment, be deemed not to be a Loan Party) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to any Borrower’s or any other Loan Party’s equity interest therein and such Investment is permitted pursuant to Section 6.04) or (ii) sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, in each case to a Person that is not an Affiliate of the Administrative Borrower (other than sales to Affiliates as a result of a transaction permitted hereunder in accordance with the terms hereof), or (z) subject to Section 9.08, if approved, authorized or ratified in writing by the Required Lenders or all Lenders (as applicable); (ii) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i); and (iii) release any Guarantor from its obligations under the Guarantee and Collateral Agreement or any other Security Documents if such Person ceases to be a Guarantor as a result of a transaction permitted hereunder (including the sale or other disposition of the Equity Interests of any Person, the conversion of a Restricted Subsidiary that is a Guarantor into an Unrestricted Subsidiary or if such Guarantor ceases to be a Wholly Owned Domestic Subsidiary pursuant to a transaction permitted hereunder in accordance with the terms hereof); provided that, such release pursuant to this clause (iii) of any Person that was a Guarantor on the Fourth Amendment Effective Date Guarantor as a result of such Person ceasing to be a Wholly Owned Domestic Subsidiary shall only be permitted if at the time such Person ceases to be a Wholly Owned Domestic Subsidiary (1) no Event of Default pursuant to paragraphs (b), (c), (g) or (h) of Article VII has occurred and is continuing or would otherwise result therefrom, (2) both immediately before and after the time on which the definitive documentation for the transaction pursuant to which such Person shall cease to be a Wholly Owned Domestic Subsidiary was entered and giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing or result therefrom and (3) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to cease to be a Wholly Owned Domestic Subsidiary, the Administrative Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.04 in an amount equal to the portion of the fair market value of the net assets of such Person attributable to any Borrower’s or any other Loan Party’s equity interest therein and such Investment is permitted pursuant to Section 6.04. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this paragraph or to release any Guarantor from the obligations under the Guarantee and Collateral Agreement or any other Security Document. The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Borrower in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

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Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee and Collateral Agreement, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax, or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the IRS or such other Governmental Authority.

Article IX

Miscellaneous

Section 9.01     Notices; Electronic Communications. Except in the case of notices and other communications expressly permitted to be given by telephone (and except for electronic communications provided below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a)          if to any Borrower, to the Administrative Borrower at 7200 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, Attention: Shai Even, Fax No. 301-657-5567, Email: Shai.Even@ envivabiomass.com, with a copy to Vinson & Elkins LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Tzvi Werzberger, Fax No. 917-849-5308, Email: twerzberger@velaw.com;

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(b)          if to the Administrative Agent, to Barclays Bank PLC, 745 Seventh Avenue, 27th Floor, New York, New York 10019, Attention: May Huang, Fax No. 212-526-5115, Email: may.huang@barclays.com and ltmny@barclays.com, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, Attention: Michele O. Penzer, Fax No. 212-751-4864, Email: michele.penzer@lw.com; and

(c)          if to a Lender, to it at its address (or fax number) set forth in the administrative questionnaire delivered to the Administrative Agent or in the Assignment and Acceptance or the Affiliated Lender Assignment and Acceptance, as applicable, pursuant to which such Lender shall have become a party hereto.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications, to the extent provided in the immediately following paragraph, shall be effective as provided in said paragraph.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notices may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the Administrative Agent and the Administrative Borrower.

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Each Borrower agrees that the Administrative Agent and the Collateral Agent may, but shall not be obligated to, make the Communications available to the Lenders and the Issuing Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” The Administrative Agent and the Collateral Agent and their respective Related Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Administrative Agent or the Collateral Agent or any of their respective Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or the Collateral Agent or any of their respective Related Parties have any liability to any Borrower or any Subsidiary, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s, any Subsidiary’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the Platform, other than as a result of the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. “Communications” means, collectively, any notice, demand, communication, information, document or other material that any Borrower or any Subsidiary provides to the Administrative Agent or the Collateral Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or the Collateral Agent or to any Lender or Issuing Bank by means of electronic communications pursuant to this Section 9.01, including through the Platform.

Each Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of any Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive Material Non-Public Information with respect to any Borrower, any Subsidiary or any of their securities) (each, a “Public Lender”). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, Collateral Agent, Lenders, and Issuing Banks to treat such Borrower Materials as not containing any Material Non-Public Information with respect to any Borrower, any Subsidiary or any of their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent and the Collateral Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be marked “PUBLIC”, unless the Administrative Borrower notifies the Administrative Agent promptly that any such document contains Material Non-Public Information: (1) the Loan Documents and (2) notification of changes in the terms of the Loan Documents.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to any Borrower, any Subsidiary or any of their securities for purposes of United States Federal or state securities laws.

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The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

Section 9.02        Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agents, the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless arrangements satisfactory to the applicable Issuing Bank shall have been made with respect to such Letter of Credit) and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 9.05 and Article VIII shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. Section 9.16 shall remain operative and in full force and effect until one year following the termination of this Agreement.

Section 9.03        Binding Effect. This Agreement shall become effective when it shall have been executed by the Administrative Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04        Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (x) neither Borrower may delegate, assign or otherwise transfer any of its rights, duties or obligations hereunder without the prior written consent of each Agent, each Issuing Bank and each Lender and any such attempted transfer or assignment without such consent shall be null and void and (y) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 9.04, (ii) by way of participation in accordance with the provisions of paragraph (f) of this Section 9.04, or (iii) by way of pledge or assignment of a security interest subject to the provisions of paragraph (i) of this Section 9.04. Nothing in this Agreement or the other Loan Documents, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the Protected Persons, Participants to the extent provided in paragraph (f) of this Section 9.04 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy, obligation, liability or claim under or by reason of this Agreement or the other Loan Documents.

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(b)          Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)          (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Class) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section 9.04 in the aggregate or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned and (B) in any case not described in paragraph (b)(i)(A) of this Section 9.04, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Acceptance (or Affiliated Lender Assignment and Acceptance) with respect to such assignment is delivered to the Administrative Agent, shall not be less than (x) $5,000,000 (or lesser amounts if agreed between the Administrative Borrower and the Administrative Agent) with respect to Revolving Credit Commitments and Revolving Loans and (y) $1,000,000 (or such lesser amounts if agreed between the Administrative Borrower and the Administrative Agent) with respect to the Term Loan Commitments and the Term Loans;

(ii)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, each of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and, so long as no Event of Default in respect of paragraphs (b), (c), (g) or (h) of Article VII has occurred and is continuing, the Administrative Borrower shall have consented to such assignment (which consent shall not be unreasonably withheld or delayed, and provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless the Administrative Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof);

(iii)        each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment and/or Loans assigned;

(iv)        in the case of the Revolving Credit Commitments and Revolving Loans, the prior consent of each Swing Line Lender and Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for all assignments;

(v)         the parties to each assignment shall either (A) execute and deliver to the Administrative Agent an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, in the case of clauses (A) and (B), together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about any Borrower, any Subsidiary or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms;

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(vi)        no such assignment shall be made (A) to the Administrative Borrower or any of the Administrative Borrower’s Affiliates or Subsidiaries (other than an assignment to (x) an Affiliated Lender pursuant to paragraph (k) of this Section 9.04 or (y) any Borrower pursuant to paragraph (l) of this Section 9.04) or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B);

(vii)       no such assignment shall be made to a natural Person; and

(viii)      in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities (and accrued interest thereon) then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each other Lender hereunder and the Borrowers and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance or an Affiliated Lender Assignment and Acceptance, as applicable, covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20, and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph (b) of this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 9.04.

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(c)          By executing and delivering an Assignment and Acceptance the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and Beneficial Owner of the interest being assigned thereby free and clear of any adverse claim and that its relevant Commitment, and the outstanding balances of its relevant Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Administrative Borrower or any Subsidiary or the performance or observance by the Administrative Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)          The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (such agency being solely for tax purposes), shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance and each Affiliated Lender Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Administrative Borrower, any Issuing Bank, the Collateral Agent and any Lender (solely with respect to any entry related to such Lender’s Loans and Commitments, and only at the office of the Administrative Agent), at any reasonable time and from time to time upon reasonable prior notice.

(e)          Upon its receipt of, and consent to, a duly completed Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, executed by an assigning Lender and an assignee, an administrative questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Administrative Borrower and each Issuing Bank and the Swing Line Lender to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance or Affiliated Lender Assignment and Acceptance, as applicable, and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

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(f)           Any Lender may at any time, without the consent of, or notice to, any Borrower, any Issuing Bank, any other Lender, the Collateral Agent or the Administrative Agent, sell participations to any Person (other than a natural Person or any Borrower or an Affiliate or Subsidiary) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.05(c) regardless of the sale by it of any participations. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver decreasing any fees payable to such Participant or the amount of principal of or the rate at which interest is payable on the Loans in which such Participant has an interest, extending any scheduled principal payment date or date fixed for the payment of interest or fees on the Loans or Commitments in which such Participant has an interest, increasing or extending the Commitments in which such Participant has an interest or releasing all or substantially all of the Collateral or any Guarantor (other than in connection with the disposition of such Guarantor in a transaction permitted by Section 6.05). Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 (subject to the requirements and limitations set forth therein, including the requirements under Section 2.20(e) (it being understood that the documentation under Section 2.20(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section 9.04 and (B) shall not be entitled to receive any greater payment under Sections 2.14, 2.16 or 2.20, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation or unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (such agency being solely for tax purposes), maintain at one or more of its offices a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights or obligations under the Loan Documents (each such register, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of any Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Loans or other rights or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

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(g)          Notwithstanding anything herein to the contrary, any Participant or sub-participant of a Participant that (i) is a Farm Credit Lender, (ii) has purchased a participation or a sub-participation, as applicable, in a minimum amount of $5,000,000, (iii) has been designated as a “Voting Participant” (a “Voting Participant”) in a notice (a “Voting Participant Notice”) sent by the relevant Lender or Voting Participant (including any existing Voting Participant) to the Administrative Agent and the Administrative Borrower and (iv) receives, prior to becoming a Voting Participant, the written consent of the Administrative Agent and the Administrative Borrower (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Participant were to become a Lender pursuant to an assignment in accordance with Section 9.04(b) and only if such Participant or sub-participant of a Participant is not an existing Voting Participant), shall, for so long as such Farm Credit Lender owns such participation or sub-participation and notwithstanding any sub-participation by such Farm Credit Lender to an entity that is not a Voting Participant, be entitled to vote as if such Voting Participant were a Lender on all matters subject to a vote by the Lenders and the voting rights of the selling Lender or Voting Participant (including any existing Voting Participant) shall be correspondingly reduced, on a dollar-for-dollar basis; provided, however, that if such Voting Participant has at any time failed to fund any portion of its participation or sub-participation when required to do so, then until such time as all amounts of its participation or sub-participation required to have been funded have been funded, such Voting Participant shall not be entitled to exercise its voting rights pursuant to the terms of this Section 9.04(g), and the voting rights of the selling Lender or Voting Participant shall not be correspondingly reduced by the amount of such Voting Participant’s participation or sub-participation (but shall be subject to the provisions applicable to Defaulting Lenders). To be effective, each Voting Participant Notice must, with respect to each Voting Participant, (A) state the full name, as well as all contact information required to be included by a prospective Lender in an Assignment and Assumption and (B) state the Dollar amount of the participation purchased by such Voting Participant. Any selling Lender (including any existing Voting Participant) and any selling or purchasing Voting Participant shall notify the Administrative Agent and the Administrative Borrower within three (3) Business Days of any termination, reduction or increase of the amount of such participation or sub-participation. The Borrowers and the Administrative Agent shall be entitled to conclusively rely on information contained in Voting Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Participant are solely for the benefit of such Voting Participant and shall not inure to any assignee, participant or sub-participant of such Voting Participant that is not a Farm Credit Lender.

(h)          Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers or the Subsidiaries furnished to such Lender by or on behalf of the Borrowers or the Subsidiaries; provided that, prior to any such disclosure of Information or other information designated by the Administrative Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(i)           Any Lender may at any time pledge or assign or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(j)           Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”) the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Each Borrower agrees that each SPV shall be entitled to the benefits of Sections 2.14, 2.16, and 2.20 (subject to the requirements and limitations set forth therein, including the requirements under Section 2.20(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such SPV (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under Section 9.04(b) and (B) shall not be entitled to receive any greater payment under Sections 2.14, 2.16, and 2.20 than its Granting Lender would have been entitled to receive, unless the grant of such option to the SPV is made with the Administrative Borrower’s prior written consent. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any Debtor Relief Law. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i)  without notice to, or the prior written consent of, any Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Administrative Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. Each Granting Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (such agency being solely for tax purposes), maintain at one or more of its offices a register on which it enters the name and address of each SPV and the principal amounts (and stated interest) of each SPV’s interest in the Loans or other rights or obligations under the Loan Documents (each such register, an “SPV Register”); provided that no Granting Lender shall have any obligation to disclose all or any portion of any SPV Register (including the identity of any SPV or any information relating to an SPV’s interest in any Loans or other rights or obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other right or obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in an SPV Register shall be conclusive absent manifest error.

(k)          Notwithstanding the foregoing or anything to the contrary set forth herein, so long as no Default or Event of Default has occurred and is continuing, any Lender may, at any time, assign all or a portion of its Term Loans and Term Loan Commitments under this Agreement to an Eligible Assignee who is or will become, after such assignment is completed, an Affiliated Lender, and any Eligible Assignee that is or will become, after such transaction is consummated, an Affiliated Lender may make Term Loans or Term Loan Commitments or purchase outstanding Term Loans or Term Loan Commitments under this Agreement subject to the following limitations:

(i)          Affiliated Lenders will not receive information provided solely to Lenders by the Administrative Agent, the Collateral Agent or any Lender and will not be permitted to attend, receive notice of or participate in meetings, including any Lender conference calls or meetings, attended solely by Lenders, the Administrative Agent or the Collateral Agent;

(ii)         the amount of Term Loans and Term Loan Commitments (after giving effect to their purchase) purchased by Affiliated Lenders may not exceed 25% of the then outstanding principal amount of the Term Loans and Term Loan Commitments;

(iii)        no Affiliated Lender shall be required to make any representation that it is not in possession of any Material Non-Public Information with respect to the Borrowers or their Subsidiaries or their respective securities that has not been disclosed to the Administrative Agent and Lenders that are not Public Lenders that may be material to a Lender’s decision to participate in such purchase or assignment as long as such Affiliated Lender shall, prior to such assignment or purchase, identify itself as an Affiliated Lender;

(iv)        all assignments by and to Affiliated Lenders shall be documented with an Affiliated Lender Assignment and Acceptance;

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(v)         upon request by the Administrative Agent in connection with any amendment or waiver pursuant to Section 9.08, each Borrower hereby agrees to deliver a schedule of all Affiliated Lenders within three (3) Business Days after written request therefor;

(vi)        the Administrative Agent shall have no obligation or liability to monitor or review any Affiliated Lender’s compliance with this Section 9.04(k) and each Affiliated Lender hereby agrees not to make or bring any claim, in its capacity as Lender, against the Administrative Agent, any other Agent or any Lender with respect to the duties and obligations of such Persons under this Agreement and the other Loan Documents;

(vii)       notwithstanding anything in Section 9.08 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (1) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (2) otherwise acted on any matter related to any Loan Document, or (3) directed or required any Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Affiliated Lenders shall be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter for purposes of calculating whether the Required Lenders have taken any actions; provided that (x) such Affiliated Lender shall be permitted to vote if such amendment, waiver or modification disproportionately affects such Affiliated Lender in its capacity as Lender as compared to other Lenders; (y) no amendment, modification or waiver shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis; and (z) such Affiliated Lender shall be permitted to vote if such amendment, modification or waiver would increase its commitment, extend or postpone the final maturity or scheduled date of amortization of its Loans, reduce the principal, interest or fees applicable to its Loans or release all or substantially all of the value of the Guarantees or release Liens on all or substantially all of the Collateral; and

(viii)      notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in the same proportion as non-Affiliated Lenders voting on such matter; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrowers.

(l)           Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, each Lender shall have the right at any time to sell, assign or transfer all or a portion of its Term Loans to the Administrative Borrower on a non pro rata basis, subject to the following limitations:

(i)          no Default or Event of Default has occurred and is then continuing, or would immediately result therefrom;

(ii)         the Administrative Borrower shall repurchase such Term Loans through either (x) conducting one or more modified Dutch auctions or other buy-back offer processes (each, an “Offer Process”) with a third party financial institution as auction agent to repurchase all or any portion of the applicable Class of Term Loans on a pro rata basis; provided that (A) notice of such Offer Process shall be made to all Term Loan Lenders in such Class and (B) such Offer Process is conducted pursuant to procedures mutually established by the Administrative Agent and the Administrative Borrower which are consistent with this Section 9.04(l) or (y) open market purchases on a non-pro rata basis;

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(iii)         with respect to all repurchases made by the Administrative Borrower pursuant to this Section 9.04(l), the Administrative Borrower shall not be required to make any representation that it is not in possession of any Material Non-Public Information with respect to the Borrowers or their Subsidiaries or their respective securities that has not been disclosed to the Administrative Agent and Lenders that are not Public Lenders that may be material to a Lender’s decision to participate in such purchase or assignment as long as the Administrative Borrower shall, prior to such assignment or purchase, identify itself as such;

(iv)        the Administrative Borrower shall not use the proceeds of any Revolving Loans or Swing Line Loans to acquire such Term Loans;

(v)         the assigning Lender and the Administrative Borrower shall execute and deliver to the Administrative Agent an Affiliated Lender Assignment Agreement; and

(vi)        following repurchase by the Administrative Borrower pursuant to this Section 9.04(l), the Term Loans so repurchased shall, without further action by any Person, be deemed immediately canceled for all purposes and no longer outstanding (and may not be resold by the Administrative Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, the remaining scheduled amortization payments relating to the Term Loans so repurchased shall be ratably reduced on account thereof. In connection with any Term Loans repurchased and canceled pursuant to this Section 9.04(l), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

Section 9.05        Expenses; Indemnity. (a) Each Borrower agrees to pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Swing Line Lender and each Issuing Bank in connection with the syndication of the Credit Facilities and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated), (ii) all reasonable documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swing Line Lender or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, an additional local counsel in each applicable jurisdiction, one specialist counsel for each applicable specialty and additional conflict counsel for each such affected Lenders or Agents or groups of affected Lenders or Agents, as applicable, in the event of any actual or perceived conflict of interest.

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(b)          Each Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Co-Syndication Agents and the Co-Documentation Agents, each Issuing Bank, the Swing Line Lender, each Lender and each Related Party of any of the foregoing Persons (each such Person, an “Protected Person”) against, and to hold each Protected Person harmless from, any and all losses, claims, damages, liabilities, Taxes and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Protected Person arising out of, in any way connected with, or as a result of (i) the Credit Facilities, the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder and, in their capacities hereunder or in connection with or related to this Agreement, the consummation of the Transactions and the other transactions contemplated thereby (including the syndication of the Credit Facilities), (ii) the use of the proceeds or the proposed use of proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Protected Person is a party thereto (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by any Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of the Subsidiaries; provided that the indemnity under this Section 9.05(b) shall not, as to any Protected Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the bad faith, gross negligence or willful misconduct of such Protected Person. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)          To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swing Line Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swing Line Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swing Line Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, outstanding Term Loans and unused Commitments at the time (in each case, determined as if no Lender were a Defaulting Lender).

(d)          To the extent permitted by applicable Law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto or any Protected Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)          The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

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Section 9.06    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates who is owed Obligations is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Person to or for the credit or the account of any Borrower or any other Loan Party against any of and all the obligations of any Borrower or any other Loan Party now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender, such Issuing Bank or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such other Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.07     Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE RULES OF THE “INTERNATIONAL STANDBY PRACTICES 1998” PUBLISHED BY THE INSTITUTE OF INTERNATIONAL BANKING LAW & PRACTICE (OR SUCH LATER VERSION THEREOF AS MAY BE IN EFFECT AT THE TIME OF ISSUANCE) SHALL APPLY TO SUCH LETTER OF CREDIT.

Section 9.08    Waivers; Amendments. (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)          Neither this Agreement, any other Loan Document (other than the Fee Letter) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the applicable Loan Party or Loan Parties party thereto and the Required Lenders (or, as applicable, the Administrative Agent or the Collateral Agent upon the direction of the Required Lenders); provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment or mandatory prepayment of any principal, interest or fees on any Loan or any date for reimbursement of an L/C Disbursement, or forgive, waive or excuse any such payment or any part thereof, or decrease the rate of interest (other than the Default Rate) or fees on any Commitment, Loan or L/C Disbursement, without the prior written consent of each Lender directly adversely affected thereby (for the avoidance of doubt, it is understood that only the consent of the Borrowers and the Required Lenders shall be necessary to waive, amend or modify any financial covenant hereunder (or any defined term used therein) even if the effect of such waiver, amendment or modification would be to reduce the rate of interest on any Loan, Letter of Credit or L/C Disbursement or to reduce any fee payable hereunder, in each case, to the extent such interest or fee is not yet accrued, due and payable), (ii) increase or extend the Commitment or decrease the amount of or extend the date for payment of any Fees or fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17 and/or Section 2.13(f), the provisions of Section 7.2 of the Guarantee and Collateral Agreement, the provisions of clause (x) of the first sentence of Section 9.04(a) or the provisions of this Section 9.08, release any Guarantor (other than in connection with the disposition of such Guarantor in a transaction permitted by Section 6.05), release all or substantially all of the Collateral, subordinate the Obligations under this Agreement or any other Loan Document to any other Material Indebtedness or subordinate the Liens on all or substantially all of the Collateral securing the Obligations to any Lien on such Collateral securing any other Material Indebtedness, in each case, without the prior written consent of each Lender, (iv) amend the provisions of Section 7.2 of the Guarantee and Collateral Agreement in a manner that directly and adversely affects any Qualified Counterparty, without the prior written consent of such Qualified Counterparty, (v) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (vi) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(j) without the written consent of such SPV, (vii) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender (it being understood that with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the Original Closing Date), or (viii) impose any additional restrictions on any Lender’s ability to assign any of its rights or obligations hereunder (including any amendment to Section 9.04) without the prior written consent of the Lenders adversely affected thereby; provided, however, that, notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to consent to any such amendment, modification or waiver, other than any such amendment, modification or waiver which affects the rights or obligations of a Defaulting Lender differently than the rights or obligations of the other Lenders or increases or extends the Commitment of, or forgives or decreases the principal amount of, or extends the maturity of any scheduled principal payment date or date for the payment of any interest on any Loan of, such Defaulting Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Swing Line Lender, or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Swing Line Lender or such Issuing Bank, as applicable.

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(c)          Notwithstanding the foregoing, (i) the Administrative Agent and the Borrowers may amend any Loan Document to (1) cure any ambiguity, omission, mistake, defect or inconsistency or (2) make any change that would provide an additional right or benefit to the Lenders or any Issuing Bank (and which is not adverse to any Lender or any Issuing Bank), so long as, in each case, such changes shall not be materially adverse to the Lenders and the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days following the date of such notice to the Lenders, written notice from (x) the Required Lenders stating that the Required Lenders object to such amendment or (y) if affected by such amendment, any Issuing Bank or the Swing Line Lender stating that it objects to such amendment and (ii) the Administrative Agent, the Borrowers, the Swing Line Lender and the Issuing Banks may amend this Agreement in accordance with Sections 2.24(k), 2.25 and 2.26 and (iii) the Fee Letter may be amended by the parties thereto in accordance with its terms. Notwithstanding anything to the contrary contained herein, any such amendments shall become effective without any further consent of any other party to such Loan Document.

(d)          In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a given Class (such loans to be refinanced, the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (“Replacement Term Loans”); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the final maturity date of such Refinanced Term Loans shall not be earlier than the final maturity date of the Refinanced Term Loans at the time of such refinancing, (d) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (e) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date.

Section 9.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10    Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Any other previous agreement among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Protected Persons and the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

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Section 9.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or in other electronic (e.g., “pdf” or “tif”) format shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Loan Documents, Assignment and Acceptance or Affiliated Lender Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 9.15    Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property (and, in the case of any Borrower, its Restricted Subsidiaries and their property) to the exclusive jurisdiction of any New York State court or the Federal court of the Southern District of New York, in each case located in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment (except to the extent the Collateral Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment), and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Loan Parties or their properties in the courts of any jurisdiction.

(b)          Each party hereto hereby irrevocably and unconditionally waives, on behalf of itself and the other Loan Parties, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or Federal court referred to in paragraph (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.16    Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees, controlling persons, and agents, including accountants, legal counsel and other advisors, including any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), including audits or examinations conducted by bank accountants or any governmental bank authority exercising examination or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16 or in accordance with standard syndication processes or customary market standards for dissemination of such Information, which shall in any event require “click through” or other affirmative actions on the part of the recipient to access such information, to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Administrative Borrower or any Subsidiary or any of their respective obligations or (iii) any other Lender, Agent or Affiliate of a Lender or Agent, (f) to rating agencies, (g) with the consent of the Administrative Borrower, (h) to the extent such Information is independently developed by such Person, (i) to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents and the Commitments; provided that such Person is advised of the provisions of this Section 9.16, or (j) to the extent such Information becomes publicly available or is received by such Person from a third party other than as a result of a breach of this Section 9.16; provided, unless specifically prohibited by applicable law or court order, each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders shall make reasonable efforts to notify the Administrative Borrower of any request or disclosure pursuant to clause (c) above prior to disclosure thereof (except with respect to any audit or examination conducted by bank accountants or regulatory authority exercising examination or regulatory authority). “Information” shall mean all information received from any Borrower and related to the Loan Parties or their respective businesses, other than any such information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a non-confidential basis prior to its disclosure by any Borrower; provided that, in the case of Information received from the Administrative Borrower after the Original Closing Date, such information shall be deemed confidential unless marked “PUBLIC” in accordance with Section 9.01. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

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Section 9.17    Lender Action. Each Lender agrees that it shall not take or institute any action or proceeding, judicial or otherwise, for any right or remedy against any Loan Parties under any Loan Document (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any of the Loan Parties, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent and the Collateral Agent. The provisions of this Section 9.17 are for the sole benefit of the Agents and the Lenders and shall not afford any right to, or constitute a defense available to, any of the Loan Parties.

Section 9.18    USA PATRIOT Act Notice. Each Lender, each Issuing Bank and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Loan Parties, which information includes the name and address of each Borrower and the other Loan Parties and other information that will allow such Lender, such Issuing Bank or the Administrative Agent, as applicable, to identify the Borrowers and the other Loan Parties in accordance with the USA PATRIOT Act.

Section 9.19    No Fiduciary Duty. The Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrowers and the Subsidiaries, equityholders and/or Affiliates.  Each Borrower hereby agrees, on behalf of itself and each of the other Loan Parties, that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrowers, the other Loan Parties, and their respective Subsidiaries, equityholders or Affiliates, on the other.  Each Borrower acknowledges and agrees, on behalf of itself and each of the other Loan Parties, that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrowers, the other Loan Parties, their respective equityholders and/or Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrowers, the other Loan Parties, and their respective Subsidiaries, equityholders or Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrowers, the other Loan Parties, or their respective management, equityholders, creditors or any other Person, (iii) it has consulted its own legal and financial advisors to the extent it has deemed appropriate and it is responsible for making its own independent judgment with respect to the Transactions and the process leading thereto, and (iv) it will not claim that any Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, Agent, Issuing Bank or Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to it in connection with such transaction or the process leading thereto, and agrees that each Arranger, Co-Syndication Agent, Co-Documentation Agent, Agent, Issuing Bank or Lender shall have no liability (whether direct or indirect) in respect of such a claim or to any other Person asserting such a claim on its behalf.

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Section 9.20    Affiliate Activities. Each Borrower acknowledges that (1) each Arranger, Co-Syndication Agent, Co-Documentation Agent, Agent, Issuing Bank and Lender (and their respective subsidiaries and Affiliates) is a full service securities firm engaged, either directly or through Affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals, (2) in the ordinary course of these activities, they may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own respective accounts and for the accounts of their respective customers and may at any time hold long and short positions in such securities and/or instruments, (3) such investment and other activities may involve securities and instruments of the Borrowers and their Subsidiaries and Affiliates, as well as of other entities and Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the Transaction contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Borrowers and their Affiliates, or (iii) have other relationships with the Borrowers and their Affiliates, (4) each Arranger, Co-Syndication Agent, Co-Documentation Agent, Agent, Issuing Bank and Lender (and their respective subsidiaries and Affiliates) may (i) provide investment banking, underwriting and financial advisory services to such other entities and Persons, or (ii) co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Borrowers and their Subsidiaries and Affiliates or such other entities and (5) the transactions contemplated by this Agreement and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this Section.

Section 9.21    Joint and Several Liability; Postponement of Subrogation. (a) The obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several and, as such, each Borrower shall be liable for all of such obligations of the other Borrower under this Agreement and the other Loan Documents. To the fullest extent permitted by law, the liability of each Borrower for the obligations under this Agreement and the other Loan Documents of the other Borrower shall be absolute, unconditional and irrevocable, without regard to (i) the validity or enforceability of this Agreement or any other Loan Document, any of the obligations hereunder or thereunder or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (ii) any defense, set-off or counterclaim which may at any time be available to or be asserted by the other Borrower or any other Person against any Secured Party or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the other Borrower or such Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the other Borrower for the obligations hereunder or under any other Loan Document, or of such Borrower under this Section 9.21, in bankruptcy or in any other instance. Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 9.21), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

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(b)          Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Agreement, by any payments made hereunder or otherwise, until the prior payment in full in cash of all of the obligations hereunder and under the other Loan Documents, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full in cash of all of the obligations hereunder and under the other Loan Documents, the termination or expiration of all Letters of Credit and the permanent termination of all Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and credited and applied against the obligations of the Borrowers, whether matured or unmatured, in such order as the Administrative Agent shall elect. In furtherance of the foregoing, for so long as any obligations of any Borrower hereunder, any Letters of Credit or any Commitments remain outstanding hereunder or under the other Loan Documents, each Borrower shall refrain from taking any action or commencing any proceeding against the other Borrower (or any of its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made in respect of the obligations hereunder or under the other Loan Documents of such other Borrower to any Secured Party.

(c)          The provisions of this Section 9.21 are made for the benefit of the Agents, the other Secured Parties and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of any Agent, any other Secured Party or any of their respective successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 9.21 shall remain in effect until all of the Obligations shall have been paid in full in accordance with the express terms of this Agreement. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 9.21 will forthwith be reinstated in effect, as though such payment had not been made.

(d)          Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans or Letters of Credit made or issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Agent or any other Secured Party under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by Law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Agent or any other Secured Party at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Agent or any other Secured Party in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or any other Secured Party with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable Laws or regulations thereunder, which might, but for the provisions of this Section 9.21 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 9.21, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 9.21 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 9.21 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, any Agent or any other Secured Parties.

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Section 9.22     Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as set forth in the following paragraph (b) with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.23    Certain ERISA Matters.

(a)          Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)          such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

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(iii)        (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)        such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)          In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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Exhibit B

Exhibit C-1- Form of Borrowing Request

[Intentionally Omitted]

Exhibit B

Exhibit C

Exhibit E- Form of Interest Election Notice

[Intentionally Omitted]